UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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SERVICESOURCE INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Fellow Stockholders:

You are cordially invited to join us for our 2020 annual meeting of stockholders, which will be held on May 14, 2020, at 3:00 p.m. Mountain Time. In light of public health concerns regarding the coronavirus (COVID-19) outbreak, the annual meeting will be held in a virtual format only. Holders of record of our common stock as of March 19, 2020 are entitled to notice of, and to vote at, the 2020 annual meeting.

The Notice of Annual Meeting of Stockholders and the proxy statement that follow describe the business to be conducted at the meeting and instructions on how to register to attend the meeting. We may also report on matters of current interest to our stockholders at that meeting.

We are pleased to be furnishing these materials to our stockholders via the internet. We believe this approach provides you with the information that you need while expediting your receipt of these materials, lowering our costs of delivery, and reducing the environmental impact of our annual meeting. If you would like us to send you printed copies of our proxy statement and accompanying materials, we will be happy to do so at no charge upon your request. For more information, please refer to the Notice of Internet Availability of Proxy Materials that we are mailing to you on or about April 1, 2020.

You are welcome to virtually attend the meeting. However, even if you plan to participate virtually, please vote your shares promptly and prior to the meeting to ensure they are represented at the meeting. You may submit your proxy by internet or telephone, as described in the following materials, or, if you request printed copies of these materials, by completing and signing the proxy or voting instruction card enclosed therein and returning it in the envelope provided. If you decide to participate in the meeting and wish to change your proxy, you may do so automatically by voting at the meeting, provided you follow the instructions on how to register to attend the meeting.

If your shares are held in the name of a broker, bank, trust or other nominee, you may be asked for proof of ownership of these shares to register to virtually participate in the meeting.

We thank you for your support.

Sincerely,

Gary B. Moore

Chief Executive Officer and Chairman

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

DATE:	May 14, 2020

TIME:	3:00 p.m., Mountain Time

PLACE:	Annual meeting to be held live via the internet – please visit www.proxydocs.com/SREV for more details. To attend the annual meeting, you must register in advance at www.proxydocs.com/SREV prior to the deadline of May 7, 2020 at 5:00 p.m. Mountain Time. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the meeting and you will have the ability to submit questions. Please be sure to follow the instructions found on your proxy card and/or voting instruction card and subsequent instructions that will be delivered to you via email.

RECORD DATE:	March 19, 2020

ITEMS OF BUSINESS:

1.	To elect the eight nominees for director as listed in this proxy statement;

2.

To authorize our board of directors, in its discretion, to amend our certificate of incorporation to effect a reverse stock split of our common stock in a ratio of not less than one-for-five and not more than one-for-ten, to be determined by the board of directors;

3.	To approve our 2020 Equity Incentive Plan;

4.	To approve, on an advisory basis, our 2019 executive compensation; and

5.	To ratify the appointment of Ernst & Young LLP as our independent auditor for fiscal 2020.

We also will transact any other business that may properly come before the meeting or at any adjournments thereof. We are not aware of any other business to come before the meeting at this time.

Only stockholders of record at the close of business on March 19, 2020, or their valid proxies, are entitled to participate in and vote at the meeting and any and all adjournments or postponements of the meeting.

Your vote is important. Whether or not you plan to attend the annual meeting, we encourage you read the proxy statement and to vote as promptly as possible. For specific instructions on how to vote your shares, please refer to the instructions in the section entitled “How to Vote” beginning on page 1 of the proxy statement.

By order of the board of directors,

Gary B. Moore

Chief Executive Officer and Chairman

Denver, Colorado

April 1, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2020: THIS PROXY STATEMENT AND SERVICESOURCE’S 2019 ANNUAL REPORT ON FORM 10-K ARE AVAILABLE AT IR.SERVICESOURCE.COM. ADDITIONALLY, AND IN ACCORDANCE WITH RULES OF THE U.S. SECURITIES AND EXCHANGE COMMISSION (“SEC”), YOU MAY ACCESS THESE MATERIALS AT WWW.PROXYDOCS.COM/SREV.

Page
PROXY SUMMARY	2

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	4
Role and Composition of the Board	4
Board Leadership Structure	4
Director Independence and Tenure	4
Board’s Role in Risk Oversight	5
Board Committees	5
Committee Composition	6
2019 Board Meetings	7
Executive Sessions of Independent Directors	8
Compensation Committee Interlocks and Insider Participation	8
Code of Business Conduct and Ethics	8
Considerations in Identifying and Evaluating Director Nominees	8
Process for Recommending Candidates to the Board of Directors	9
Director Attendance at Annual Meetings	9

COMPENSATION OF NON-EMPLOYEE DIRECTORS	10
2019 Director Compensation	11

PROPOSAL NUMBER 1 – ELECTION OF DIRECTORS	13
Board Structure	13
Information Regarding our Directors	13
Proposal 1 Required Vote	18
Proposal 1 Recommendation	18

PROPOSAL NUMBER 2 – VOTE TO AUTHORIZE THE BOARD OF DIRECTORS, IN ITS DISCRETION, TO AMEND OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT IN A RATIO OF NOT LESS THAN ONE-FOR-FIVE AND NOT MORE THAN ONE-FOR-TEN, TO BE DETERMINED BY THE BOARD OF DIRECTORS	19
Background	19
Criteria to be Used for Decision to Proceed with the Reverse Stock Split	19
Reasons for the Reverse Stock Split	20
Procedure for Effecting the Reverse Stock Split	20
Principal Effects of the Reverse Stock Split	20
Risks Associated with the Reverse Stock Split	22
Material United States Federal Income Tax Consequences of the Reverse Stock Split	23
Reservation of Right to Abandon Reverse Stock Split	24
Proposal 2 Required Vote	25
Proposal 2 Recommendation	25

PROPOSAL NUMBER 3 – VOTE TO APPROVE THE 2020 EQUITY INCENTIVE PLAN	26
Key Features of the 2020 Plan	26
Description of the 2020 Plan	27
Types of Awards	28
Other Terms	29
Certain Federal Tax Consequences	30
Proposal 3 Required Vote	32
Proposal 3 Recommendation	32

PROPOSAL NUMBER 4 – ADVISORY VOTE ON EXECUTIVE COMPENSATION	33
Compensation Philosophy and Programs	33
Proposal 4 Required Vote	33
Proposal 4 Recommendation	34

2020 Proxy Statement	1

2	2020 Proxy Statement

Proxy Statement

We are providing these proxy materials in connection with the solicitation by our board of directors of proxies to be voted at our 2020 annual meeting of stockholders, which will take place virtually on Thursday, May 14, 2020 at 3:00 p.m. As a stockholder, you are invited to attend the annual meeting and are requested to vote on the items of business described in this proxy statement. To attend the annual meeting, you must register in advance at www.proxydocs.com/SREV prior to the deadline of May 7, 2020 at 5:00 p.m. Mountain Time. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the meeting and you will have the ability to submit questions. Please be sure to follow the instructions found on your proxy card and/or voting instruction card and subsequent instructions that will be delivered to you via email.

This proxy statement and the accompanying proxy card, notice of annual meeting and voting instructions are being distributed and made available on or about April 1, 2020 to all stockholders of record entitled to vote at the annual meeting.

How To Vote

Even if you plan to attend the annual meeting, please vote as promptly as possible using one of the following voting methods. Make sure you have your proxy/voting instruction card in hand and follow the instructions. You can vote in advance in one of the following three ways – and in each case, votes must be received prior to when the polls are closed during the annual meeting:

VIA THE INTERNET	BY TELEPHONE	BY MAIL
Visit the website listed on your notice or proxy/voting instruction card and follow the instructions	Call the telephone number listed on your notice or proxy/voting instruction card and follow the instructions	Sign, date and return your proxy/voting instruction card in the enclosed envelope – if you did not receive one, you may request one by following the instructions in your notice

2020 Proxy Statement	1

  PROXY SUMMARY

Proxy Summary

This summary highlights information generally contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting.

Date, Time and Place of Meeting

Date:	May 14, 2020

Time:	3:00 p.m., Mountain Time

Place:	Annual meeting to be held live via the internet – please visit www.proxydocs.com/SREV for more details.

Record Date:	Stockholders of record as of the close of business on March 19, 2020 are entitled to attend, and to vote at, the annual meeting.

Admission Requirements:	To attend the annual meeting, you must register in advance at www.proxydocs.com/SREV prior to the deadline of May 7, 2020 at 5:00 p.m. Mountain Time. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the meeting and you will have the ability to submit questions. Please be sure to follow the instructions found on your proxy card and/or voting instruction card and subsequent instructions that will be delivered to you via email.

Voting Matters and Board Recommendations

The following proposals will be considered at the annual meeting:

		Board Recommendation	Page
Proposal 1	Election of directors	FOR each nominee	13
Proposal 2	Vote to authorize the board of directors, in its discretion, to amend our certificate of incorporation to effect a reverse stock split	FOR	19
Proposal 3	Vote to approve the 2020 Equity Incentive Plan	FOR	26
Proposal 4	Advisory vote to approve executive compensation	FOR	33
Proposal 5	Ratification of appointment of Ernst & Young LLP as independent registered public accounting firm	FOR	35

Other Matters

The management and board of directors of the Company know of no other matters to be brought before the meeting. If other matters are properly presented to the stockholders for action at the meeting or any adjournments or postponements thereof, it is the intention of the proxy holders named in this proxy to vote in their discretion on all matters on which the shares of common stock represented by such proxy are entitled to vote. The entire cost of this solicitation of proxies will be borne by the Company, including expenses incurred in connection with preparing, assembling and mailing the Notice. The Company may reimburse brokers or persons holding stock in their names or in the names of their nominees for their expenses in sending the proxy materials to beneficial owners who request paper copies. Certain officers, directors and regular employees of the Company, who will receive no extra compensation for their services, may solicit proxies by mail, telephone, facsimile, email or personally.

2	2020 Proxy Statement

  PROXY SUMMARY

Corporate Governance Practices at a Glance

Annual Election of Directors	✓
Majority Voting with Resignation in Non-Contested Elections	✓
Independent Directors Meet in Executive Session without Management Present	✓
Code of Conduct for Directors, Officers and Employees	✓
Clawback Policy	✓

Board Role in Risk Oversight	✓

Stock Ownership Guidelines for Named Executive Officers and Directors	✓

Anti-Hedging and Pledging Policy	✓

Executive Compensation Pay for Performance Metrics	✓

Say on Pay Engagement and Responsiveness	✓

Board of Directors Overview

The members of our board of directors as of March 12, 2020 are:

Board Member	Independent	Director Since	Committees

Robert G. Ashe*	✓	2013

Andrew M. Baker	✓	2020	Audit, Nominating and Corporate Governance

Bruce W. Dunlevie*	✓	2004

John R. Ferron	✓	2019	Audit (Chair), Compensation

John R. Harris**	✓	2019	Compensation

Thomas F. Mendoza*	✓	2011

John A. Meyer	✓	2020	Nominating and Corporate Governance (Chair), Audit

Gary B. Moore***		2016

Jane Okun Bomba	✓	2020	Compensation (Chair), Audit

Robin L. Smith	✓	2020	Nominating and Corporate Governance

Richard G. Walker		2017

*	Messrs. Ashe, Dunlevie and Mendoza have not been nominated for re-election at the annual meeting.
**	Lead independent director.
***	Chairman of the board of directors.

2020 Proxy Statement	3

  BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Role and Composition of the Board

As of March 12, 2020, our board of directors is composed of eleven members. Upon the recommendation of our nominating and corporate governance committee, we are nominating Andrew M. Baker, John R. Ferron, John R. Harris, John A. Meyer, Gary B. Moore, Jane Okun Bomba, Robin L. Smith, and Richard G. Walker for re-election to our board of directors. If re-elected Ms. Okun Bomba, Dr. Smith, and Messrs. Baker, Ferron, Harris, Meyer, Moore, and Walker will each hold office for a one (1) year term until our annual meeting of stockholders to be held in 2021.

Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. Our board of directors is responsible for, among other things, overseeing the conduct of our business, reviewing and, where appropriate, approving our long-term strategic, financial and organizational goals and plans, and reviewing the performance of our Chief Executive Officer and other members of senior management.

Board Leadership Structure

Chairperson of the Board

Our board of directors currently has no established policy on whether the roles of Chief Executive Officer and Chairperson of the board of directors should be separated. Our board of directors believes that it is most appropriate to make that determination based on the Company’s circumstances. In December 2018, in connection with Mr. Moore’s appointment as our Chief Executive Officer, our board of directors determined that the most effective leadership model for the Company is for Mr. Moore to serve as both Chairman and Chief Executive Officer. The board of directors believes its current structure is functioning effectively. The board of directors does not believe that introducing a separate Chairman at this time would provide appreciably better direction for the Company.

Lead Independent Director

Mr. Harris is our lead independent director. As our lead independent director, he is responsible for helping to set the agendas for board meetings, coordinating the activities of the independent directors and presiding over board meetings if the chairperson is absent. In addition, the lead independent director presides over executive sessions without the presence of the non-independent directors or members of the Company’s management from time to time as deemed necessary or appropriate. The role given to the lead independent director helps ensure a strong, independent and active board of directors.

Director Independence and Tenure

Under the rules of the Nasdaq Stock Market LLC (“Nasdaq”), where our common stock trades, independent directors must constitute a majority of a listed company’s board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries, or be an affiliated person of the listed company or any of its subsidiaries.

4	2020 Proxy Statement

  BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that none of the following non-employee directors has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of Nasdaq: Ms. Okun Bomba, Dr. Smith, and Messrs. Baker, Ferron, Harris, Meyer, Moore, and Walker. Our board of directors also determined each of the members of our audit committee, our compensation committee, and our nominating and corporate governance committee satisfy the independence standards for those committees established by the applicable rules and regulations of the SEC and Nasdaq.

In making these determinations, our board of directors considered the relationships that each non-employee director has with our Company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

The independence and tenure of our nominees for director at the annual meeting are as follows:

Board’s Role in Risk Oversight

Our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. Our senior management is responsible for assessing and managing our risks on a day-to-day basis.

•

Our audit committee oversees and reviews with management our policies with respect to risk assessment and risk management and our significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures.

•	Our nominating and corporate governance committee reviews and recommends corporate governance policies and practices to reduce the risk of wrongdoing and to promote good corporate governance.

•	Our compensation committee reviews our executive and non-executive compensation programs and practices to design compensation not to encourage unnecessary or excessive risk-taking.

Each of our committees reports to the full board of directors with respect to these matters, among others.

At periodic meetings of the board of directors and its committees and in other meetings and discussions, management reports to and seeks guidance from the board of directors and its committees with respect to the most significant risks that could affect our business, such as legal, compliance, financial, tax and audit related risks. In addition, among other matters, management provides our audit committee periodic reports on our compliance programs and efforts.

Board Committees

Our board of directors has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. The composition, as of March 12, 2020, and primary responsibilities of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors.

2020 Proxy Statement	5

  BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Committee Composition

The composition of the committees of our board of directors as of March 5, 2020 is as follows:

Committee

Board Member	Audit	Compensation	Nominating and Corporate Governance
Robert G. Ashe*(1)
Andrew M. Baker*	M		M
Bruce W. Dunlevie*
John R. Ferron*(1)(2)	C	M
John R. Harris*(1)		M
John A. Meyer*(1)	M		C
Thomas F. Mendoza*
Gary B. Moore
Jane Okun Bomba*(1)	M	C
Robin L. Smith*			M
Richard G. Walker
Total Number of Meetings during 2019	8	6	3

* Independent Director

M Member

C Chair

(1) Financially sophisticated under Nasdaq rules.

(2) Audit committee financial expert as defined under SEC regulations.

During fiscal 2019, Messrs. Ashe, Ferron, Harris and Madhu Ranganathan served on our audit committee, Messrs. Dunlevie and Mendoza served on our compensation committee, and Messrs. Ashe and Mendoza, and Ms. Ranganathan served on our nominating and corporate governance committee.

Audit Committee

Our audit committee oversees our corporate accounting and financial reporting processes and each committee member meets the financial literacy requirements under applicable rules and regulations of the SEC and Nasdaq.

Our audit committee operates under a written charter approved by our board of directors. The charter is available on our website at www.servicesource.com in the Corporate Governance section of our investor relations webpage.

Members (all independent)* John R. Ferron (Chair) Andrew M. Baker John A. Meyer Jane Okun Bomba

* Each of our audit committee members is “financially sophisticated” under Nasdaq rules. Mr. Ferron is our audit committee financial expert under SEC rules.

Our audit committee is responsible for, among other things:

•	evaluating our independent registered public accounting firm’s qualifications, independence and performance and approving the audit and non-audit services performed by our independent auditors;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviewing the adequacy and effectiveness of our internal control policies and procedures;

•

discussing the scope and results of the audit with the independent registered public accounting firm and reviewing our interim and year-end operating results with management and the independent auditors;

•	preparing the audit committee report that the SEC requires in our annual proxy statement; and

•	reviewing annually the audit committee charter and the committee’s performance.

6	2020 Proxy Statement

  BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Compensation Committee

Our compensation committee reviews and recommends policies relating to the compensation and benefits of our officers and employees and each committee member meets the definition of outside directors under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and also qualifies as a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

Our compensation committee operates under a written charter approved by the board of directors. The charter is available on our website at www.servicesource.com in the Corporate Governance section of our investor relations webpage.

Members (all independent) Jane Okun Bomba (Chair) John R. Ferron John R. Harris

Our compensation committee is responsible for, among other things:

•	overseeing our compensation policies, plans and benefit programs, including the approval of stock grants;

•

reviewing and approving for our executive officers: the annual base salary, the annual incentive bonus, including the specific goals and amount, equity compensation, employment agreements, severance arrangements and change of control arrangements and any other benefits, compensation or arrangements;

•	preparing the compensation committee report that the SEC requires to be included in our annual proxy statement;

•	administering, reviewing and making recommendations with respect to our equity compensation plans; and

•	reviewing annually the compensation committee charter and the committee’s performance.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee oversees and assists our board of directors in reviewing and recommending nominees for election as directors.

Our nominating and corporate governance committee operates under a written charter approved by the board of directors. The charter is available on our website at www.servicesource.com in the Corporate Governance section of our investor relations webpage.

Members (all independent) John A. Meyer (Chair) Andrew M. Baker Robin L. Smith

Our nominating and corporate governance committee is responsible for, among other things:

•	evaluating and making recommendations regarding the organization and governance of our board of directors and its committees;

•	establishing procedures for the submission of candidates for election to our board of directors (including recommendations by stockholders of the Company);

•	establishing procedures for identifying and evaluating nominees for director;

•	creating a succession plan in the event of key executive departures;

•	assessing the performance of members of our board of directors and making recommendations regarding committee and chair assignments; and

•	recommending desired qualifications for board membership and conducting searches for potential board members.

2019 Board Meetings

During 2019, our board of directors met eight times. Each of our incumbent directors attended or participated in at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the time he or she was a member of such committee in 2019.

2020 Proxy Statement	7

  BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Executive Sessions of Independent Directors

Independent members of our board of directors convene executive sessions without the presence of our non-independent directors or members of the Company’s management from time to time as deemed necessary or appropriate. Messrs. Moore and Walker, as executive officers of the Company, do not attend these executive sessions.

Compensation Committee Interlocks and Insider Participation

Messrs. Dunlevie and Mendoza served as members of our compensation committee during 2019. The current members of our compensation committee are Ms. Okun Bomba, and Messrs. Ferron and Harris. None of the members of our compensation committee is, or was during 2019, an officer or employee of ours. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Code of Business Conduct and Ethics

We are committed to the highest standards of integrity and ethics in the way we conduct our business. Accordingly, we adopted a Code of Business Conduct and Ethics that applies to our board of directors, officers and employees, including our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and other executive and senior financial officers. Our Code of Business Conduct and Ethics establishes our policies and expectations with respect to a wide range of business conduct, including preparation and maintenance of financial and accounting information, compliance with laws and conflicts of interest.

Under our Code of Business Conduct and Ethics, each of our employees, officers and directors is required to report suspected or actual violations to the extent permitted by law. In addition, we have adopted separate procedures concerning the receipt and investigation of complaints relating to accounting or audit matters. These procedures have been adopted and are administered by our audit committee.

Our Code of Business Conduct and Ethics is available on our website at www.servicesource.com in the Corporate Governance section of our investor relations webpage. We will disclose on our website any amendments to the Code of Business Conduct and Ethics, as well as any waivers of the Code of Business Conduct and Ethics, that are required to be disclosed by the SEC or Nasdaq rules.

Considerations in Identifying and Evaluating Director Nominees

In its evaluation of director candidates, including the members of the board of directors eligible for re-election, our nominating and corporate governance committee will consider the following:

•	the current size and composition of our board of directors and the needs of the board of directors and its respective committees;

•

factors such as character, integrity, judgment, age, independence, skills, education, expertise, business acumen, business experience, length of service, understanding of our business and other commitments and the like, without assigning any particular weighting or priority to any of these factors;

•

diversity of skills, backgrounds, experience, age, gender, sexual orientation and identification, cultural and ethnic composition of the board of directors and the candidate, and historically under-represented groups that are most appropriate to the Company’s long-term business needs; and

•	other factors that our nominating and corporate governance committee may consider appropriate.

Our nominating and corporate governance committee requires the following minimum qualifications to be satisfied by any nominee for a position on the board of directors:

•	the highest personal and professional ethics and integrity;

•	proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

8	2020 Proxy Statement

  BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

•	skills that are complementary to those of the existing board of directors;

•	the ability to assist and support management and make significant contributions to our success; and

•

an understanding of the fiduciary responsibilities that are required of a member of the board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

If our nominating and corporate governance committee determines that an additional or replacement director is required, the nominating and corporate governance committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the nominating and corporate governance committee, board of directors or management.

Process for Recommending Candidates to the Board of Directors

Our nominating and corporate governance committee is responsible for, among other things, determining the criteria for membership to our board of directors and recommending candidates for election to the board of directors.

It is our nominating and corporate governance committee’s policy to consider candidates recommended by such stockholders in the same manner as candidates recommended to the committee from other sources. See “Stockholder Proposals – Director Candidate Recommendations and Director Candidate Nominations.”

Director Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, directors to attend. The 2019 annual meeting of Stockholders was attended by Messrs. Moore and Walker.

2020 Proxy Statement	9

  COMPENSATION OF NON-EMPLOYEE DIRECTORS

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Under our current program, our non-employee directors receive the following compensation for board service:

Non-employee directors	$40,000 annual cash retainer $150,000 annual equity retainer(1)
Lead independent director	—
Audit committee	$20,000 annual chairmanship retainer $10,000 annual membership retainer
Compensation committee	$10,000 annual chairmanship retainer $5,000 annual membership retainer
Nominating and governance committee	$5,000 annual chairmanship retainer $3,000 annual membership retainer

(1)

Granted in the form of restricted stock units (“RSUs”) calculated by dividing the dollar value by the average closing price of the Company’s common stock on the Nasdaq market for the 20 trading days ending on the Friday prior to the grant date, not to exceed 100,000 RSUs. The annual grant vests in full on the first anniversary of the grant date.

In January 2019, pursuant to our then-current non-employee director compensation program, we granted 75,000 RSUs and 25,000 stock options to purchase our common stock to Mr. Ferron upon his appointment to the board of directors. These grants vest over two years in two equal annual installments from the grant date.

In June 2019, pursuant to our then-current non-employee director compensation program, we granted 50,000 RSUs to two of our then non-employee directors (Mr. Ferron and Ms. Ranganathan). Mr. Ferron’s grant vests on the earlier of (i) the date of our 2020 annual meeting of stockholders, or (ii) June 3, 2020, and was calculated based on $50,000 in value using our 90-day average share price prior to the 2019 annual meeting. Ms. Ranganathan resigned from our board of directors in July 2019 and as a result, her unvested RSUs were forfeited.

Messrs. Ashe, Dunlevie, and Mendoza declined the annual grant for non-employee directors in 2019. In addition, Mr. Dunlevie declined all compensation from May 14, 2019 onward.

In July 2019, pursuant to our then-current non-employee director compensation program, we granted 75,000 RSUs and 25,000 stock options to purchase our common stock to Mr. Harris upon his appointment to the board of directors. These grants vest over two years in two equal annual installments from the grant date.

The 2011 Equity Incentive Plan provides that in the event we merge with or into another corporation or undergo a change of control, as defined in the 2011 Equity Incentive Plan, the successor corporation or its parent or subsidiary may assume or substitute an equivalent award for each outstanding award under the 2011 Equity Incentive Plan. If there is no assumption or substitution of the outstanding award, or if the director is terminated or asked to resign by the successor corporation, then all outstanding but unvested awards will become fully vested and exercisable. If our 2020 Plan (as defined in Proposal 3 below) is approved at the annual meeting, the change of control provisions contained in the 2020 Plan will govern any awards made under that plan.

10	2020 Proxy Statement

  COMPENSATION OF NON-EMPLOYEE DIRECTORS

2019 Director Compensation

The following table sets forth information regarding compensation paid or accrued for services rendered to us by our non-employee directors during the year ended December 31, 2019:

Name	Fees Earned or Paid in Cash	Stock Awards(1)		Total
Robert G. Ashe	$47,500	$—	(2)	$47,500
Bruce W. Dunlevie	$17,403	$—	(2)	$17,403
John R. Ferron	$39,522	$140,400	(3)(4)	$179,922
John R. Harris	$18,037	$80,995	(5)	$99,032
Thomas F. Mendoza	$45,000	$—	(2)	$45,000
Christopher M. Carrington	$7,389	$—	(6)	$7,389
Madhu Ranganathan	$26,678	$51,500	(4)(7)	$78,178

(1)

The amount in this column reflects the grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Codification 718, (“FASB ASC Topic 718”). The amount does not necessarily correspond to the actual value recognized by the non-employee director. The assumptions used for calculating the grant date fair value are consistent with the valuation methodologies specified in the notes to our Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2019.

(2)	Messrs. Ashe, Dunlevie, and Mendoza declined the annual non-employee director grant.
(3)

Includes awards of RSUs and stock options to purchase our common stock granted January 22, 2019, vesting in two equal annual installments commencing on January 22, 2020 provided that Mr. Ferron continues to serve on our board of directors as of such vesting dates.

(4)

Includes an RSU award made on June 3, 2019 vesting on the earlier of (i) the date of the 2020 annual meeting of stockholders, or (ii) June 3, 2020, provided the applicable director continues to serve on our board of directors as of such vesting dates.

(5)

This amount represents awards of RSUs and stock options to purchase our common stock granted July 8, 2019, vesting in two equal annual installments beginning on July 8, 2020, provided Mr. Harris continues to serve on our board of directors as of such vesting dates.

(6)	Mr. Carrington was not nominated for re-election to our board of directors at the 2019 annual meeting, and as a result, was not issued an RSU award and all unvested RSUs were forfeited.
(7)	Ms. Ranganathan resigned from our board of directors in July 2019 and as a result, her unvested RSUs were forfeited.

The aggregate number of shares subject to outstanding stock options and RSUs as of December 31, 2019 for each non-employee director was as follows:

Name	Aggregate Number of Stock Options Outstanding as of December 31, 2019		Aggregate Number of Stock Awards Outstanding as of December 31, 2019
Robert G. Ashe	75,000	(1)	—
Bruce W. Dunlevie	—		—
John R. Ferron	25,000	(2)	125,000	(4)
John R. Harris	25,000	(3)	75,000	(3)
Thomas F. Mendoza	—		—
Christopher M. Carrington	—		—
Madhu Ranganathan	—		—

(1)	Stock options have a strike price of $6.73 and are fully vested and immediately exercisable.
(2)	The award vests in two equal annual installments commencing January 22, 2020, provided Mr. Ferron continues to serve on our board of directors as of such vesting dates.

2020 Proxy Statement	11

  COMPENSATION OF NON-EMPLOYEE DIRECTORS

(3)	The award vests in two equal annual installments commencing July 8, 2020, provided Mr. Harris continues to serve as board of directors as of the vesting dates.
(4)

Consists of 75,000 RSUs that vest in two equal annual installments commencing January 22, 2020 and 50,000 RSUs that vest on the earlier of (i) the date of our 2020 annual meeting of stockholders, or (ii) June 3, 2020. Both grants vest provided that Mr. Ferron continues to serve on our board of directors as of such vesting dates.

12	2020 Proxy Statement

  PROPOSAL NUMBER 1

PROPOSAL NUMBER 1 Election of Directors

Board Structure

Our board of directors is currently composed of eleven members, who serve one-year terms.

Our bylaws provide for a majority voting standard for the election of directors in uncontested elections. In order for a nominee to be elected in an uncontested election, the number of votes cast “for” such nominee’s election must exceed the number of votes cast “against” that nominee. Broker non-votes and abstentions will have no effect on the outcome of the election.

Our majority voting standard includes a policy that if a director nominee does not receive majority support of the votes cast, his or her resignation will be automatically submitted to the board of directors for their consideration. The board of directors may then, in its discretion, determine whether to accept or reject such resignation.

Information Regarding our Directors

Our nominating and corporate governance committee recommended, and our board of directors nominated, Ms. Okun Bomba, Dr. Smith, and Messrs. Baker, Ferron, Harris, Meyer, Moore, and Walker as nominees for election as directors at the 2020 annual meeting to hold office for a one-year term until our annual meeting of stockholders to be held in 2021.

Ms. Okun Bomba, Dr. Smith, and Messrs. Baker, Ferron, Harris, Meyer, Moore, and Walker have agreed to serve if elected, and management has no reason to believe that any of the nominees will be unavailable to serve. In the event one of the nominees is unable or declines to serve as a director at the time of the 2020 annual meeting, proxies will be voted for any nominee who may be proposed by the nominating and corporate governance committee and designated by the present board of directors to fill the vacancy.

The following table sets forth the names, ages and positions of our director nominees as of March 5, 2020:

Andrew M. Baker

Independent Director Director, ServiceSource International, Inc. Age: 64 Director since 2020 Audit Committee Nominating and Corporate Governance Committee

Andrew M. Baker has served as a member of our board of directors since February 2020. Mr. Baker is the immediate past Managing Partner of Baker Botts, an Am Law 100 law firm with operations in 14 cities across the United States, Europe, the Middle East and Asia Pacific, a role he held from April 2012 until April 2019. Mr. Baker retired from Baker Botts at the end of 2019 pursuant to the firm’s mandatory retirement policy. Prior to leading Baker Botts, Mr. Baker was a practicing attorney for 33 years, working closely with a number of Fortune 100 companies as a strategic and trusted advisor. He worked closely with, helped build consensus among, or negotiated with, boards, investors and counter parties, and as a result enjoyed a broad portfolio of clients. Since April 2019, he has served the board of directors of private equity-backed McLarens, a global loss adjusting company. Mr. Baker received his Bachelor of Arts degree from State University of New York at Albany and his Juris Doctor degree from Cornell Law School.

Board Skills and Qualifications

We believe that Mr. Baker possesses several unique attributes that qualify him to serve on our board of directors, including his experience of successfully running a complex business operating around the globe, his background in law, mergers and acquisitions, and significant experience in the technology, and professional service sectors. His experience as global Managing Partner of an AM Law 100 firm contribute to the board of directors’ determination that he is financially sophisticated under Nasdaq rules, which qualifies Mr. Baker to serve as a member of our audit committee.

2020 Proxy Statement	13

  PROPOSAL NUMBER 1

John R. Ferron

Independent Director Director, ServiceSource International, Inc. Age: 55 Director since 2019 Audit Committee (Chair) Compensation Committee

John R. Ferron joined our board of directors in January 2019. He is an executive leader, board member, and operating advisor with more than 30 years of experience in the technology industry, including IT and security-related infrastructure software, semiconductors, computing and storage, and video conferencing. Mr. Ferron served as Chief Executive Officer and board member of Resolve Systems, an enterprise-wide automation and orchestration platform for IT, network and security incident resolution and a portfolio company of Insight Venture Partners, from July 2018 to January 2020. Previous to Resolve Systems, Mr. Ferron spent more than a decade as an operating advisor with Clearlake Capital Group, L.P., a leading private investment firm, where he served as an executive for several Clearlake portfolio companies, including serving from February 2017 to June 2018 as Executive Chairman at Ivanti, an IT service management software vendor formed by the $1.6 billion merger of LANDesk and Heat Software, where Ferron served as Chief Executive Officer from January 2016 to February 2018. Mr. Ferron also served from October 2014 to January 2016 as President and Chief Executive Officer at NetMotion Software, a Clearlake mobile performance management software vendor that was sold to Carlyle Group in 2016. From April 2008 to September 2014, he served as President and Chief Executive Officer of Purple Communications, a leading technology-enabled professional interpreting and communication assistance services provider formed by the merger of five companies under Mr. Ferron’s leadership. Earlier in his career, he spent more than 15 years in senior finance leadership roles at companies including Kinetics Holding Corporation, Compaq Computer, and Science Applications International Corporation. In addition to ServiceSource, Mr. Ferron also serves on the board of directors for Resolve Systems, Ivanti, and Provation Medical. He holds a Master of Science in Tax and Financial Planning from San Diego State University and a Bachelor of Science in Business Management from Northern Arizona University.

Board Skills and Qualifications

We believe that Mr. Ferron possesses specific attributes that qualify him to serve as a member of our board of directors. In particular, Mr. Ferron has experience as Chief Executive Officer, and he has extensive experience running technology service companies on behalf of Clearlake Capital Group. Mr. Ferron also has experience in mergers and acquisitions at several other technology companies and served as a private company Chief Financial Officer, which experiences contribute to the board of directors’ determination that he is our audit committee financial expert under SEC rules.

14	2020 Proxy Statement

  PROPOSAL NUMBER 1

John R. Harris

Lead Independent Director Director, ServiceSource International, Inc. Age: 71 Director since 2019 Compensation Committee

John R. Harris joined the ServiceSource Board in July 2019 and has been our Lead Independent Director since December 2019. He is a veteran investor, advisor and operator in the information technology and business process outsourcing industries with more than 35 years of experience in Chief Executive Officer and senior executive positions. Since January 2006, Mr. Harris has served on the board of directors of The Hackett Group, Inc. (Nasdaq: HCKT). From February 2006 to October 2009, he served as the President and Chief Executive Officer of eTelecare Global Solutions, a global provider of outsourced customer care services. From December 2003 to January 2005, Mr. Harris served as Chief Executive Officer of Seven Worldwide Inc., a digital content management company. Additionally, he has served as Chief Executive Officer and President of Delinea Corporation, Chief Executive Officer and President of Exolink, and Chairman and Chief Executive Officer of Ztango. Earlier in his career, Mr. Harris spent twenty-five years with Electronic Data Systems (EDS), during which he held a variety of executive leadership positions including Group Executive and President of EDS’ four strategic business units serving the telecommunications and media industries. In addition to ServiceSource, he also serves on the board of Mobivity Holdings Corp. (OTCQB: MFON). Mr. Harris holds a Master of Business Administration and a Bachelor of Business Administration from the University of West Georgia and is on the Board of Advisors to the Richardson School of Business.

Board Skills and Qualifications

We believe that Mr. Harris possesses unique attributes that qualify him to serve on our board of directors and as our Lead Independent Director, including his experience as Chief Executive Officer and in senior executive positions in the information technology industry and the outsourced customer care space. His experience as Chief Executive Officer of multiple companies and roles in strategic leadership qualify him for a leadership role as well as service on our board of directors.

John A. Meyer

Independent Director Director, ServiceSource International, Inc. Age: 63 Director since 2020 Compensation Committee Audit Committee Nominating and Corporate Governance Committee (Chair)

John A. Meyer has served as a member of our board of directors since February 2020. Mr. Meyer was the Executive Chairman of Arise Virtual Solutions Inc., until its successful exit to Warburg Pincus in December 2019. Arise Virtual Solutions is a leading virtual solutions company, which Mr. Meyer joined as Chief Executive Officer in August 2011 to drive the organization’s growth, set the strategic vision and manage the global operations of the business. During his tenure there, Arise doubled in size and profitability. In 2013, he was selected as mid-market Chief Executive Officer of the year by CEO Connections. Prior to joining Arise in 2011, Mr. Meyer served as Chief Executive Officer and President of Acxiom Corporation (Nasdaq: ACXM), a $1.1 billion global interactive marketing services company with more than 6,500 employees. He also served as President of the Global Services group of Alcatel-Lucent (NYSE: ALU) for five years, where he was responsible for more than $6 billion in annual revenue and the management of more than 20,000 people. Prior to joining Lucent, Mr. Meyer spent almost 20 years in a number of high-profile positions at Electronic Data Systems (EDS), including Chairman of the Europe, Middle East and Africa (EMEA) Operating Team, President of the Financial Services/Credit Services Divisions, and Chief Information Officer for the company’s GMAC business. His experience at EDS was marked by numerous successes, including doubling revenue in EMEA from $3.6 billion to $7.2 billion in four years. Before entering the business world, Mr. Meyer served as an intercontinental ballistic missile flight commander and was selected as a captain in the U.S. Air Force. Mr. Meyer holds a Bachelor of Science in management from Pennsylvania State University and an Master in Business Administration in Quantitative Methods with honors from the University of Missouri.

Board Skills and Qualifications

We believe that Mr. Meyer possesses specific attributes that qualify him to serve on our board of directors. In particular, he is financially sophisticated, and has over 30 years of multi-industry strategic leadership experience with large publicly traded organizations and building high growth organizations in both the United States and internationally.

2020 Proxy Statement	15

  PROPOSAL NUMBER 1

Gary B. Moore

Chairman and Chief Executive Officer, ServiceSource International, Inc. Age: 70 Director since 2016

Gary B. Moore has served as our Chief Executive Officer since December 2018, as the Executive Chairman of our board of directors since November 2018, and as a member of our board of directors since November 2016. He served from October 2012 to June 2015 as President and Chief Operating Officer of Cisco Systems, Inc., a global leader in networking and connectivity with more than $49 billion revenue and over 70,000 employees across more than 400 offices worldwide. Prior to his promotion to this role, Moore was named the first Chief Operating Officer in Cisco’s history in 2011, and joined Cisco in 2001 as Senior Vice President of the Advanced Services Division and ultimately went on to lead Cisco Global Services. Prior to joining Cisco, Moore was President and Chief Executive Officer of Netigy, a network consulting business. Moore began his career in 1973 at Electronic Data Systems (EDS) where he held a number of executive roles over a 26-year career. Additionally, Moore was a member of EDS’s Global Operations Council where he was responsible for multiple business units, including manufacturing, retail and distribution customers globally. Moore also led the formation of EDS’s joint venture with Hitachi Limited, Hitachi Data Systems, and served as its President and Chief Executive Officer during its initial three years of operations. Moore is a part-time Executive in Residence at The Ohio State University Fisher College of Business (“OSU”), working in the areas of Operational Excellence, Cyber Security and Mid-Market studies but he has not taught at OSU since becoming our Chief Executive Officer. In addition to our board of directors, Moore also serves on the board for Finjan Holdings, Inc. (Nasdaq: FNJN) and on KLA-Tencor Corporation’s (Nasdaq: KLAC) board as a member of the compensation committee. His past board involvement includes VCE, the Smithsonian Institution, Unigraphics Solutions, A.T. Kearney, Japan Systems Limited and Hitachi Data Systems. Moore’s experience also includes a four-year tour of duty with the U.S. Army.

Board Skills and Qualifications

We believe that Mr. Moore possesses several unique attributes that qualify him to serve as a member of our board of directors, including his leadership experience with one of our largest customers as well as his years of experience with business process outsourcing and IT-enabled services companies, which provide unique insights into our business and overall market trends. In addition, Mr. Moore’s financial and accounting expertise and service on other public company boards help qualify him to serve as our Chief Executive Officer and as a director.

16	2020 Proxy Statement

  PROPOSAL NUMBER 1

Jane Okun Bomba

Independent Director President, Saddle Ridge Consulting Age: 57 Director since 2020 Audit Committee Compensation Committee (Chair)

Jane Okun Bomba has served as a member of our board of directors since February 2020. Since January 2018, Ms. Okun Bomba has served as President of Saddle Ridge Consulting and advises on a range of strategic issues, including investor relations, corporate perception and governance, transaction integration, human resources and ESG. From 2004 to 2017, Ms. Okun Bomba was an executive at IHS Markit (NYSE: INFO), most recently serving as the Executive Vice President, Chief Administrative Officer. At IHS Markit she led a team of over 450 people worldwide in many corporate functions including human resources, marketing, communications, sustainability and investor relations. Prior to IHS, she was a partner at Genesis, Inc. and headed investor relations at Velocom, MediaOne Group, and Northwest Airlines. She also held various management positions in corporate finance at Northwest Airlines and American Airlines, and was a certified public accountant at PriceWaterhouse. Ms. Okun Bomba serves on the boards of directors of Brightview Holdings (NYSE: BV) and Kickstart International and is a member of the International Women’s Forum. She is a member of the University of Michigan, Ross School of Business Advisory Board and the School of Literature, Science and Arts Dean’s Advisory Committee. Ms. Okun Bomba holds both a Bachelor of General Studies and a Master in Business Administration from the University of Michigan at Ann Arbor. She completed graduate studies at the Stockholm School of Economics, and board of directors’ education in the Women’s Director Development Program at the Kellogg School of Management, Northwestern University and the Directors’ Consortium.

Board Skills and Qualifications

We believe that Ms. Okun Bomba possesses specific attributes that qualify her to serve on our board of directors. In particular, she is financially sophisticated, and has public company executive leadership and board of directors experience, as well as extensive international education and training in business, board leadership and economics.

Robin L. Smith

Independent Director Director, ServiceSource International, Inc. Age: 55 Director since 2020 Nominating and Corporate Governance Committee

Robin L. Smith has served as a member of our board of directors since February 2020. She currently serves on the board of directors of Sorrento Therapeutics (Nasdaq: SRNE), Seelos Therapeutics (Nasdaq: SEEL) and Celularity Inc. She also has served as chairman of the board of directors of MYnd Analytics, Inc. (Nasdaq: MYND now EMMA) and served on the board of directors of Rockwell Medical (Nasdaq: RMTI), Signal Genetics (Nasdaq: SGNL), and BioXcel Corporation. From 2006 until 2015, Dr. Smith was Chairman and Chief Executive Officer of Neostem (now Caladrius Biosciences), where she pioneered the company’s innovative business model combining proprietary cell therapy development with successful contract development and manufacturing organization that was sold to Hitachi. She received her Bachelor of Arts degree from Yale University and her Doctor of Medicine degree from the Yale School of Medicine. Dr. Smith holds a Master in Business Administration degree from the Wharton School of Business and completed the Stanford University Directors Program. In 2019, Dr. Smith received an honorary Doctor of Science degree from Thomas Jefferson Medical College.

Board Skills and Qualifications

We believe that Dr. Smith possesses specific attributes that qualify her to serve on our board of directors. In particular, she has extensive experience serving on the boards of directors and board committees, including audit, nominating and governance, and compensation committees, of multiple public companies and she has focused her career on turnarounds, merger and acquisitions, and disruptive innovations driving interest and growth.

2020 Proxy Statement	17

  PROPOSAL NUMBER 1

Richard G. Walker

Chief Financial Officer, ServiceSource International, Inc. Age: 56 Director since 2017

Richard G. Walker has served as our Chief Financial Officer since November 2018 and as a member of our board of directors since October 2017. In October 2016, he founded The Bison Group, LLC, a private partnership formed to identify and pursue acquisition opportunities in the information services category. Prior to founding The Bison Group, from April 2015 to December 2015, Mr. Walker was Executive Vice President – Strategy and Corporate Development for Ascent Capital Group, Inc. (Nasdaq: ASCMA). From December 2013 to December 2016, he served as a Director and Chairman of the Board of Trusted Media Brands, Inc. (formerly known as Readers Digest Association), where he supported a new Chief Executive Officer and executive leadership team in executing a successful three-year turnaround. Previous to Ascent, from 2006 to February 2014, Mr. Walker served as a core member of the executive leadership team at IHS (now IHS Markit Ltd. (Nasdaq: INFO)), where he was instrumental in driving the strategic direction, operational execution, and organic and acquisition-related growth of the business, including in roles as Executive Vice President and Chief Financial Officer and then as Executive Vice President of Global Finance. He is a member of the boards of directors of the Presidents Leadership Class at the University of Colorado, the Capuchin-Franciscans, and Cherry Hills Country Club. Mr. Walker holds a Bachelor of Arts in Business Accounting from the University of Colorado at Boulder and began his career as a Certified Public Accountant with Arthur Andersen. He also obtained his Master of Business Administration from the University of Denver Daniels College of Business.

Board Skills and Qualifications

We believe that Mr. Walker possesses specific attributes that qualify him to serve as a member of our board of directors. His years of experience in finance, strategy and operational execution and in his board leadership position provide Mr. Walker with a unique perspective on our business and competitive opportunities.

Required Vote

If a quorum is present, our directors will each be elected by a vote of the majority of the votes cast. A majority of the votes cast means the number of votes cast “FOR” such nominee’s election exceeds 50% of the number of votes cast with respect to that nominee’s election.

You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to each director nominee. Broker non-votes and abstentions will have no effect on the outcome of the election, although they will be counted for purposes of determining whether there is a quorum. Shares represented by executed proxies will be voted, if authority to do so is not expressly withheld (as indicated on the proxy card), for the election of Ms. Okun Bomba, Dr. Smith, and Messrs. Baker, Ferron, Harris, Meyer, Moore, and Walker.

Recommendation

Our board of directors recommends a vote FOR the election to the board of directors of each of Ms. Okun Bomba, Dr. Smith, and Messrs. Baker, Ferron, Harris, Meyer, Moore, and Walker as director.

18	2020 Proxy Statement

  PROPOSAL NUMBER 2

PROPOSAL NUMBER 2 Vote to Authorize the Board of Directors, in its Discretion, to Amend our Certificate of Incorporation to Effect a Reverse Stock Split in a Ratio of Not Less Than One-for-Five and Not More than One-for-Ten, to be Determined by the Board of Directors

Background

On March 19, 2020, our board of directors unanimously approved, and recommended that our stockholders approve, a proposal to authorize the board of directors, in its discretion, to amend our certificate of incorporation, as amended (the “Certificate Amendment”) to effect a reverse stock split at a ratio of not less than one-for-five and not more than one-for-ten, with the exact ratio to be set within this range by our board of directors in its sole discretion (the “Reverse Stock Split”). The final decision of whether to proceed with the Reverse Stock Split and the effective time of the Reverse Stock Split is to be determined by the board of directors, in its sole discretion.

If the stockholders approve the Reverse Stock Split, and the board of directors decides to implement it, the Reverse Stock Split will become effective as of a date and time to be determined by the board of directors that will be specified in the Certificate Amendment (the “Effective Time”). If the board of directors does not decide to implement the Reverse Stock Split within twelve months from the date of the annual meeting, the authority granted in this proposal to implement the Reverse Stock Split will terminate.

The Reverse Stock Split will be realized simultaneously for all outstanding common stock. The Reverse Stock Split will affect all holders of common stock uniformly and each stockholder will hold the same percentage of common stock outstanding immediately following the Reverse Stock Split as that stockholder held immediately prior to the Reverse Stock Split, except for minor changes that may result from the treatment of fractional shares, as described below. The Reverse Stock Split will not change the par value of our common stock and will not reduce the number of authorized shares of common stock. Outstanding shares of common stock resulting from the Reverse Stock Split will remain fully paid and non-assessable.

The text of the proposed Certificate Amendment to effect the Reverse Stock Split is included as Appendix A to this proxy statement. Any amendment to our Certificate of Incorporation to effect the Reverse Stock Split will include the Reverse Stock Split ratio fixed by our board of directors, within the range approved by our stockholders.

Criteria to Be Used for Decision to Proceed with the Reverse Stock Split

If our stockholders approve the Reverse Stock Split, our board of directors will be authorized to proceed with the Reverse Stock Split. The exact ratio of the Reverse Stock Split, within the one-for-five to one-for-ten range, would be determined by our board of directors, in its sole discretion, and publicly announced by us prior to the Effective Time. In determining whether to proceed with the Reverse Stock Split and setting the appropriate ratio for the Reverse Stock Split, our board of directors will consider, among other things, factors such as:

•	Nasdaq’s minimum price per share requirements;

•	the historical trading prices and trading volume of our common stock;

•	the number of shares of our common stock outstanding;

•	the then-prevailing and expected trading prices and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs;

2020 Proxy Statement	19

  PROPOSAL NUMBER 2

•	business developments affecting us; and

•	prevailing general market and economic conditions.

Reasons for the Reverse Stock Split

If our stockholders approve the Reverse Stock Split, our board of directors will be authorized to proceed with the Reverse Stock Split. The board of directors believes that the increased market price of the common stock expected as a result of implementing the Reverse Stock Split could improve the marketability and liquidity of our common stock and will encourage interest and trading in our common stock, and, importantly, would enable the common stock to continue to be listed on the Nasdaq market, the listing rules of which require that for any period of 30 consecutive business days, the minimum bid price for our common stock must equal or exceed $1.00 per share. The Reverse Stock Split could allow a broader range of institutions to invest in our common stock, potentially increasing trading volume and liquidity of our common stock. The Reverse Stock Split could also help increase analyst and broker interest in our common stock as their policies can discourage them from following or recommending companies with low stock prices.

The board of directors (or any authorized committee of the board of directors) reserves the right to elect to abandon the Reverse Stock Split, notwithstanding stockholder approval, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company.

Procedure for Effecting Reverse Stock Split

If the Reverse Stock Split is approved by the Company’s stockholders, and if at such time the board of directors still believes that a Reverse Stock Split is in the best interests of the Company and its stockholders, the board of directors will determine the exact timing of the filing of the Certificate Amendment. We will then file the Certificate Amendment, the form of which is attached hereto as Appendix A, with the Secretary of State of the State of Delaware to effect the Reverse Stock Split. The text of the Certificate of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the board of directors deems necessary and advisable to effect the Reverse Stock Split.

All shares of our common stock that were issued and outstanding immediately prior to the Effective Time would automatically be converted into new shares of our common stock based on the Reverse Stock Split ratio by reclassifying and combining all of our outstanding shares of common stock into a proportionately smaller number of shares. For example, if the board of directors decides to implement a one-for-ten Reverse Stock Split of common stock, then a stockholder holding 10,000 shares of common stock before the Reverse Stock Split would instead hold 1,000 shares of common stock immediately after the reverse stock split. If the board of directors does not decide to implement the Reverse Stock Split within twelve months from the date of the annual meeting, the authority granted in this proposal to implement the Reverse Stock Split will terminate.

As soon as practicable after the Effective Time of the Reverse Stock Split, stockholders of record at the Effective Time would receive a letter from our transfer agent asking them to return the outstanding certificates representing pre-split shares of common stock, which would be cancelled upon receipt by our transfer agent, and new certificates representing the post-split shares of common stock would be sent to each of our stockholders. We will bear the costs of the issuance of the new stock certificates. Stockholders who hold uncertificated shares, either as direct or beneficial owners, will have their holdings electronically adjusted by the Company’s transfer agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Stock Split. Stockholders who hold uncertificated shares as direct owners will be sent a statement of holding from the Company’s transfer agent that indicates the number of shares owned in book-entry form.

Beginning after the effectiveness of the Reverse Stock Split, each certificate representing shares of pre-split common stock will be deemed for all corporate purposes to evidence ownership of post-split common stock.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM OUR TRANSFER AGENT.

Principal Effects of the Reverse Stock Split

If the Reverse Stock Split is approved and our board of directors elects to effect the Reverse Stock Split, the number of outstanding shares of common stock will be reduced in proportion to the ratio of the Reverse Stock Split chosen by our board of directors.

20	2020 Proxy Statement

  PROPOSAL NUMBER 2

Common Stock

With the exception of the number of shares issued and outstanding and any adjustment that may occur due to the provisions for the treatment of fractional shares, the rights and preferences of outstanding shares of common stock prior and subsequent to the Reverse Stock Split would remain the same. Holders of the Company’s common stock would continue to have no preemptive rights. Following the Reverse Stock Split, each full share of the Company’s common stock resulting from the Reverse Stock Split would entitle the holder thereof to one vote per share and would otherwise be identical to the shares of our common stock immediately prior to the Reverse Stock Split. Following the Reverse Stock Split, our common stock will continue to be listed on the Nasdaq market, under the symbol “SREV,” although it would receive a new CUSIP number.

The table below shows the possible Reverse Stock Split ratios, together with the implied number of issued and outstanding shares of common stock resulting from a Reverse Stock Split in accordance with such ratio and the effects on our remaining authorized shares of common stock, for illustrative purposes, based on 95,037,592 shares of our common stock issued and outstanding as of March 12, 2020.

		After Reverse Stock Split

	Before Reverse Stock Split	1-for-5	1-for-6	1-for-7	1-for-8	1-for-9	1-for-10
Common Stock Authorized	1,000,000,000	1,000,000,000	1,000,000,000	1,000,000,000	1,000,000,000	1,000,000,000	1,000,000,000
Common Stock Outstanding	95,037,592	19,007,518	15,839,599	13,576,799	11,879,699	10,559,732	9,503,759
Treasury Stock Outstanding	121,000	24,200	20,167	17,286	15,125	13,444	12,100
Common Stock Underlying Options and Warrants	9,296,777	1,859,355	1,549,463	1,328,111	1,162,097	1,032,975	929,678
Common Stock Available for Grant under Company Stock Plans	13,864,838	2,772,968	2,310,806	1,980,691	1,733,105	1,540,538	1,386,484
Total Common Stock Authorized but Unreserved	895,544,631	979,108,927	982,590,771	985,077,804	986,943,079	988,393,849	989,554,463

As reflected in the table above, the Reverse Stock Split will have the effect of significantly increasing the number of authorized but unissued shares of common stock in proportion to the number of outstanding shares of common stock. The number of authorized shares of common stock will not be decreased and will remain at 1,000,000,000. Because the number of outstanding shares will be reduced as a result of the Reverse Stock Split, the number of shares available for issuance will be increased. These shares may be used by us for various purposes in the future without further stockholder approval (subject to Nasdaq listing rules), including, among other things, financings, strategic partnering arrangements or the acquisitions of assets or businesses, although we currently have no specific plans, arrangements or understandings, whether written or oral, with respect to the increase in shares available for issuance as a result of the Reverse Stock Split.

Effects of the Reverse Stock Split on 2011 Equity Incentive Plan, the 2020 Plan and Outstanding Equity Awards

If the Reverse Stock Split is implemented, the number and type of shares subject to the 2011 Equity Incentive Plan and the 2020 Plan (if approved by stockholders) and outstanding awards and/or unexercised options exercisable for shares of common stock shall be adjusted by the compensation committee of the board of directors.

Accounting Matters

As a result of the Reverse Stock Split, the stated capital on the Company’s balance sheet attributable to the common stock, which consists of the par value per share of the common stock multiplied by the aggregate number of shares of common stock issued and outstanding, will be reduced in proportion to the size of the

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Reverse Stock Split. Correspondingly, the Company’s additional paid-in capital account, which consists of the difference between the Company’s stated capital and the aggregate amount paid to the Company upon issuance of all currently outstanding shares of the common stock, will be credited with the amount by which the stated capital is reduced.

Fractional Shares

No fractional shares will be issued in connection with the Reverse Stock Split. Instead, the Company will issue one full share of the post-Reverse Stock Split common stock to any stockholder who would have been entitled to receive a fractional share of common stock as a result of the Reverse Stock Split. Each holder of common stock will hold the same percentage of the outstanding common stock immediately following the Reverse Stock Split as that stockholder did immediately prior to the Reverse Stock Split, except for minor adjustments due to the additional net share fraction that will need to be issued as a result of the treatment of fractional shares.

Risks Associated with the Reverse Stock Split

Before voting on this proposal, you should consider the following risks associated with the implementation of the Reverse Stock Split.

The Reverse Stock Split may result in or contribute towards an ownership change under Section 382 of the Code.

If the Company were to undergo an ownership change under Section 382 of the Code, the Company’s ability to use its net operating loss carryovers incurred prior to the ownership change against income arising after the ownership change will be significantly limited. In general, an “ownership change” under Section 382 of the Code occurs with respect to the Company if, over a rolling three-year period, the Company’s “5-percent stockholders” increase their aggregate stock ownership by more than 50 percentage points over their lowest stock ownership during the rolling three-year period. Although we do not expect the Reverse Stock Split to result in an ownership change with respect to the Company, because we do not know the number of Company stockholders that may become “5-percent stockholders” as a result of the Reverse Stock Split, it is uncertain at this time whether the Reverse Stock Split will result in an ownership change or the extent to which the Reverse Stock Split may contribute towards an ownership change over the rolling three year period following the Reverse Stock Split.

The Reverse Stock Split could result in a significant devaluation of the Company’s market capitalization and the trading price of the common stock.

Although we expect that the Reverse Stock Split will result in an increase in the market price of the common stock, we cannot assure you that the Reverse Stock Split, if implemented, will increase the market price of the common stock in proportion to the reduction in the number of shares of the common stock outstanding or result in a permanent increase in the market price. Accordingly, the total market capitalization of the common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split and, in the future, the market price of the common stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the Reverse Stock Split.

The effect the Reverse Stock Split may have upon the market price of the common stock cannot be predicted with any certainty. The market price of the common stock is dependent on many factors, including our business and financial performance, general market conditions, prospects for future success and other factors detailed from time to time in the reports we file with the SEC.

The Reverse Stock Split may result in some stockholders owning “odd lots” that may be more difficult to sell or require greater transaction costs per share to sell.

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

The Reverse Stock Split may not generate additional investor interest.

While the board of directors believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Stock Split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the common stock may not necessarily improve.

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The reduced number of issued shares of common stock resulting from a Reverse Stock Split could adversely affect the liquidity of the common stock.

Although the board of directors believes that the decrease in the number of shares of common stock outstanding as a consequence of the Reverse Stock Split and the anticipated increase in the market price of common stock could encourage interest in the common stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split.

Anti-Takeover and Dilutive Effects

The purpose of maintaining our authorized common stock at 1,000,000,000 after the Reverse Stock Split is not to establish any barriers to a change of control or acquisition of the Company; rather, shares of common stock that are authorized but unissued provide the Board with flexibility to effect, among other transactions, public or private financings, mergers, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by the Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. The Certificate Amendment would give the Board authority to issue additional shares from time to time without delay or further action by the stockholders except as may be required by applicable law or Nasdaq rules. The Certificate Amendment is not being recommended in response to any specific effort of which the Company is aware to obtain control of the Company, nor does the Board have any present intent to use the authorized but unissued common stock to impede a takeover attempt. There are no plans or proposals to adopt other provisions or enter into any arrangements that have material anti-takeover effects.

In addition, the issuance of additional shares of common stock for any of the corporate purposes listed above could have a dilutive effect on earnings per share and the book or market value of the outstanding common stock, depending on the circumstances, and would likely dilute a stockholder’s percentage voting power in the Company. Holders of common stock are not entitled to preemptive rights or other protections against dilution. The Board intends to take these factors into account before authorizing any new issuance of shares.

No Going Private Transaction

The board of directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act. The Company has no plan at the date of this proxy statement to take itself private.

Material United States Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of the material U.S. federal income tax consequences of the Reverse Stock Split to us and to U.S. Holders (as defined below) that hold shares of our common stock as capital assets (i.e., for investment) for U.S. federal income tax purposes. This discussion is based upon current U.S. tax law, which is subject to change, possibly with retroactive effect, and differing interpretations. Any such change may cause the U.S. federal income tax consequences of the Reverse Stock Split to vary substantially from the consequences summarized below. We have not sought and will not seek any rulings from the Internal Revenue Service (the “IRS”) regarding the matters discussed below and there can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the Reverse Stock Split.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or any other entity or arrangement treated as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to U.S. Holders in light of their particular circumstances or to stockholders who may be subject to special tax treatment under the Code, including, without limitation, dealers in securities, commodities or foreign currency, persons who are treated as non-U.S. persons for U.S. federal income tax purposes, certain former citizens or long-term residents

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of the United States, insurance companies, tax-exempt organizations, banks, financial institutions, small business investment companies, regulated investment companies, real estate investment trusts, retirement plans, persons whose functional currency is not the U.S. dollar, traders that mark-to-market their securities or persons who hold their shares of our common stock as part of a hedge, straddle, conversion or other risk reduction transaction. If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of the partnership (or other entity treated as a partnership) and a partner in the partnership will generally depend on the status of the partner and the activities of such partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding our common stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split to them.

The state and local tax consequences, alternative minimum tax consequences, non-U.S. tax consequences and U.S. estate and gift tax consequences of the Reverse Stock Split are not discussed herein and may vary as to each U.S. Holder. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the Reverse Stock Split, whether or not they are in connection with the Reverse Stock Split. This discussion should not be considered as tax or investment advice, and the tax consequences of the Reverse Stock Split may not be the same for all stockholders. U.S. Holders should consult their own tax advisors to understand their individual federal, state, local, and foreign tax consequences.

Tax Consequences to the Company

We believe that the Reverse Stock Split should constitute a reorganization under Section 368(a)(1)(E) of the Code. Accordingly, we should not recognize taxable income, gain or loss in connection with the Reverse Stock Split.

Tax Consequences to U.S. Holders

Subject to the discussion below regarding the receipt of a fractional share, a U.S. Holder generally should not recognize gain or loss as a result of the Reverse Stock Split for U.S. federal income tax purposes. A U.S. Holder’s aggregate adjusted tax basis in the shares of our common stock received pursuant to the Reverse Stock Split should equal the aggregate adjusted tax basis of the shares of our common stock exchanged therefor (increased by the amount of gain or income recognized, if any, attributable to the rounding up of a fractional share, as discussed below). The U.S. Holder’s holding period in the shares of our common stock received pursuant to the Reverse Stock Split should include the holding period in the shares of our common stock exchanged therefor (except with respect to any fractional share of our common stock received, as discussed below). U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered in a recapitalization to shares received in such recapitalization. A U.S. Holder that acquired shares of our common stock on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period from shares of common stock surrendered in the Reverse Stock Split to shares received in the Reverse Stock Split.

Each fractional share issued pursuant to the Reverse Stock Split that is attributable to the rounding up of fractional shares to the nearest whole number of shares may be treated for U.S. federal income tax purposes as a disproportionate distribution. If so treated, a U.S. Holder that receives a fractional share of our common stock attributable to the rounding up of a fractional share to the nearest whole number of shares should recognize dividend income in an amount equal to the fair market value of such fractional share to the extent of the Company’s current or accumulated earnings and profits, and to the extent that any portion of the distribution exceeds such current or accumulated earnings and profits, such portion will be treated as a return of tax basis and thereafter as gain from the sale or exchange. A U.S. Holder’s holding period in any such fractional share commences on the effective date of the Reverse Stock Split.

YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

Reservation of Right to Abandon Reverse Stock Split

The board of directors reserves the right to not file the Certificate Amendment and to abandon any Reverse Stock Split without further action by our stockholders at any time before the effectiveness of the filing of the Certificate Amendment with the Secretary of the State of the State of Delaware, even if this proposal is approved by our stockholders at the annual meeting. By voting in favor of this proposal, you are expressly also authorizing the board of directors to delay, not proceed with, or abandon, the proposed Certificate Amendment if it should so decide, in its sole discretion, that such action is in the best interests of our stockholders.

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Required Vote

The affirmative “FOR” vote of the holders of two-thirds of the outstanding shares (assuming a quorum is present) is required for the approval of the Certificate Amendment to effect the Reverse Stock Split. Abstentions will act as a vote against the Reverse Stock Split.

Recommendation

Our board of directors unanimously recommends that you vote FOR approval of the amendment to the Certificate of Incorporation to effect the Reverse Stock Split.

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PROPOSAL NUMBER 3 Vote to Approve our 2020 Equity Incentive Plan

We are asking you to approve the Company’s 2020 Equity Incentive Plan (the “2020 Plan”), a new omnibus equity incentive plan that will replace our existing 2011 Equity Incentive Plan (the “2011 Plan”). The 2020 Plan was approved unanimously by our board of directors on March 5, 2020, to be effective upon stockholder approval at the annual meeting.

Key Features of the 2020 Plan

The key features of the 2020 Plan include the following:

•	A reserve of 6,200,000 shares of our common stock that are authorized for issuance pursuant to plan awards;

•	No “evergreen” increase to the share reserve;

•	A five (5) year term that expires on March 4, 2025;

•	Permitted awards include options, stock appreciation rights (“SARs”), restricted stock, RSUs, performance stock units (“PSUs”), and other cash and stock-based awards;

•	No direct or indirect repricing of options or SARs without stockholder approval;

•

Stringent share recycling provisions that prohibit recycling of shares used as consideration for tax withholding or as consideration for option exercises, along with full counting of all shares subject to stock-settled SARs;

•	A minimum one-year cliff vesting schedule on all awards types under the 2020 Plan (applicable to at least 95% of the shares authorized for issuance);

•	No discretion to accelerate vesting of awards except upon death or disability;

•	Double-trigger treatment of equity awards upon the occurrence of a change in control, except as detailed in our employment agreement with Gary Moore, our Chairman and Chief Executive Officer;

•	Dividends and dividend equivalents on unvested awards are accrued and paid only if related awards become vested;

•

Awards to our executives under the 2020 Plan are subject to the Company’s compensation clawback policy, which is described under the “Executive Compensation – Compensation Discussion and Analysis – Risk Assessment and Clawback Policy” section below; and

•	No excise-tax gross-ups on equity awards.

Reasons for Adopting the 2020 Plan

The compensation committee and the board of directors believe that we must continue to offer a competitive equity incentive program in order to successfully attract, retain and motivate the best employees and directors without whom we cannot execute on our business goals or deliver value to our stockholders. Our current 2011 Equity Incentive Plan will expire by its terms no later than February of 2021. Adoption of the 2020 Plan is therefore prudent and will allow for us to continue to maintain a competitive equity incentive program going forward. Adoption of the 2020 Plan will also allow us to incorporate certain equity incentive best practices, such as eliminating the “evergreen” provision of the 2011 Plan.

Shares Available for Issuance

If the 2020 Plan is approved by the Company’s stockholders, we will immediately terminate the 2011 Plan and will not make any further awards under that Plan. The share reserve under the 2020 Plan will be significantly lower than the share reserve of the terminated 2011 Plan, meaning that adoption of the 2020 Plan should result in reduced potential dilution to our stockholders. Certain information regarding our equity incentive plans is as follows:

Shares available for issuance under the 2011 Plan prior to termination, as of March 5, 2020	13,828,588
Shares that would no longer be available for issuance upon termination of the 2011 Plan	(13,828,588)
Shares available for issuance under the 2020 Plan	6,200,000

Total shares available for issuance pursuant to new awards upon approval of the 2020 Plan	6,200,000

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Outstanding Awards under Existing Plans

As of March 5, 2020, there were 95,037,592 total outstanding shares of the Company’s common stock. As of March 5, 2020, there were 4,088,803 stock options outstanding under the Company’s equity compensation plans with a weighted average exercise price of $3.07 and weighted-average remaining term of 7.9 years. In addition, as of March 5, 2020, there were 5,111,216 RSUs and 96,758 PSUs outstanding under the Company’s equity compensation plan. Other than the foregoing, no other awards were outstanding as of March 5, 2020 under the Company’s equity compensation plans.

Employee Stock Purchase Plan Not Included

We also maintain a 2011 Employee Stock Purchase Plan, which is a qualified employee stock purchase plan under Section 423 of the Internal Revenue Code (the “ESPP”). We do not consider the ESPP to be an equity incentive plan for purposes of this proposal and have not included information regarding the ESPP in the sections above, as ESPP shares are purchased by participants in value-neutral transactions and the ESPP does not contain a matching contribution feature.

Description of the 2020 Plan

The following summary of material terms of the 2020 Plan is subject to and qualified in its entirety by the actual terms of the 2020 Plan. A copy of the 2020 Plan is provided as Appendix B to this proxy statement.

Purpose of the 2020 Plan

The purpose of the 2020 Plan is to promote the success of the Company and the interests of its stockholders by providing an additional means for the Company to attract, motivate, retain and reward directors, officers and employees.

Administration

The board of directors or one or more committees consisting of directors appointed by the board of directors will administer the 2020 Plan. The board of directors intends to delegate general administrative authority for the 2020 Plan to the compensation committee, which is comprised of directors who qualify as independent under SEC and Nasdaq rules. Except where prohibited by applicable law, a committee may delegate some or all of its authority with respect to the 2020 Plan to another committee of directors or to one or more officers of the Company. For purposes of Rule 16b-3 of the Exchange Act and for grants to non-employee directors, the 2020 Plan must be administered by a committee consisting solely of two or more independent directors. The appropriate acting body, be it the board of directors, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the “Administrator.”

The Administrator has broad authority under the 2020 Plan with respect to award grants including, without limitation, the authority:

•	To select participants and determine the type(s) of award(s) that they are to receive;

•	To determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award;

•

To cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents, and subject to the repricing prohibition described below;

•	To extend the vesting or exercisability or extend the term of any or all outstanding awards subject to any required consents;

•	Subject to the other provisions of the 2020 Plan, to make certain adjustments to outstanding awards and authorize the conversion, succession or substitution of awards; and

•

To allow the purchase price of awards or shares of the Company’s common stock to be paid in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of the Company’s common stock or by a reduction of the number of shares deliverable pursuant to the awards, by services rendered by the recipient of the awards, by notice of third party payment or by cashless exercise, on such terms as the Administrator may authorize, or any other form permitted by law.

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No Discretion to Accelerate

The Administrator is not authorized to accelerate the vesting of any awards except upon the death or disability of a participant.

Eligibility

Persons eligible to receive awards under the 2020 Plan include officers and employees of the Company or any of its subsidiaries and non-employee directors of the Company. As of March 5, 2020, there were approximately 3,200 employees, including officers, of the Company and its subsidiaries and six non-employee directors of the Company who would potentially be eligible to receive awards under the 2020 Plan.

Authorized Shares

The 2020 Plan authorizes the issuance of up to 6,200,000 shares of the Company’s common stock pursuant to plan awards. The 2020 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2020 Plan, except as may be required by the Administrator or applicable law or stock exchange rules.

Shares that are subject to or underlie awards that expire or for any reason are canceled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2020 Plan are available for reissuance under the 2020 Plan. However, the 2020 Plan prohibits liberal share recycling. Accordingly, shares tendered or withheld to satisfy the exercise price of options or tax withholding obligations, and shares covering the portion of exercised stock-settled SARs (regardless of the number of shares actually delivered), count against the share limit.

Awards Under the 2020 Plan

Because awards under the 2020 Plan are granted in the discretion of the board of directors or a committee of the board of directors, the type, number, recipients and other terms of future awards cannot be determined at this time.

No Repricing

In no event will any adjustment be made to a stock option or SAR under the 2020 Plan (by amendment, cancellation and regrant, exchange for other awards or cash or other means) that would constitute a repricing of the per share exercise or base price of the award, unless such adjustment is approved by the stockholders of the Company. Adjustments made in accordance with the 2020 Plan to reflect a stock split or similar event are not deemed to be a repricing.

Minimum Vesting Schedule

The 2020 Plan requires a minimum one-year cliff vesting schedule for all equity award types under the 2020 Plan. This minimum vesting schedule will apply to at least 95% of the shares authorized for grant under the 2020 Plan.

Dividends and Dividend Equivalents

Accrued dividends or dividend equivalent amounts shall not be paid unless and until the awards to which they relate become vested.

Types of Awards

The 2020 Plan authorizes stock options, SARs, restricted stock, RSUs, PSUs, and other forms of awards that may be granted or denominated in or otherwise determined by reference to the Company’s common stock, as well as cash awards. The 2020 Plan provides flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Awards may, in certain cases, be paid or settled in cash.

Stock Options

A stock option is a right to purchase shares of the Company’s common stock at a future date at a specified price per share (the “exercise price”). The per share exercise price of an option generally may not be less than the fair market value of a share of the Company’s common stock on the date of grant. On March 12, 2020, the

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last sale price of the Company’s common stock as reported on Nasdaq was $1.00 per share. The maximum term of an option is ten years from the date of grant. An option may be either an incentive stock option or a nonqualified stock option. Incentive stock options are taxed differently than nonqualified stock options and are subject to more restrictive terms under the Internal Revenue Code of 1986, as amended (the “Code”) and the 2020 Plan. Incentive stock options may be granted only to employees of the Company or a subsidiary.

SARs

A SAR is the right to receive payment of an amount equal to the excess of the fair market value of shares of the Company’s common stock on the date of exercise of the SAR over the base price of the SAR. The base price is established by the Administrator at the time of grant of the SAR and may not be less than the fair market value of a share of the Company’s common stock on the date of grant. SARs may be granted in connection with other awards or independently. The maximum term of a SAR is ten years from the date of grant.

Restricted Stock

Shares of restricted stock are shares of the Company’s common stock that are subject to forfeiture and to certain restrictions on sale, pledge, or other transfer by the recipient during a particular period of employment or service or until certain performance vesting conditions are satisfied. Subject to the restrictions provided in the applicable award agreement and the 2020 Plan, a participant receiving restricted stock may have all of the rights of a stockholder as to such shares, including the right to vote and the right to receive dividends; provided, however, that dividends on unvested shares shall be accrued and shall be paid only if the restricted stock to which they relate become vested.

RSUs

A RSU represents the right to receive one share of the Company’s common stock on a specific future vesting or payment date. Subject to the restrictions provided in the applicable award agreement and the 2020 Plan, a participant receiving RSUs has no rights as a stockholder with respect to the RSUs until the shares of common stock are issued to the participant. RSUs may be granted with dividend equivalent rights that are payable only if the underlying RSUs vest. RSUs may be settled in cash if so provided in the applicable award agreement.

PSUs

A PSU is a performance-based award that entitles the recipient to receive shares of the Company’s common stock based on attainment of one or more performance goals. Each PSU shall designate a target number of shares payable under the award, with the actual number of shares earned (if any) based on a formula set forth in the award agreement related to the attainment of one or more performance goals. A participant receiving PSUs has no rights as a stockholder until the shares of common stock are issued to the participant. PSUs may be granted with dividend equivalent rights that are payable only if the underlying PSUs are earned. PSUs may be settled in cash if so provided in the applicable award agreement.

Cash Awards

The Administrator, in its sole discretion, may grant cash awards, including, without limitation, discretionary awards, awards based on objective or subjective performance criteria, and awards subject to other vesting criteria.

Other Awards

The other types of awards that may be granted under the 2020 Plan include, without limitation, stock bonuses, and similar rights to purchase or acquire shares of the Company’s common stock, and similar securities with a value derived from the value of, or related to, the Company’s common stock or returns thereon.

Other Terms

Change of Control

The 2020 Plan provides for double-trigger vesting upon a change in control (as defined in the 2020 Plan). In the event of a change in control, the Administrator will provide for the assumption or substitution of all outstanding awards by the surviving or acquiring company or parent thereof. All assumed or substituted time-vested awards will continue to vest in accordance with their original vesting terms, except that if a participant is terminated

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without cause within 12 months following the change in control, the unvested portion of the award shall vest in full. All assumed or substituted performance-vested awards shall be measured on the date of the change in control to determine the portion thereof that is earned based on performance through the change in control, and the earned portion shall thereafter vest at the same time or times as the award was originally scheduled to vest, except that such vesting shall be based on the participant’s continued service with the surviving or acquiring company or parent thereof. If the participant is terminated without cause within 12 months following the change in control, any then unvested portion of the award shall vest in full. Special rules apply if the surviving or acquiring company refuses or otherwise fails to assume or substitute outstanding awards.

Transferability of Awards

Awards under the 2020 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution, or pursuant to domestic relations orders. Awards with exercise features are generally exercisable during the recipient’s lifetime only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, as long as such transfers comply with applicable federal and state securities laws and provided that any such transfers are not for consideration.

Adjustments

As is customary in plans of this nature, the share limits and the number and kind of shares available under the 2020 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

No Limit on Other Authority

The 2020 Plan does not limit the authority of the board of directors or any committee to grant awards or authorize any other compensation, with or without reference to the Company’s common stock, under any other plan or authority.

Restrictive Covenants and Clawback Policy

By accepting awards and as a condition to the exercise of awards and the enjoyment of any benefits of the 2020 Plan, participants agree to be bound by any clawback policy adopted by the Company from time to time. Participants may also be subject to restrictive covenants if so required by the Administrator in any award agreement.

Termination of, or Changes to, the 2020 Plan

The Administrator may amend or terminate the 2020 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or any applicable stock exchange rules, or as required to preserve the intended tax consequences of the 2020 Plan. For example, stockholder approval is required for any proposed amendment to increase the maximum number of shares that may be delivered with respect to awards granted under the 2020 Plan. Adjustments as a result of stock splits or similar events will not, however, be considered amendments requiring stockholder approval. Unless terminated earlier by the Board, the authority to grant new awards under the 2020 Plan will terminate five years after the date on which the 2020 Plan was approved by the Board. Outstanding awards will generally continue following the expiration or termination of the 2020 Plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the award holder.

Certain Federal Tax Consequences

The following summary of the federal income tax consequences of awards under the 2020 Plan is based upon federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences. The tax consequences of individual awards may vary depending upon the particular circumstances applicable to any individual participant.

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Nonqualified Stock Options

The grant of a nonqualified stock option under the 2020 Plan will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a nonqualified stock option, the participant will recognize ordinary compensation income equal to the excess of the fair market value of the shares of common stock at the time of exercise over the option exercise price. If the participant is an employee, this income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by the Code, including Section 162(m) thereof. Any gain or loss on the participant’s subsequent disposition of the shares will be treated as long-term or short-term capital gain or loss, depending on the sales proceeds received and whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any subsequent capital gain.

Incentive Stock Options

The grant of an incentive stock option (or “ISO”) under the 2020 Plan will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no federal taxable income upon exercising an ISO (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the participant has held the shares. If the participant does not dispose of the shares within two years after the ISO was granted, nor within one year after the ISO was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of the foregoing holding periods (referred to as a “disqualifying disposition”), he or she will recognize ordinary compensation income in the year of the disposition. The amount of ordinary compensation income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock at the time of exercise and the exercise price. Such amount is not subject to withholding for federal income and employment tax purposes, even if the participant is an employee of the Company. Any gain in excess of the amount taxed as ordinary income will generally be treated as a short-term capital gain. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary compensation income recognized by the participant, subject to possible limitations imposed by the Code, including Section 162(m) thereof.

The “spread” under an ISO (i.e., the difference between the fair market value of the shares at exercise and the exercise price) is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant’s alternative minimum tax liability exceeds such participant’s regular income tax liability, the participant will owe the alternative minimum tax liability.

Restricted Stock

Restricted stock is generally taxable to the participant as ordinary compensation income on the date that the restrictions lapse (i.e., the date that the stock vests), in an amount equal to the excess of the fair market value of the shares on such date over the amount paid for such stock, if any. If the participant is an employee, this income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the participant, subject to possible limitations imposed by the Code, including Section 162(m) thereof. Any gain or loss on the participant’s subsequent disposition of the shares will be treated as long-term or short-term capital gain or loss depending on the sales price and how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any subsequent gain.

Participants receiving restricted stock awards may make an election under Section 83(b) of the Code (a “Section 83(b) Election”) to recognize as ordinary compensation income in the year that such restricted stock is granted in an amount equal to the excess of the fair market value on the date of the issuance of the stock over the amount paid for such stock. If the participant is an employee, this income is subject to withholding for federal income and employment tax purposes. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long-term or short-term capital gain or loss to the recipient. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Section 83(b)

2020 Proxy Statement	31

  PROPOSAL NUMBER 3

Election. The Section 83(b) Election must be made within 30 days from the time the restricted stock is issued. The Company is entitled to a deduction equal to the amount of income taken into account as a result of the Section 83(b) Election, subject to possible limitations imposed by the Code, including Section 162(m) thereof.

To the extent dividends are paid while the restrictions on the stock are in effect, any such dividends will be taxable to the participant as ordinary income (and will be treated as additional wages for federal income and employment tax withholding purposes, if the recipient is an employee) and will be deductible by the Company (subject to possible limitations imposed by the Code, including Section 162(m) thereof), unless the participant has made a Section 83(b) Election, in which case the dividends will generally be taxed at dividend rates and will not be deductible by the Company.

Other Awards

Other awards (such as RSUs and PSUs) are generally treated as ordinary compensation income as and when common stock or cash are paid to the participant upon vesting or settlement of such awards. If the participant is an employee, this income is subject to withholding for income and employment tax purposes. The Company is generally entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient, subject to possible limitations imposed by the Code, including Section 162(m) thereof.

Section 162(m) of the Internal Revenue Code

Under Code Section 162(m), no deduction is generally allowed in any taxable year of the Company for compensation in excess of $1 million paid to any of the Company’s “covered employees.” A “covered employee” is any individual who has served at any time after December 31, 2016 as the Company’s chief executive officer, chief financial officer, or other executive officer whose compensation has been reported in a Company proxy statement, regardless of whether any such individual is still employed by the Company. We may be prohibited under Code Section 162(m) from deducting compensation paid pursuant to the 2020 Plan to our “covered employees.”

Section 409A of the Internal Revenue Code

Section 409A of the Code provides certain requirements for the deferral and payment of deferred compensation arrangements. In the event that any award under the 2020 Plan is deemed to be a deferred compensation arrangement, and if such arrangement does not comply with Section 409A of the Code, the recipient of such award will recognize ordinary income once such award is vested, as opposed to at the time or times set forth above. In addition, the amount taxable will be subject to an additional 20% federal income tax along with other potential taxes and penalties. It is intended, although not guaranteed, that all awards issued under the 2020 Plan will either be exempt from or compliant with the requirements of Section 409A of the Code.

Interested Parties

Approval of the 2020 Plan will change the number of shares available for issuance to the directors and executive officers of the Company, thus each of those persons has an interest in and will be affected from the approval of the 2020 Plan.

Required Vote

Approval of the 2020 Plan requires the affirmative “FOR” vote of a majority of the shares present, represented, and entitled to vote on the proposal. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. Abstentions have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal and will not affect the outcome of voting on this proposal. Unless marked to the contrary, executed proxies received will be voted “FOR” Proposal 3.

Recommendation

Our board of directors recommends a vote FOR the approval of the 2020 Plan.

32	2020 Proxy Statement

  PROPOSAL NUMBER 4

PROPOSAL NUMBER 4 Advisory Vote on Executive Compensation

As required under Section 14A of the Exchange Act, we are asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers.

The say-on-pay vote is advisory, and therefore not binding on us or our compensation committee or board of directors. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which our compensation committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our board of directors and compensation committee value the opinions of our stockholders. To the extent there is any significant vote against the named executive officer compensation disclosed in this proxy statement, we will consider our stockholders’ concerns and our compensation committee will evaluate whether any actions are necessary to address those concerns.

The advisory say-on-pay vote historically has been held annually, and the Company anticipates that the next advisory say-on-pay vote will occur at the 2021 annual meeting.

Information about our executive compensation practices and philosophy as well as our 2019 executive compensation is included in the “Executive Compensation” section of this proxy statement.

Compensation Philosophy and Programs

Fiscal 2019 was a year of transition for the Company. In late 2018, during a challenging year for our business, the board of directors determined it was critical to recruit an experienced, capable executive team to lead the Company’s turnaround. In late 2018, we appointed a new set of leaders consisting of individuals with proven track records of success, including our Chief Executive Officer, Gary Moore. Throughout their first full year with the Company, the leadership team identified a path forward to design for our long-term success. While we acknowledge challenges remain and that stockholder value restoration will be a multi-year process, the steps taken in 2019 establish a foundation for the Company to be stronger and better positioned to deliver sustainable, profitable growth in the future.

Stockholder engagement is a key value and a significant part of our ongoing review of corporate governance and executive compensation practices. We actively seek feedback from our stockholders and key stakeholders. In light of our unacceptably low level of support for the stockholder advisory vote on our executive compensation for the fiscal year ended December 31, 2018 (the “say on 2018 pay vote”) and the Company’s leadership transition, we sought to fundamentally reassess our compensation programs, as more fully described under the “Executive Compensation – Compensation Discussion and Analysis” section below.

Our board of directors believes that our current executive compensation program has been effective at aligning the interests of our named executive officers with those of our stockholders. We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by voting in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers in 2019, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion in the Company’s proxy statement, is hereby APPROVED.”

Required Vote

The affirmative “FOR” vote of a majority of the shares present, represented and entitled to vote on the proposal is required to approve, on an advisory basis, the compensation awarded to named executive officers for the year ended December 31, 2019. You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal and will not affect the outcome of voting on this proposal. Unless marked to the contrary, executed proxies received will be voted “FOR” Proposal 4.

2020 Proxy Statement	33

  PROPOSAL NUMBER 4

Recommendation

Our board of directors recommends a vote FOR, on an advisory basis, the approval of the compensation of each named executive officer, as disclosed in this proxy statement.

34	2020 Proxy Statement

  PROPOSAL NUMBER 5

PROPOSAL NUMBER 5 Ratification of Selection of Independent Registered Public Accounting Firm

Our audit committee has selected Ernst & Young LLP as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2020.

Notwithstanding the audit committee’s selection of Ernst & Young LLP – and even if our stockholders ratify the selection – our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in our best interests and in the best interests of our stockholders. Our audit committee is submitting the selection of Ernst & Young LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If the appointment is not ratified by our stockholders, our audit committee may reconsider whether it should appoint another independent registered public accounting firm.

Representatives of Ernst & Young LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Required Vote

Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2020 requires the affirmative “FOR” vote of a majority of the shares present, represented, and entitled to vote on the proposal. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. Abstentions have the same effect as a vote against the proposal. Unless marked to the contrary, executed proxies received will be voted “FOR” Proposal 5.

Recommendation

Our board of directors recommends a vote FOR the ratification of the selection of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2020.

Principal Accounting Fees and Services

The following table sets forth the aggregate fees for audit services provided by Ernst & Young LLP for the years ended December 31, 2019 and December 31, 2018:

	2019	2018
Audit fees(1)	$1,260,918	$1,282,939
Audit-related fees(2)	—	—
Tax fees(3)	227,769	230,047
All other fees(4)	3,600	3,600

Total fees	$1,492,287	$1,516,586

(1)

Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, review of our quarterly consolidated financial statements and services that are normally provided by our independent registered public accounting firm in connection with statutory audit and regulatory filings or engagements.

(2)	Consists of fees billed for professional services rendered for consultations concerning financial accounting and reporting standards.

(3)	Consists of fees billed for professional services for tax compliance and tax advice.

(4)	Consists of subscriptions for a proprietary reference library.

2020 Proxy Statement	35

  PROPOSAL NUMBER 5

Pre-Approval of Audit and Non-Audit Services

Our audit committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The audit committee pre-approves services provided by the independent registered public accounting firm pursuant to its audit committee charter.

Report of the Audit Committee

The audit committee assists the board of directors in fulfilling its oversight responsibility over our financial reporting process. It is not the duty of the committee to plan or conduct audits or to prepare our financial statements. Management has the primary responsibility for preparing the financial statements and assuring their accuracy, effectiveness and completeness. Management is also responsible for the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for auditing our financial statements and internal control over financial reporting and expressing its opinion as to whether the statements present fairly, in accordance with accounting principles generally accepted in the United States, our financial condition, results of operations and cash flows. However, the audit committee does review and discuss the financial statements with management and the independent registered public accounting firm prior to the presentation of financial statements to our stockholders and, as appropriate, initiates inquiries into various aspects of our financial affairs.

Unless the committee has reason to question its reliance on management or the independent registered public accounting firm, the members of the committee necessarily rely on information provided to them by and on the representations made by management and the independent registered public accounting firm. Accordingly, the audit committee’s oversight does not provide an independent basis to determine that management has applied appropriate accounting and financial reporting principles. Furthermore, the audit committee’s authority and oversight responsibilities do not independently assure that the audits of our financial statements have been carried out in accordance with the standards of the Public Company Accounting Oversight Board or that the financial statements are presented in accordance with accounting principles generally accepted in the United States.

In this context, the committee has met and held discussions with management and the independent registered public accounting firm to review our audited 2019 consolidated financial statements (including the quality of our accounting principles). Management represented to the committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the committee consulted with management and the independent registered public accounting firm prior to approving the presentation of the audited 2019 consolidated financial statements to stockholders. The committee discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the U.S. Securities and Exchange Commission.

The audit committee has discussed with the independent accountant the independent accountant’s independence from us and our management. As part of that review, the committee received the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. Based on the reviews and discussions referred to above, the audit committee recommended to the board, and the board approved, our audited consolidated financial statements for the year ended December 31, 2019 for filing with the U.S. Securities and Exchange Commission as part of the Company’s Annual Report on Form 10-K. The committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

Members of the Audit Committee

John R. Ferron (Chair) (served since his appointment in January 2019 as a committee member, and as a Chair since July 2019)

Andrew M. Baker (served since March 5, 2020)

John A. Meyer (served since March 5, 2020)

Jane Okun Bomba (served since March 5, 2020)

Robert G. Ashe (served through March 4, 2020)

John R. Harris (served from his appointment in July 2019 through March 4, 2020)

The Report of the Audit Committee does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other filing by ServiceSource under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent ServiceSource specifically incorporates the Report of the Audit Committee by reference therein.

36	2020 Proxy Statement

  EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

The names of our executive officers, their ages, their positions with us, and other biographical information as of March 12, 2020, are set forth below. There are no family relationships among any of our directors or executive officers.

Gary B. Moore

Chief Executive Officer Age: 70	Gary B. Moore has served as our Chief Executive Officer since December 2018, as the Executive Chairman of our board of directors since November 2018, and as a member of our board of directors since November 2016. He served from October 2012 to June 2015 as President and Chief Operating Officer of Cisco Systems, Inc., a global leader in networking and connectivity with more than $49 billion revenue and over 70,000 employees across more than 400 offices worldwide. Prior to his promotion to this role, Moore was named the first Chief Operating Officer in Cisco’s history in 2011 and joined Cisco in 2001 as Senior Vice President of the Advanced Services Division and ultimately went on to lead Cisco Global Services. Prior to joining Cisco, Moore was President and Chief Executive Officer of Netigy, a network consulting business. Moore began his career in 1973 at Electronic Data Systems (EDS) where he held a number of executive roles over a 26-year career. Additionally, Moore was a member of EDS’s Global Operations Council where he was responsible for multiple business units, including manufacturing, retail and distribution customers globally. Moore also led the formation of EDS’s joint venture with Hitachi Limited, Hitachi Data Systems, and served as its President and Chief Executive Officer during its initial three years of operations. Moore is a part-time Executive in Residence at The Ohio State University Fisher College of Business (“OSU”), working in the areas of Operational Excellence, Cyber Security and Mid-Market studies but he has not taught at OSU since becoming our Chief Executive Officer. In addition to the ServiceSource Board of Directors, Moore also serves on the board for Finjan Holdings, Inc. (Nasdaq: FNJN) and on KLA-Tencor Corporation’s (Nasdaq: KLAC) board as a member of the compensation committee. His past board involvement includes VCE, the Smithsonian Institution, Unigraphics Solutions, A.T. Kearney, Japan Systems Limited and Hitachi Data Systems. Moore’s experience also includes a four-year tour of duty with the U.S. Army.

Deborah A. Dunnam

Chief Operating Officer Age: 61	Deborah A. Dunnam has served as our Chief Operating Officer since November 2018 and as an Executive Vice President of the company since September 2018. She works across all functions in the organization to optimize and digitally transform the company’s solution set, service delivery model and client outcomes. Ms. Dunnam brings more than 35 years of domain expertise leading digital customer engagement, innovation, and transformation initiatives for cloud and software market leaders. From January 2016 to June 2018, she served as Corporate Vice President, Inside Sales, at Microsoft, leading the formation of a consultative digital sales capability for Microsoft across commercial segments, geographies and product lines. Ms. Dunnam’s approach leveraged leading-edge technology, world-class infrastructure, and a highly-trained specialist salesforce to create trusted partnerships with customers throughout their digital transformation journey. Prior to her role at Microsoft, Ms. Dunnam spent nearly a decade in various senior leadership roles at Cisco Systems, most recently as Senior Vice President, Worldwide Service Sales and Global Customer Success, from March 2012 to December 2015, where she oversaw a $12 billion organization. Previous to Cisco, Ms. Dunnam held Vice President roles at Dell Technologies, Hewlett Packard Enterprise and StayWell Health Management. She holds a B.B.A. in management from Northwood University.

2020 Proxy Statement	37

  EXECUTIVE OFFICERS

Richard G. Walker

Chief Financial Officer Age: 56	Richard G. Walker has served as our Chief Financial Officer since November 2018 and as a member of our board of directors since October 2017. In October 2016, he founded The Bison Group, LLC, a private partnership formed to identify and pursue acquisition opportunities in the information services category. Prior to founding The Bison Group, from April 2015 to December 2015, Mr. Walker was Executive Vice President – Strategy and Corporate Development for Ascent Capital Group, Inc. (Nasdaq: ASCMA). From December 2013 to December 2016, he served as a Director and Chairman of the Board of Trusted Media Brands, Inc. (formerly known as Readers Digest Association), where he supported a new Chief Executive Officer and executive leadership team in executing a successful three-year turnaround. Previous to Ascent, from 2006 to February 2014, Mr. Walker served as a core member of the executive leadership team at IHS (now IHS Markit Ltd. (Nasdaq: INFO)), where he was instrumental in driving the strategic direction, operational execution, and organic and acquisition-related growth of the business, including in roles as Executive Vice President and Chief Financial Officer and then as Executive Vice President of Global Finance. He is a member of the boards of directors of the Presidents Leadership Class at the University of Colorado, the Capuchin-Franciscans, and Cherry Hills Country Club. Mr. Walker holds a Bachelor of Arts. in Business Accounting from the University of Colorado at Boulder and began his career as a Certified Public Accountant with Arthur Andersen. He also obtained his Master of Business Administration. from the University of Denver Daniels College of Business.

38	2020 Proxy Statement

  EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Discussion and Analysis describes and analyzes our executive compensation philosophy and program in the context of the compensation paid during the last fiscal year to our Chief Executive Officer, our Chief Operating Officer, and our Chief Financial Officer (collectively referred to as our “named executive officers”) during 2019. Our named executive officers for 2019 are:

Name	Title
Gary B. Moore	Chief Executive Officer
Deborah A. Dunnam	Chief Operating Officer
Richard G. Walker	Chief Financial Officer

This Compensation Discussion and Analysis is organized as follows:

The following discussion and analysis of compensation arrangements of our named executive officers for 2019 should be read together with the compensation tables and related disclosures presented below. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs.

Business Performance

Fiscal 2019 was a year of transition for the Company. In late 2018, during a challenging year for our business, the board of directors determined it was critical to recruit an experienced, capable executive team to lead the Company’s turnaround. In late 2018, we appointed a new set of leaders consisting of individuals with proven track records of success, including our Chief Executive Officer, Gary Moore. Throughout their first full year with the Company, the leadership team identified a path forward to design for our long-term success. While we acknowledge challenges remain and that stockholder value restoration will be a multi-year process, the steps taken in 2019 established a foundation for the Company to be stronger and better positioned to deliver sustainable, profitable growth in the future.

2020 Proxy Statement	39

  EXECUTIVE COMPENSATION

Business review

As one of the key priorities identified by Mr. Moore, he and the rest of the board of directors and management undertook a comprehensive analysis and review of our market opportunity, corporate strategy, and our financial and operational objectives. Through this review, the Company articulated our strategic priorities and turnaround objectives through the following four key pillars:

Pillar		2019 Achievement
Inspire Success	✓	Strong gains in employee satisfaction and loyalty metrics vs. 2018; average employee tenure increased from 2.4 years in December 2018 to 2.9 years in December 2019
	✓	First time year-over-year increase in revenue per employee in Q4 2019 since Q2 2016
	✓	Women in leadership roles increased from ~20% in 2018 to ~33% in 2019
	✓	Employees collectively contributed over 13,000 hours to community projects through our Volunteer Time Off program
Impact Scale	✓	Deployed standardized end-to-end operating model, improving predictability and consistency for our clients
	✓	Our top 10 clients have partnered with us for 8-14 years, with an average tenure of 10 years
	✓	We grew combined revenue for our top 10 clients by 1.1% in 2019
	✓	Mitigated churn risk by renewing or extending approximately 84% of the value up for renewal in 2019
Innovate Solutions	✓	Rationalized internal tech stack and made significant transformation investments in our ecosystem
	✓	Reduced third-party vendor and consultant footprint and research and development spend by over 35% year-over-year
	✓	Began beta testing new solutions like click-to-renew capability, unique digital commerce solution, and CRM system-administration-as-a-service
Ignite Sales	✓	Tangible results and improvements in our commercial discipline, sales execution, and pipeline quality throughout the second half of 2019 driven by our go-to-market realignment, and sales leadership changes
	✓	3 new logo wins in 2019

Stockholder Engagement and Say on Pay

Summary of Say on Pay and Responsiveness

Stockholder engagement is a key value and a significant part of our ongoing review of corporate governance and executive compensation practices. We actively seek feedback from our stockholders and key stakeholders. In light of our unacceptably low level of support for our say on 2018 pay vote and the Company’s leadership transition, we sought to fundamentally reassess our compensation programs. In the months following the 2019 annual meeting we actively solicited and sought feedback from stockholders to better understand their concerns and the factors that influenced their votes; we engaged in discussions with 8 of our top 10 stockholders, and engaged in discussions with stockholders representing approximately half of our market capitalization.

Percent of Top 10 Stockholders Engaged 70%	% of Stock Represented ~50%

Through this proactive engagement, we learned that stockholders understood the rationale of the actions taken in 2018 to incentivize our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer to join our Company but were displeased with our financial performance and the loss of stockholder value under the previous executive leadership team. We also gained valuable input on aspects of the compensation program that stockholders believed could be reviewed or improved upon to further tie the new executive team to the successful execution of our turnaround strategy.

40	2020 Proxy Statement

  EXECUTIVE COMPENSATION

Based on this engagement and the valuable constructive feedback received, our compensation committee engaged with our independent compensation consultant and made substantive changes and enhancements to our programs to better align with stockholder priorities and provide greater disclosure and transparency around these plans.

WHAT WE HEARD		WHAT WE DID
Introduce financial and performance metrics for named executive officer equity grants	✓	For fiscal year 2020 equity awards, the compensation committee expects that executives will receive 50% PSUs and 50% time-based vesting RSUs
	✓	The compensation committee is considering rigorous financial and performance metrics for 2020 PSU goals, with the intent that such goals will align directly with stockholders
Set long-term performance goals for PSUs	✓	PSUs measurement period will be increased to two years, compared to one-year periods used for historical awards; although the eventual goal is to shift to a three-year performance period, the compensation committee recognized two-year goals will be more meaningful given the current uncertainty in the business and challenges in long-term goal setting during this transformational period for our business
Create standardized vesting periods for executive awards	✓	Going forward, all RSUs vest over three years and all PSUs will cliff vest after three years, contingent upon achievement of performance goals and continued service
Disclosure of bonus goals	✓	Metric weighting disclosed in CD&A
	✓	For 2019, our annual corporate incentive plan (“CIP”) bonus program was based on 100% objective goals, and we disclose performance targets as well as actual performance for Revenue and Adjusted EBITDA used in this year’s proxy
Further align incentive goals with metrics specific to ServiceSource’s business	✓	20% of the 2019 annual CIP was tied to a Transformation Scorecard (strategic achievements specific to our business and directly related to our key pillars)
	✓	CIP plan includes unique revenue and Transformation Scorecard goals to further reinforce the Company’s short-term strategic priorities
	✓	Long-term PSUs are expected to be measured on financial and performance metrics to reflect the compensation committee’s belief that management’s turnaround efforts should lead to the restoration of stockholder value
Differentiate between short and long-term metrics	✓	Given its criticality and the compensation committee’s desire to focus management on bottom-line performance, Adjusted EBITDA is expected to remain in both short and long-term incentives; and PSUs are expected to include an additional performance metric

2019 Compensation

At the 2019 annual meeting, we received unacceptably low support for the say on 2018 pay vote. Given poor results from the vote and the feedback received from stockholders during our extensive outreach process in 2019 (in which we held conversations with stockholders representing ~50% of our outstanding shares), the compensation committee embarked on a wholesale review and redesign of our executive compensation programs for fiscal 2020, and carefully considered pay actions in 2019 to ensure responsiveness to stockholders.

2020 Proxy Statement	41

  EXECUTIVE COMPENSATION

Executive Compensation Program Highlights

Highlight	Context
No increases to salary or target bonus levels	•	The compensation committee decided to maintain salary and bonus targets set in 2018 given the Company’s business context and that Mr. Moore, Ms. Dunnam and Mr. Walker joined the company in late 2018
No equity awards made to any named executive officers	•	Given company performance context, stockholder feedback and dilution considerations, we determined not to make equity grants to our named executive officers in 2019
	•	The compensation committee determined that executives continued to have meaningful stockholder alignment and retention incentives through the awards granted in late 2018
2019 bonus payout at 79.8% of target	•	Bonus targets for 2019 were set based on revenue and Adjusted EBITDA targets in-line with the Company’s turnaround strategy, as well as success against our key pillars
	•	Although we made progress on our key pillars and financial performance, we ultimately came in below our goals, resulting in a below-target payout
Executive compensation program redesign for 2020	•	The compensation committee conducted a thorough review of executive incentive program design based on the Company’s strategic goals and stockholder feedback received during our extensive outreach process in 2019
	•	Based on its review, the compensation committee determined to make material changes to the Company’s long-term incentive programs for 2020

Compensation Philosophy

What We Do/ What We Don’t Do

Our pay-for-performance philosophy and executive compensation governance provides a framework for executives to achieve ServiceSource’s financial and strategic goals without encouraging excessive risk-taking in their business decisions. Key practices include:

What We Do	✓	Strong pay-for-performance alignment, with compensation programs tying executives to operational and stockholder goals
	✓	Actively engage in year-round dialogue with our stockholders and incorporate feedback into our compensation program
	✓	Significant portion of total named executive officer compensation is at risk
	✓	Annual advisory vote on executive compensation
	✓	Stock ownership guidelines for all directors, named executive officers and Section 16 officers
	✓	Double-Trigger CIC vesting provisions, except as detailed in our employment agreement with Gary Moore, our Chairman and Chief Executive Officer
	✓	Utilize the services of an independent compensation consultant retained directly by the compensation committee that does not perform other services for the Company
	✓	Regularly assess the risk-reward balance of our compensation in order to mitigate risk in our compensation program
	✓	Clawback of performance-based compensation in the event of a restatement of the Company’s financial results
What We Don’t Do	×	No severance payments to our Chief Executive Officer, Mr. Moore, other than in connection with a change-in-control
	×	No pension or retirement benefits for our named executives officers beyond our 401(k) plan
	×	Executives are prohibited from hedging/ pledging company stock
	×	No excessive perquisites
	×	No repricing of stock option awards

42	2020 Proxy Statement

  EXECUTIVE COMPENSATION

Program Overview

Our compensation philosophy is based on the following objectives and principles:

•	attract, retain and motivate top-level executive talent;

•	provide compensation levels and structures that are both fiscally responsible and competitive within our industry and geography;

•	create a culture in which executive compensation aligns with our overall philosophy and business model;

•	maintain simplicity, transparency and ease of administration; and

•	provide long-term, performance-based, equity incentive compensation to align the interests of our management team with those of our stockholders.

Our Compensation Programs are Designed to Support the Philosophy Outlined Above:

Salary	✓	Fixed compensation, payable in cash
	✓	Provides executives with security and continuity in compensation
	✓	Key component of attracting and retaining qualified executives
Annual CIP	✓	Variable, cash-based compensation
	✓	Rigorous performance goals tied to financial and strategic performance
RSUs (For 2020 Grants)	✓	Three-year vesting promotes long-term stability and retention of executives
	✓	Fosters ownership culture, aligning executives with stockholder interests
PSUs (For 2020 Grants)	✓	Three-year cliff vesting creates meaningful long-term retention and performance incentive
	✓	Payouts tied to rigorous multi-year financial and performance goals

2019 Compensation Program

Salary

Our salaries reflect the responsibilities of each named executive officer and the competitive market for comparable professionals in our industry. Base salaries and benefit packages are the fixed components of our named executive officers’ compensation and do not vary with Company performance. That said, no changes were made to salaries in 2019:

Name	Fiscal year 2019 salary	Annualized fiscal year 2018 salary	Increase
Gary B. Moore	$750,000	$750,000	$—
Deborah A. Dunnam	$400,000	$400,000	$—
Richard G. Walker	$400,000	$400,000	$—

Cash Incentives

Based on investor feedback and our go-forward strategy, our compensation committee restructured the 2019 CIP bonus design in order to further our pay-for-performance philosophy relative to our key pillars and to position the Company for the long-term. In order to support our long-term objectives of sustainable, profitable revenue growth, the compensation committee recognized a need to strengthen the fundamentals of the business. To that end, funding for the CIP bonus pool for 2019 was based on achievement of revenue, Adjusted EBITDA and Transformation Scorecard goals.

Revenue and Adjusted EBITDA were chosen as they reflect our key financial priorities; targets for both measures were set at a level designed to drive strong performance, but were also intended to recognize that the Company’s long-term success was incumbent on exiting suboptimal, lower-margin programs, which would put downward pressure on revenue and Adjusted EBITDA performance in the short-term, but position us for strong future growth.

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In addition to financial performance, the Company identified strategic/ operational considerations that were integral to successfully executing on our key pillars (e.g., improving employee retention and reducing revenue churn). To reinforce the importance of executing in these areas, the compensation committee determined to explicitly tie executive bonus outcomes to five strategic goals in the Transformation Scorecard as described below.

Fiscal Year 2019 CIP

Element	Weighting	Threshold	Target	Maximum	Actual	Bonus Earned(1)
Revenue	35%	$211M	$235M	$255M	$216M	20.0%
Adjusted EBITDA	45%	>$0.0M	$2.0M	$12.0M	$4.2M	51.8%
Transformation Scorecard(2)	20%					8.0%
Total	100%					79.8%

(1)	Figures adjusted for rounding.

(2)	See additional information under “Transformation Scorecard.”

Transformation Scorecard

To further reinforce performance in support of our key pillars, the compensation committee worked with management to identify five strategic goals for the 2019 bonus Transformation Scorecard. The scorecard was worth 20% of each executive’s overall bonus opportunity, with each strategic goal weighted equally and funded on an ‘all or nothing’ basis. Our goals for 2019 are outlined below:

•	DSO Improvement

•	New Solution Bookings

•	Client Revenue Churn

•	Gross Margin

•	Employee Retention

For each strategic goal, we established objective, quantifiable targets at the beginning of 2019. While competitive considerations prevent us from sharing our targets explicitly, performance in 2019 resulted in 40% of the Transformation Scorecard bonus opportunity being earned (8% of the 20% scorecard weighting overall – see table above).

Based on performance outlined above, the CIP was achieved at 79.8%, and executives received the following payouts:

Name	Bonus Target	Performance	Actual Payout
Gary B. Moore	$250,000	79.8%	$199,610
Deborah A. Dunnam	$300,000	79.8%	$239,532
Richard G. Walker	$300,000	79.8%	$239,532

Equity

As discussed above, the compensation committee determined to forego fiscal year 2019 equity grants to named executive officers based on the extensive dialogue we had with our stockholders and their feedback provided after the say on 2018 pay vote and the meaningful awards made in connection with their hiring in the second half of 2018.

In determining to forego grants in 2019, the compensation committee considered current outstanding equity holdings to ensure executives remained appropriately staked and aligned with stockholders, stockholder dilution considerations given stock price pressure.

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2020 Equity Awards

In order to ensure retention of our named executive officers, the compensation committee believes that it would be advisable to grant equity awards to our named executive officers in the first quarter of 2020, as described under “Stockholder Engagement and Say on Pay – Summary of Say on Pay Responsiveness – What We Heard and What We Did,” above.

In response to stockholder feedback and with more clarity around the Company’s strategy following the development of the key pillars, the compensation committee determined to deliver half of each named executive officer’s 2020 equity grants in long-term PSUs. The expected PSU design is intended to balance a desire for long-term financial and stockholder goals with the difficulty of setting meaningful multi-year targets in the Company’s current business context.

After thoroughly reviewing the Company’s intended business plans and in consideration of the volatility in the market, the compensation committee is considering a PSU design that it believes will be supportive of our business strategy as well as being responsive to feedback. We view the evolution of our compensation policies as a several year process, and despite being early in the turnaround process, the compensation committee feels it is imperative to have a portion of the equity incentive compensation for our named executive officers be based on performance metrics. We will continue to revisit and evolve the program as the business progresses and would aspire to make further adjustments (such as a shift to three-year performance targets, which are unique relative to short-term incentive and a shift to other financial metrics) as appropriate.

Compensation Decision Process

Peer Group

Benchmarking. In 2019, our compensation committee consulted with our independent compensation consultant to review the competitive positioning of our executive officers, which included a market analysis against our peer group shown below.

The compensation committee considered compensation data and practices at public technology companies comparable to us with respect to size, complexity, financial performance and stage of development. These peer companies were selected at the time as they had similar financial size and valuation range relative to ServiceSource, and included industry classifications of IT Services and Professional Services.

The resulting peers used in our compensation benchmarking include the following:

ExlService Holdings	PROS Holdings, Inc.
Fluent Inc.	PRGX Global, Inc.
Harte Hanks	QuinStreet, Inc.
Model N, Inc.	TechTarget, Inc.
Perficient, Inc.	WNS (Holdings) Limited
PFSweb, Inc.	Zuora Inc.

We did not explicitly tie compensation to a benchmark level for each member of our executive management team. Rather, we considered a number of individualized factors that are unique to our business, including individual performance, skill set, industry knowledge and experience, prior employment history, compensation at previous companies, recruiting efforts and negotiations, retention risk and an executive’s overall compensation level relative to his or her peers.

Roles

Role of the board of directors and compensation committee. The role of our compensation committee is to oversee our executive plans and policies, administer our equity plans and approve all compensation for our named executive officers. For a description of the composition of our compensation committee, see “Corporate Governance and Board of Directors – Board Committees – Compensation Committee.”

Role of Executive Officers. Our compensation committee generally seeks input from our Chief Executive Officer and our Chief Legal and People Officer when discussing executive performance and compensation levels for named executive officers (other than their own compensation). Our Chief Legal and People Officer has the

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responsibility of advising the compensation committee and coordinating with any third-party compensation advisors. The compensation committee also works with our Chief Financial Officer to evaluate the financial, accounting and tax implications. None of our named executive officers participates in deliberations regarding his or her own compensation. Our compensation committee charter also specifies that our compensation committee deliberates and determines compensation decisions related to our Chief Executive Officer in executive session, outside of the presence of the Chief Executive Officer.

Role of Compensation Advisors. Our compensation committee has the authority to engage its own advisors to assist in carrying out its responsibilities. In 2019, the Company retained Semler Brossy Consulting Group LLC (“Semler Brossy”), as an independent compensation consulting firm to provide advice to the compensation committee with respect to executive compensation decisions and comparison benchmarking. Working with management, Semler Brossy met with our compensation committee and provided various recommendations. Pursuant to SEC rules, our compensation committee has assessed the independence of Semler Brossy, and concluded that no conflict of interest exists that would prevent Semler Brossy from independently representing the compensation committee. Semler Brossy does not perform other services for us, and will not do so without the prior consent of the compensation committee. Our compensation committee intends periodically to review the need to independently retain a compensation consultant.

Other Elements

Employee Benefits

We provide our employees with retirement, health and welfare benefits, such as our group health insurance plans, 401(k) retirement plan, life, disability and accidental death insurance plans and our 2011 Employee Stock Purchase Plan. Those plans, which are available to all employees including our named executive officers, are designed to provide a stable array of support to our employees and their families and are not performance-based. Our benefits programs are generally established and adjusted by our human resources department with approval, as necessary, from senior management, the compensation committee, or the board of directors, as appropriate.

Employment Agreements

We have entered into employment agreements with our named executive officers, and these employment agreements contain severance and change of control benefits in favor of our named executive officers. These employment agreements were an integral part of the decision-making process for our named executive officers to join our Company.

We also enter into separation agreements with our named executive officers from time to time that provide for defined separation dates, specification of the continuing role of such executives prior to separation, including, in some cases, consulting services that the individual will provide to us post-separation from employment. These separation agreements typically provide for specified payment of compensation or severance benefits, and all such payments are subject to an effective release agreement from such individual.

All of these employment and separation agreements are discussed in more detail in the “Executive Compensation – Employment Agreements, Separation Agreements and Potential Payments upon Termination or Change of Control” section below. We believe that these agreements are an important recruitment and retention tool and will incent the named executive officers to maintain continued focus and dedication to their assigned duties to maximize stockholder value, or to assist in an orderly transition of responsibilities for those executives who leave our employment while reducing the risk of any potential disputes. The terms of these agreements were determined after review by the compensation committee of our retention and transition goals for each named executive officer, as well as analysis of market data, similar agreements established in our industry. These agreements were also the result of negotiations with the executives.

Other Compensation Matters and Policies

Tax and Accounting Considerations

Internal Revenue Code Section 162(m) limits the amount that we may deduct for compensation paid to our Chief Executive Officer and to each of our four most highly compensated officers to $1 million per person, unless certain exemption requirements are met. Exemptions to this deductibility limit may be made for various forms

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of “performance-based” compensation. The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed under the 2017 Tax Cuts and Jobs Act, effective for taxable years beginning after December 31, 2017. As a result, compensation paid to our “covered employees” under Section 162(m), including our Chief Executive Officer, Chief Financial Officer, and three other highest-paid officers, in excess of $1 million will not be deductible unless it qualifies for transition relief which grandfathers compensation paid under written binding contracts in effect on November 2, 2017. We expect that equity awards granted or other compensation provided under arrangements entered into or materially modified after November 2, 2017 generally will not be deductible to the extent they result in compensation to certain executive officers that exceeds $1 million in any one year for any such officer. Although the compensation committee cannot predict how the deductibility limit may impact our compensation program in future years, the compensation committee intends to maintain an approach to executive compensation that follows our pay-for-performance philosophy.

Section 409A of the Internal Revenue Code imposes additional significant taxes in the event that an executive officer, director or other service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A. Although we do not maintain traditional nonqualified deferred compensation plans, Section 409A may apply to certain arrangements we enter into with our executive officers, including our change of control severance arrangements. Consequently, to assist in avoiding additional tax under Section 409A, our intent is to design any such arrangements in a manner to avoid the application of Section 409A.

Stock Ownership Guidelines

Our named executive officers and non-management directors are subject to stock ownership guidelines, which we updated in 2020. The current levels are as follows:

Position	Multiple of Base Salary OR Minimum Share Amount (whichever is lower)
Chief Executive Officer	5 times/250,000 shares
Chief Operating Officer and Chief Financial Officer	3 times/150,000 shares
Non-management Directors	5 times annual cash retainer/200,000 shares

Our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and non-management directors have five years from the time they are elected or appointed, to meet these guidelines, subject to additional holding requirements in the event the holding requirement is not timely met.

Policy against Hedging/Pledging

Our Insider Trading Policy prohibits any of our named executive officers from engaging in transactions in publicly-traded options, such as puts and calls, and other derivative securities with respect to our stock. Our policy also prohibits any of our named executive officers from pledging our securities as collateral for loans or holding our securities in margin accounts.

Risk Assessment and Clawback Policy

The compensation committee believes that although a portion of compensation provided to our executive officers is performance-based, our compensation programs do not encourage excessive or unnecessary risk taking. In fact, the design of our compensation programs encourages our executives to remain focused on both short-term and long-term strategic goals. In addition, in 2020 our board of directors adopted a clawback policy, so in the event of a restatement of the Company’s financial results (other than a restatement caused by a change in applicable accounting rules or interpretations, or an administratively required restatement such as in connection with a stock combination or split) and any performance-based compensation paid to an executive officer would have been a lower amount if calculated based on the restated results, and such executive officer engaged in fraud or intentional illegal conduct which materially contributed to the need for such restatement, the Company will seek to recover for the Company the after-tax portion of the awarded compensation and the compensation that should have been paid based on the restated results.

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Compensation Committee Report

The compensation committee oversees our compensation policies, plans, and benefit programs. The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Compensation Committee

Jane Okun Bomba (Chair) (served since March 5, 2020)

John R. Ferron (served since March 5, 2020)

John R. Harris (served since March 5, 2020)

Bruce W. Dunlevie (served through March 4, 2020)

Thomas F. Mendoza (served through March 4, 2020)

The Report of the Compensation Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing by ServiceSource under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent ServiceSource specifically incorporates the Report of the Compensation Committee by reference therein.

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Summary Compensation Table

The following table provides information regarding the compensation of our named executive officers during the years ended December 31, 2019 and 2018:

Name and Principal Position	Year	Salary		Bonus(1)	Stock Awards(2)	Option Awards(2)	Non-Equity CIP(3)	All Other Compensation(4)	Total
Gary B. Moore Chief Executive Officer	2019	$750,000		$—	$—	$—	$199,610	$54,250	$1,003,860
	2018	$66,346	(5)	$150,000	$741,464	$622,400	$—	$53,125	$1,633,335
Deborah A. Dunnam Chief Operating Officer	2019	$400,000		$—	$—	$—	$239,532	$57,000	$696,532
	2018	$123,981	(6)	$60,000	$904,500	$311,200	$—	$—	$1,399,681
Richard G. Walker Chief Financial Officer	2019	$400,000		$—	$—	$—	$239,532	$2,900	$642,432
	2018	$53,846	(7)	$—	$501,464	$311,200	$—	$29,029	$895,539

(1)	Cash bonuses of $150,000 and $60,000 were paid to Mr. Moore and Ms. Dunnam, respectively, in January 2019 in connection with their appointments in 2018.

(2)

The amounts reported in these columns reflect the aggregate grant date fair value of the stock awards computed in accordance with FASB ASC Topic 718. These amounts do not necessarily correspond to the actual value recognized by named executive officers. The assumptions used for calculating the grant date fair value are consistent with the valuation methodologies specified in the notes to our Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2019. With respect to Mr. Moore and Mr. Walker, the 2018 amounts include RSUs with a grant date fair value of $141,464, for services as non-employee directors prior to their appointments as Chief Executive Officer and Chief Financial Officer, respectively.

(3)	For 2019, the amounts in this column represent payments under CIP earned with respect to 2019 and paid in March 2020.

(4)

The 2019 amount includes $52,250 for Mr. Moore’s corporate housing and $55,000 for Ms. Dunnam’s membership in the “World 50.” The 2018 amount includes $53,125 and $28,917 for Mr. Moore and Mr. Walker, respectively, in cash compensation for services as non-employee directors prior to appointment as Chief Executive Officer and Chief Financial Officer, respectively. For all of the named executive officers, includes, as applicable, matching contributions made by us with respect to the named executive officer’s Health Savings Account (“HSA”) and 401(k) contributions. For our named executive officers, we match a maximum of $900 of their HSA contributions and $2,000 of their 401(k) contributions per year.

(5)

Mr. Moore became our Executive Chairman in November 2018 and received a pro-rated base salary based on an annual salary of $500,000. In December 2018, he was appointed as our Chief Executive Officer and received a pro-rated base salary based on an annual salary of $750,000.

(6)	Ms. Dunnam was appointed as our Chief Operating Officer in November 2018 and received a pro-rated base salary based on an annual salary of $400,000.

(7)	Mr. Walker was appointed as our Chief Financial Officer in November 2018 and received a pro-rated base salary based on an annual salary of $400,000.

Grants of Plan Based Awards

The compensation committee determined to forego fiscal year 2019 equity grants to named executive officers.

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Outstanding Equity Awards

The following table presents information concerning outstanding equity awards held by our named executive officers at December 31, 2019:

			Option Awards				Stock Awards

Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(1)
Gary B. Moore	12/7/2018	(2)					250,000	$417,500
	12/7/2018	(3)	500,000	500,000	$1.20	12/7/2028
Deborah A. Dunnam	9/4/2018	(4)					206,250	$344,438
	12/7/2018	(5)					18,750	$31,313
	12/7/2018	(6)	125,000	375,000	$1.20	12/7/2028
Richard G. Walker	10/16/2017	(7)					32,489	$54,257
	12/7/2018	(6)	125,000	375,000	$1.20	12/7/2028
	12/7/2018	(5)					225,000	$375,750

(1)	The market value is calculated using the closing price of our common stock of $1.67 on December 31, 2019, as reported on the Nasdaq market, multiplied by the unvested stock amount.

(2)	The RSUs vest in two equal annual installments commencing December 7, 2019.

(3)	50% of the shares underlying such option vested on December 7, 2019 and thereafter in 12 equal monthly installments.

(4)	The RSUs vest in four equal annual installments commencing September 4, 2019.

(5)	The RSUs vest in four equal annual installments commencing December 7, 2019.

(6)	25% of the shares underlying such option vested on December 7, 2019 and thereafter in 36 equal monthly installments.

(7)	The RSUs were granted for service as a non-employee director prior to Mr. Walker’s appointment as our Chief Financial Officer and vest in three equal annual installments commencing October 16, 2018.

Stock Options Exercises and Stock Vested

The following table presents information regarding vested stock awards held by our named executive officers during the year ended December 31, 2019. None of our named executive officers exercised options during the year ended December 31, 2019.

	Stock Awards

Name	Number of Shares Acquired on Vesting		Value Realized on Vesting(1)
Gary B. Moore	309,281	(2)	$464,916
Deborah A. Dunnam	75,000		$74,694
Richard G. Walker	142,855	(3)	$184,682

(1)

The value realized on vesting is calculated by multiplying the number of shares of stock by the market value of the underlying shares on each vesting date. Market value is calculated using the closing price of our common stock as reported on The Nasdaq Stock Market LLC on the applicable vesting date.

(2)	This value includes RSUs that were granted in 2018 for Mr. Moore’s service as a non-employee director.

(3)	This value includes RSUs that were granted in 2017 and 2018 for Mr. Walker’s service as a non-employee director.

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Equity Compensation Plan Information

The following table summarizes the number of outstanding options, warrants and rights granted to employees and directors, as well as the number of securities remaining available for future issuance, under our equity compensation plans as of December 31, 2019:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column
Equity compensation plans approved by security holders (1)(2)	9,451,900	$2.16	17,992,329
Equity compensation plans not approved by security holders	—	$—	—
Total	9,451,900	$2.16	17,992,329

(1)	Includes the following plans: 2011 Equity Incentive Plan, 2008 Share Option Plan, 2004 Omnibus Share Plan and 2011 Employee Stock Purchase Plan.
(2)

Although our equity compensation plans include provisions for annual increases in the number of shares available for issuance thereunder, in 2020, our compensation committee recommended AGAINST Board approval of such increases for the 2019 fiscal year. Our 2011 Equity Incentive Plan provides for annual increases in the number of shares available for issuance thereunder on the first day of each fiscal year, beginning with the 2012 fiscal year, equal to the lesser of (i) 3,840,000 shares of our common stock, (ii) four percent (4%) of the outstanding shares of our common stock on the last day of the immediately preceding fiscal year or (iii) such other amount as our board of directors may determine. Our 2011 Employee Stock Purchase Plan provides for annual increases in the number of shares available for issuance thereunder on the first day of each fiscal year, beginning with the 2012 fiscal year, equal to the lesser of (i) 1,500,000 shares of our common stock, (ii) one percent (1%) of the outstanding shares of our common stock on the last day of the immediately preceding fiscal year or (iii) such other amount as our board of directors may determine.

Other Plans

We do not have any qualified or non-qualified defined benefit plans, any traditional non-qualified deferred compensation plans or other deferred compensation plans.

Employment Agreements, Separation Agreements and Potential Payments upon Termination or Change of Control

Employment Agreements

We entered into employment agreements with Messrs. Moore and Walker, and Ms. Dunnam, that provide for certain severance payments and equity vesting upon termination of their employment in specified circumstances. We believe that these agreements are an important retention tool and will incent the named executive officers to maintain continued focus and dedication to their assigned duties to maximize stockholder value. The terms of these agreements were determined after review by the compensation committee of our retention goals for each named executive officer, as well as analysis of market data, similar agreements established within our industry, and applicable law.

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Gary B. Moore. The Company and Mr. Moore entered into a written agreement on January 22, 2019. The arrangements relating to Mr. Moore’s employment, and/or the written employment agreement (such arrangements and the written agreement, collectively, the “Moore Employment Agreement”) provide for the following:

Base Salary and Bonus	The Moore Employment Agreement provides that Mr. Moore will receive an annual base salary of $750,000 and an annual target bonus opportunity of 33% of his base salary under the Company’s CIP. The Moore Employment Agreement also provided that Mr. Moore would receive a sign-on bonus of $150,000, earned in 2018, payable in 2019.
Equity Compensation	Pursuant to the Moore Employment Agreement, Mr. Moore received an initial option award to purchase up to 1,000,000 shares of the Company’s common stock and an initial award of 500,000 RSUs. See “Summary Compensation Table” and “Outstanding Equity Awards at Fiscal Year-End” for more detail about these awards.
Rights on Termination

Without Cause or For Good Reason.

The Moore Employment Agreement provides that if Mr. Moore’s employment is terminated for any reason (except within six months following a Change of Control), Mr. Moore will not be eligible to receive any cash payments, equity vesting acceleration, or other severance benefit.

Change of Control

Upon a Change of Control.

Mr. Moore’s outstanding equity compensation awards under the 2011 Equity Incentive Plan (other than Board Service Equity Grants) will immediately become vested in full.

Within Six Months Following a Change of Control.

If Mr. Moore’s employment terminates for any reason within six months following a Change of Control, Mr. Moore would be entitled to a lump sum payment of nine months of his then current base salary plus 100% of his then applicable annual target bonus. Mr. Moore would further be entitled to a lump sum payment equal to the product of (a) nine and (b) the amount of the monthly premium that would be required for the first month of coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and all applicable regulations (“COBRA”) assuming Mr. Moore elected coverage for himself, and any eligible spouse and/or dependents, and whether or not Mr. Moore actually elects COBRA continuation coverage.

In the event any payment to Mr. Moore provided in the Moore Employment Agreement would constitute a “parachute payment” as defined in 280G(b)(2) of the Internal Revenue Code, then Mr. Moore will be entitled to receive the amount of such payment that would provide him the greatest after-tax benefit of either the full payment or a lesser payment which would result in no portion of such severance benefits being subject to excise tax.

Required for All Severance Payments	The foregoing separation payments and benefits are conditioned on Mr. Moore executing a general release of claims in our favor. The Moore Employment Agreement also includes a non-solicitation covenant in favor of the Company for a period of one year following Mr. Moore’s termination of employment.

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Deborah A. Dunnam. On November 7, 2018, the Company and Ms. Dunnam entered into an employment agreement (the “Dunnam Employment Agreement”), which provides for the following:

Base Salary and Bonus

The Dunnam Employment Agreement provides that Ms. Dunnam receives an annual base salary of $400,000 and, beginning in 2019, an annual target bonus opportunity of up to 75% of her base salary under the CIP. The Dunnam Employment Agreement also provided that Ms. Dunnam would receive a sign-on bonus of $60,000 earned in 2018, payable in 2019.

The Dunnam Employment Agreement also provides that the Company will sponsor Ms. Dunnam’s membership in the “World 50,” which was $55,000 in 2019.

Equity Compensation	Pursuant to the Dunnam Employment Agreement, Ms. Dunnam received an option award to purchase up to 500,000 shares of the Company’s common stock and an award of 25,000 RSUs. See “Summary Compensation Table” and “Outstanding Equity Awards at Fiscal Year-End” for more detail about these awards.
Rights on Termination

Without Cause or For Good Reason.

The Dunnam Employment Agreement provides that if we terminate her employment without Cause, or if she terminates her employment with us for Good Reason, she will be entitled to a payment of nine months of her then current base salary plus any bonus earned under the CIP prior to the termination date and through the nine months following the termination date. Ms. Dunnam would further be entitled to a lump sum payment equal to the product of (a) nine and (b) the amount of the monthly premium that would be required for the first month of coverage under COBRA assuming Ms. Dunnam elected coverage for herself, and any eligible spouse and/or dependents, and whether or not Ms. Dunnam actually elects COBRA continuation coverage (such cash payments the “Dunnam Severance Payments”).

If Ms. Dunnam is terminated without Cause, or if she terminates her employment with us for Good Reason, Ms. Dunnam’s outstanding equity compensation awards shall immediately have their vesting accelerated by twelve months from the employment termination or resignation date. The Dunnam Employment Agreement provides further that if we terminate her employment without Cause, or if she terminates her employment with us for Good Reason within 18 months following a Change of Control, she will be entitled to the Dunnam Severance Payments and all of Ms. Dunnam’s then-outstanding unvested equity awards will become fully vested.

In the event any payment to Ms. Dunnam provided in the Dunnam Employment Agreement would constitute a “parachute payment” as defined in 280G(b)(2) of the Internal Revenue Code, then Ms. Dunnam will be entitled to receive the amount of such payment that would provide her the greatest after-tax benefit of either the full payment or a lesser payment which would result in no portion of such severance benefits being subject to excise tax.
Required for All Severance Payments	The foregoing separation payments and benefits are conditioned on Ms. Dunnam executing a general release of claims in our favor. The Dunnam Employment Agreement also includes a non-solicitation covenant in favor of the Company for a period of one year following Ms. Dunnam’s termination of employment.

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Richard G. Walker. On October 17, 2018, the Company and Mr. Walker entered into an employment agreement (the “Walker Employment Agreement”), effective November 12, 2018, which provides for the following:

Base Salary and Bonus	The Walker Employment Agreement provides that Mr. Walker receives an annual base salary of $400,000 and, beginning in 2019, an annual target bonus opportunity of up to 75% of his base salary under the CIP.
Equity Compensation	Pursuant to the Walker Employment Agreement, Mr. Walker received an initial option award to purchase up to 500,000 shares of the Company’s common stock and an initial award of 300,000 RSUs. See “Summary Compensation Table” and “Outstanding Equity Awards at Fiscal Year-End” for more detail about these awards.
Rights on Termination

Without Cause or For Good Reason.

The Walker Employment Agreement provides that if we terminate his employment without Cause, or if he terminates his employment with us for Good Reason, he will be entitled to a payment of nine months of his then current base salary plus any bonus earned under the CIP prior to the termination date and through the nine months following the termination date. Mr. Walker would further be entitled to a lump sum payment equal to the product of (a) nine and (b) the amount of the monthly premium that would be required for the first month of coverage under COBRA assuming Mr. Walker elected coverage for himself, and any eligible spouse and/or dependents, and whether or not Mr. Walker actually elects COBRA continuation coverage (such cash payments the “Walker Severance Payments”).

If Mr. Walker is terminated without Cause, or if he terminates his employment with us for Good Reason, Mr. Walker’s outstanding equity compensation awards shall immediately have their vesting accelerated by twelve months from the employment termination or resignation date. The Walker Employment Agreement provides further that if we terminate his employment without Cause, or if he terminates his employment with us for Good Reason within 18 months following a Change of Control, he will be entitled to the Walker Severance Payments and all of Mr. Walker’s then-outstanding unvested equity awards will become fully vested.

In the event any payment to Mr. Walker provided in the Walker Employment Agreement would constitute a “parachute payment” as defined in 280G(b)(2) of the Internal Revenue Code, then Mr. Walker will be entitled to receive the amount of such payment that would provide her the greatest after-tax benefit of either the full payment or a lesser payment which would result in no portion of such severance benefits being subject to excise tax.
Required for All Severance Payments	The foregoing separation payments and benefits are conditioned on Mr. Walker executing a general release of claims in our favor. The Walker Employment Agreement also includes a non-solicitation covenant in favor of the Company for a period of one year following Mr. Walker’s termination of employment.

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  EXECUTIVE COMPENSATION

Potential Payments Upon Termination or Change of Control

The following table summarizes the estimated payments and benefits that would be provided to our named executive officers upon termination or a change of control under our plans and arrangements with our named executive officers described above, assuming the triggering event took place on the last business day of 2019. All payments and benefits are subject to the executive’s execution of a customary general release of all legal claims and such release becoming effective.

	Termination Without Cause or Termination for Good Reason						Termination in Connection with a Change of Control

Name(1)	Cash Compensation		Health Care Benefits		Acceleration of Equity Vesting(2)		Cash Compensation		Health Care Benefits		Acceleration of Equity Vesting(3)
Gary B. Moore	$—	(4)	$—	(4)	$—	(4)	$812,500	(5)(6)	$12,906	(6)(7)	$652,500	(6)
Deborah A. Dunnam	$525,000	(8)	$12,960	(7)	$184,000		$525,000	(8)(9)	$12,960	(7)(9)	$552,000	(9)
Richard G. Walker	$525,000	(10)	$17,001	(7)	$184,000	(11)	$525,000	(10)(12)	$17,001	(7)(12)	$552,000	(11)(12)

(1)	All payments and benefits are subject to the executive’s execution of a customary general release of all legal claims, and such release becoming effective.

(2)

The amounts in this column represent the intrinsic value of the unvested shares subject to twelve months of acceleration from December 31, 2019, calculated as the sum of the market value minus the exercise price, multiplied by the number of unvested shares. Market value is equal to the closing price of our common stock of $1.67 on December 31, 2019 as reported on the Nasdaq market.

(3)

The amounts in this column represent the intrinsic value of the unvested shares subject to full equity acceleration, calculated as the sum of the market value minus the exercise price, multiplied by the number of unvested shares. Market value is equal to the closing price of our common stock of $1.67 on December 31, 2019, as reported on the Nasdaq market.

(4)

If Mr. Moore’s employment is terminated for any reason (except within six months following a Change of Control), Mr. Moore will not be eligible to receive any cash payments, equity vesting acceleration or any other change of control benefit.

(5)	Amount represents nine months base salary under the Moore Employment Agreement and 100% of CIP at 2020 target.

(6)	Payable if Mr. Moore is terminated for any reason, including voluntary resignation, within six months of a Change of Control.

(7)	Amount represents a payment equal to the value of nine months of COBRA coverage.

(8)	Amount represents nine months base salary and nine months of CIP payment at 2020 target.

(9)	Payable if Ms. Dunnam is terminated without cause or resigns for good reason within eighteen months of a Change of Control.

(10)

Amount represents nine months base salary and nine months of CIP payment at 2020 target. The Walker Employment Agreement provides that upon a termination without Cause or for Good reason or upon a Change of Control, Mr. Walker will receive any bonus earned under the CIP prior to termination and through the nine-month period following the termination date.

(11)

Value of acceleration of equity reflects acceleration of equity awards Mr. Walker received in connection with his service as our Chief Financial Officer but excludes acceleration of equity awards received as a non-employee director.

(12)	Payable if Mr. Walker is terminated without cause or resigns for good reason within eighteen months of a Change of Control.

2020 Proxy Statement	55

  RELATED PERSON TRANSACTIONS AND SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

RELATED PERSON TRANSACTIONS AND SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Policies and Procedures for Related Person Transactions

We have adopted a formal policy that our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a related person transaction with us without the prior consent of our audit committee, or other independent members of our board of directors if it is inappropriate for our audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration and approval as a “related person transaction.” In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to the audit committee, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. Other than the continuing arrangements in fiscal 2018 described below, there were no related person transactions that required review or approval by our audit committee.

Related Person Transactions

The following is a description of certain related person transactions and relationships and other transactions since January 1, 2019 involving our directors, executive officers or beneficial holders of more than 5% of our capital stock, or entities affiliated with them. Compensation arrangements with our directors and named executive officers are described elsewhere in this proxy statement.

We have entered into employment arrangements with our executive officers and change of control severance arrangements with certain of our executive officers that, among other things, provides for certain severance and change of control benefits. See “ Executive Compensation – Employment Agreements, Separation Agreements and Potential Payments upon Termination or Change of Control.”

We have also entered into indemnification agreements with each of our directors and officers. The indemnification agreements and our certificate of incorporation and bylaws currently in effect require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Described below are related person transactions that were continuing in fiscal 2019.

Registration Rights Agreement

Benchmark Capital Partners V, L.P. (“Benchmark Capital Partners”), controlled by Benchmark Capital, and certain entities affiliated with Benchmark Capital ((the “Significant Holders”) are entitled to the following rights with respect to the registration of their shares of our common stock under the Securities Act of 1933, as amended (the “Securities Act”). For the Significant Holders, these rights are provided under the terms of a Registration and Information Rights Agreement (the “Registration Rights Agreement”). The Registration Rights Agreement includes demand registration rights, piggyback registration rights and Form S-3 registration rights. In addition, the agreement provides for certain information rights.

Demand Registration Rights. The Significant Holders are entitled to demand registration rights. If the Significant Holders request in writing that we effect a registration that has an anticipated aggregate offering price to the public of at least $10 million, then we will be required, at our expense, to register all registrable securities that these respective holders request to be registered. We are required to effect only two registrations for the Significant Holders pursuant to this provision of the Registration Rights Agreement. Depending on certain conditions, however, we may defer such registration for a specified number of days. The underwriters of any underwritten offering have the right to limit the number of shares registered by these holders for marketing reasons, subject to certain limitations.

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  RELATED PERSON TRANSACTIONS AND SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Piggyback Registration Rights. The Significant Holders are entitled to piggyback registration rights. If we register any of our securities either for our own account or for the account of other security holders, after the completion of this offering the Significant Holders are entitled to include all or part of their shares in the registration at our expense. The underwriters of any underwritten offering have the right to limit the number of shares registered by these holders for marketing reasons, subject to certain limitations.

Form S-3 Registration Rights. The Significant Holders are also currently entitled to short-form registration rights. If we are eligible to file a registration statement on Form S-3, these holders have the right to have all or part of their shares registered by us at our expense, subject to certain exceptions. The underwriters of any underwritten offering have the right to limit the number of shares registered by these holders for marketing reasons, subject to certain limitations. The registrable securities remain subject to the Registration Rights Agreement until (i) a registration statement covering the registrable securities is declared effective and the registrable securities are disposed of pursuant to such registration statement or, (ii) (x) the entire amount of registrable securities held by the Significant Holders are sold in a single sale pursuant to Rule 144 of the Exchange Act and (y) the Significant Holders own less than 1% of the equity securities of the Company on a fully diluted basis.

For the purposes of the Registration Rights Agreement, Registrable Securities held by a Significant Holder will cease to be Registrable Securities for such Holder, when (i) a registration statement covering such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective registration statement or (ii) (x) the entire amount of the Registrable Securities owned by such Holder may be sold in a single sale, in the opinion of counsel satisfactory to the Company and such Holder, each in their reasonable judgment, without any limitation as to volume pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act and (y) such Holder owns less than one percent (1%) the equity securities of the Company on a fully diluted basis.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Exchange Act, our officers and directors and persons who beneficially own more than 10% of a registered class of our equity securities are required to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) with the SEC. Such persons are required by the rules of the SEC to furnish us with copies of all such forms they file. Based solely on a review of the copies of such forms furnished to us and/or written representations that no additional forms were required. We believe that during our fiscal year ended December 31, 2019, all Section 16(a) filing requirements were satisfied on a timely basis, other than a Form 4 for each of Mr. Ferron and Ms. Ranganathan that inadvertently were filed late in June 2019.

2020 Proxy Statement	57

  SECURITY OWNERSHIP

SECURITY OWNERSHIP

The following table sets forth information as of March 12, 2020, about:

•	Each person who we know beneficially owns more than five percent of our common stock;

•	Each of our named executive officers;

•	Each of our directors and nominees for the board of directors; and

•	All of our current executive officers and directors as a group.

Unless otherwise noted below, the address of each person listed on the table is c/o ServiceSource International, Inc., 707 17th Street, 25th Floor, Denver, Colorado, 80202.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership below is based on 95,037,592 shares of common stock outstanding at March 12, 2020. In computing the number of shares of common stock deemed beneficially owned by a reporting person and the ownership percentage of that reporting person, we deemed shares of common stock underlying convertible securities and shares of common stock underlying options held by the reporting person that are currently exercisable or exercisable within 60 days of March 12, 2020, and PSUs held by the reporting person that vest within 60 days of March 12, 2020, to be outstanding with respect to that reporting person. We did not deem these shares outstanding, however, for the purpose of computing the ownership percentage of any other reporting person. Beneficial ownership representing less than one percent is denoted with an asterisk (“*”).

The information provided in the table is based on our records, information filed with the SEC, and information provided to us, except where otherwise noted.

	Number of Shares Beneficially Owned	Percent of Shares Outstanding
5% Stockholders:
PRIMECAP Management Company(1)	10,984,733	11.6%
Edenbrook Capital, LLC and its affiliates(2)	8,524,634	9.0%
Archon Capital Management LLC and its affiliates(3)	8,445,184	8.9%
Cannell Capital LLC and its affiliates(4)	6,634,564	7.0%
Entities affiliated with Benchmark Capital(5)	5,850,740	6.2%

Named Executive Officers and Directors:
Gary B. Moore	1,297,867	1.4%
Deborah A. Dunnam	233,194	*
Richard G. Walker	433,272	*
Robert G. Ashe(6)	316,362	*
Andrew M. Baker	—	*
Jane Okun Bomba	—	*
Bruce W. Dunlevie(7)	6,396,168	6.7%
John R. Ferron	162,500	*
John R. Harris	—	*
Thomas F. Mendoza	227,168	*
John A. Meyer	—	*
Robin L. Smith	—	*
All executive officers and directors as a group (12 persons)(8)	9,066,531	9.5%

*	Represents beneficial ownership of less than one percent (1%).

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  SECURITY OWNERSHIP

(1)

Based on information contained in a Schedule 13G/A filed with the SEC on February 12, 2020, PRIMECAP Management Company (“PRIMECAP”), in its capacity as an investment advisor, has sole voting power and sole dispositive power with respect to 10,984,733 shares as of December 31, 2019. The address for PRIMECAP is 177 E. Colorado Blvd., 11th Floor, Pasadena, California 91105.

(2)

Based on information contained in an amendment to Schedule 13D filed with the SEC on August 9, 2019, Edenbrook Capital, LLC has shared voting power and shared dispositive power with Edenbrook Long Only Value Fund, LP and Jonathan Brolin with respect to 8,524,634 shares as of August 8, 2019. The address for Edenbrook Capital, LLC and its affiliates is 2 Depot Plaza, Bedford Hills, NY 10507.

(3)

Based on information contained in an amendment to Schedule 13G/A filed with the SEC on February 14, 2020, Archon Capital Management LLC has shared voting power and shared dispositive power with Constantinos Christofilis with respect to 8,445,184 shares and Strategos Fund, L.P., has shared voting power and shared dispositive power with respect to 5,593,060 shares, in each case, as of December 31, 2019. The address for Archon Capital Management LLC and its affiliates is 1100 19th Avenue E, Seattle, Washington, 98112.

(4)

Based on information contained in a Schedule 13G/A filed with the SEC on November 20, 2019, Cannell Capital LLC (“Cannell Capital”) and J. Carlo Cannell, in his capacity as Cannell Capital’s managing member, have shared voting power and shared dispositive power with respect to the reported shares as of November 19, 2019. The address for Cannell Capital and Mr. Cannell is 245 Meriwether Circle, Alta, WY 83414.

(5)

Based on information contained in a Schedule 13G/A filed with the SEC on February 12, 2020, Benchmark Capital Management Co. V, L.L.C. (“BCMC V”) has shared voting power and shared dispositive power with BCP V, BFF V, BFF V-A, BFF V-B (each as defined below) with respect to 5,850,740 shares which include (i) 4,476,535 shares directly owned by Benchmark Capital Partners V, L.P. (“BCP V”); (ii) 545,811 shares directly owned by Benchmark Founders’ Fund V, L.P. (“BFF V”); (iii) 104,503 shares directly owned by Benchmark Founders’ Fund V-A, L.P. (“BFF V-A”); (iv) 82,232 shares directly owned by Benchmark Founders’ Fund V-B, L.P. (“BFF V-B”); and (v) 641,659 shares held in nominee form for the benefit of persons associated with BCMC V. Alexandre Balkanski, Bruce W. Dunlevie, Peter Fenton, J. William Gurley, Kevin R. Harvey, Robert C. Kagle, Mitchell H. Lasky, and Steven M. Spurlock, the members of BCMC V, the general partner of BCP V, BFF V, BFF V-A and BFF V-B, may be deemed to have shared voting power and shared dispositive power with respect to these shares. Bruce W. Dunlevie has sole voting power and sole dispositive power over 545,428 shares. The address for each of the reporting persons is 2965 Woodside Road, Woodside, California 94062.

(6)	Consists of (i) 281,662 shares held of record by Mr. Ashe; and (ii) 34,700 shares owned directly by a limited liability company controlled by Mr. Ashe.

(7)

Consists of (i) the shares listed in footnote (5) above, which are held by the Benchmark Capital entities; (ii) 476,801 shares held of record by Mr. Dunlevie’s family trust for which he serves as a trustee; and (iii) 68,627 shares owned directly by a limited liability company controlled by Mr. Dunlevie.

(8)	Consists of shares held of record by our named executive officers and current directors.

2020 Proxy Statement	59

  QUESTIONS AND ANSWERS

QUESTIONS AND ANSWERS

More Information about Proxies and Voting

1. WHAT IS A PROXY?

A proxy is your legal designation of another person to vote the stock you own. The person you designate is your “proxy,” and you give the proxy authority to vote your shares by submitting the enclosed proxy card or, if available, voting by telephone or over the internet. We have designated our Chief Executive Officer, Gary B. Moore, our Chief Financial Officer, Richard G. Walker, and our Executive Vice President and Chief Legal Officer, Patricia A. Elias, to serve as proxies for the annual meeting.

2. HOW DO I RECEIVE PROXY MATERIALS?

We have elected to deliver our proxy materials electronically over the internet as permitted by the rules of the SEC. As required by those rules, we are distributing a notice of internet availability of proxy materials to our stockholders of record and beneficial owners as of the close of business on March 12, 2020. On the date of distribution of the notice, all stockholders and beneficial owners will have the ability to access all of the proxy materials at the URL address included in the notice. Additionally, the notice of annual meeting, proxy statement, and annual report are available on our website by visiting http://ir.servicesource.com/ . These proxy materials are also available at no charge upon request. Please refer to information included in the notice of internet availability of proxy materials for additional information.

3. HOW MANY VOTES CAN BE CAST?

Each share of our common stock issued and outstanding as of the close of business on March 12, 2020, the record date for the 2020 annual meeting of stockholders, is entitled to vote on all items being considered at the 2020 annual meeting. You may vote all shares owned by you as of the record date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, or other nominee. On the record date, we had 95,037,592 shares of common stock issued and outstanding.

For all matters described in this proxy statement for which your vote is being solicited, each holder of shares of common stock is entitled to one vote for each share of common stock held by such holder as of the record date.

4. WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

Many of our stockholders hold their shares as a beneficial owner in “street name” through a broker or other nominee rather than directly in their own name.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, EQ by Equiniti, you are considered with respect to those shares the stockholder of record and these proxy materials were sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to our designated proxies or to vote at the annual meeting. You may vote on the internet or by telephone, or, if you have requested paper materials be delivered to you, you may return the proxy card by mail.

Beneficial Owner

If your shares are held in an account at a brokerage firm, bank, or other similar organization, you are considered the beneficial owner of shares held in “street name,” and the notice of annual meeting, proxy statement and annual report were forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, or other nominee how to vote your shares, and you are also invited to attend the annual meeting.

Because a beneficial owner is not the stockholder of record, you may not vote your shares at the annual meeting unless you obtain a legal proxy from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares at the meeting. If you are a beneficial owner and do not wish to vote at the annual meeting, you may vote by following the instructions provided by your broker or other nominee.

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  QUESTIONS AND ANSWERS

5. WHO IS SERVICESOURCE’S TRANSFER AGENT AND HOW DO I CONTACT THEM?

You may contact our transfer agent by overnight mail at EQ by Equiniti, 1110 Centre Pointe Curve, Suite 101, Mendota Heights, Minnesota 55120, or by calling (800) 401-1957.

6. HOW DO I ATTEND AND VOTE AT THE ANNUAL MEETING?

You are entitled to attend the annual meeting only if you were a stockholder as of the record date or you hold a valid proxy for the annual meeting. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to March 19, 2020, together with a copy of the voting instruction card provided by your broker, bank, or nominee, or other similar evidence of ownership.

To attend the annual meeting, you must register in advance at www.proxydocs.com/SREV prior to the deadline of May 7, 2020 at 5:00 p.m. Mountain Time. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the meeting and you will have the ability to submit questions. Please be sure to follow the instructions found on your proxy card and/or voting instruction card and subsequent instructions that will be delivered to you via email.

If you do not comply with the procedures outlined above, you may not be admitted to the virtual annual meeting.

Please let us know if you plan to attend the meeting by marking the appropriate box on the proxy card or, if you vote by telephone or internet, by indicating your plans when prompted. We do not expect to webcast the annual meeting.

Shares held in your name as the stockholder of record may be voted by you at the annual meeting. Shares held beneficially in street name may be voted by you at the annual meeting only if you obtain a legal proxy from the broker, bank, or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to vote at the meeting.

7. HOW CAN I VOTE WITHOUT ATTENDING THE ANNUAL MEETING?

By telephone or on the internet

If you are a stockholder of record, you may vote by following the telephone or internet voting instructions on your proxy card.

If you are a beneficial owner of shares, your broker, bank or other holder of record may make telephone or internet voting available to you. The availability of telephone and internet voting for beneficial owners will depend on the voting processes of your broker, bank or other nominee holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive.

By mail

Complete, sign and date the proxy card or voting instruction card and return it in the return envelope provided (which is postage prepaid if mailed in the United States). If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card in favor of the recommendations of our board of directors.

If you are a stockholder of record and requested paper materials, and the prepaid envelope is missing, please address and mail your completed proxy card to ServiceSource International, Inc., Attention: Corporate Secretary, 707 17th Street, 25th Floor, Denver, Colorado 80202.

If you are a beneficial owner of shares, you should have received a proxy card and voting instructions with these proxy materials from your broker, bank or other nominee holder of record. Simply complete and mail the proxy card provided to the address provided by your broker, bank or other nominee holder of record.

You may still participate in the annual meeting even if you have already voted by proxy provided that you follow the registration procedures set forth in question number six above.

2020 Proxy Statement	61

  QUESTIONS AND ANSWERS

8. IS MY VOTE CONFIDENTIAL?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within ServiceSource or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

9. WHAT CAN I DO IF I CHANGE MY MIND AFTER I VOTE BEFORE THE ANNUAL MEETING?

You may change your vote at any time prior to the taking of the vote at the annual meeting. If you are the stockholder of record, you may change your vote by:

•	granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (until the polls are closed during the annual meeting),

•

providing a written notice of revocation to our corporate secretary at ServiceSource International, Inc., Attention: Corporate Secretary, 707 17th Street, 25th Floor, Denver, Colorado 80202, prior to your shares being voted, or

•	virtually attending the annual meeting and voting at the meeting. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, or nominee following the instructions they provided or, if you have obtained a legal proxy from your broker, bank, or nominee giving you the right to vote your shares, by virtually attending the annual meeting and voting at the meeting.

10. WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

Only stockholders of record as of the close of business on the record date, March 19, 2020, who have properly registered for the meeting, are entitled to attend, and to vote at, the annual meeting. The names of stockholders of record entitled to vote at the annual meeting will be available at the annual meeting and for 10 days prior to the meeting for any proper purpose relating to the meeting, between the hours of 9:00 a.m. and 4:30 p.m. local time, at our Corporate Headquarters at 707 17th Street, 25th Floor, Denver, Colorado 80202, by contacting our corporate secretary.

11. WHAT ARE THE QUORUM REQUIREMENTS FOR CONDUCTING BUSINESS AT THE ANNUAL MEETING?

A majority of the issued and outstanding shares of common stock must be present or represented by proxy at our annual meeting in order for the annual meeting to be held and business to be transacted.

•

Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a broker, bank or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner.

If there is no quorum, a majority of the votes present at the annual meeting may adjourn the meeting to another date.

12. WHAT ARE THE BOARD’S RECOMMENDATIONS FOR VOTING AT THE ANNUAL MEETING?

Our board of directors recommends that you vote your shares:

•	“FOR” each of the nominees for director named in this proxy statement.

•

“FOR” the amendment to our certificate of incorporation to authorize the board of directors, in its discretion, to amend our certificate of incorporation to effect a reverse stock split of our common stock at a ratio of not less than one-for-five and not more than one-for-ten, as determined by the board of directors.

•	“FOR” the approval of our 2020 Equity Incentive Plan.

•	“FOR” on an advisory basis, approval of the compensation of our named executive officers for the year ended December 31, 2019.

•	“FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for the 2020 fiscal year.

62	2020 Proxy Statement

  QUESTIONS AND ANSWERS

13. WHAT ARE THE VOTING REQUIREMENTS TO APPROVE EACH OF THE PROPOSALS AT THE ANNUAL MEETING?

Proposal	Vote Required	Discretionary Broker Voting Allowed?
Election of directors	Majority of the shares outstanding and entitled to vote at the meeting	No
Vote to authorize the board of directors, in its discretion, to amend our certificate of incorporation to effect a reverse stock split	Two-thirds of the shares outstanding and entitled to vote at the meeting	No
Vote to approve our 2020 Equity Incentive Plan	Majority of the shares present, represented and entitled to vote at the meeting	No
Advisory vote to approve executive compensation	Majority of the shares present, represented and entitled to vote at the meeting	No
Ratification of Ernst & Young LLP	Majority of the shares present, represented and entitled to vote at the meeting	Yes

If you are a beneficial owner, your broker, bank or other nominee holder of record is permitted to vote your shares on the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm, even if the record holder does not receive voting instructions from you. Your broker, bank or other nominee holder of record does not have discretionary authority to vote on the other four proposals without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on this matter. Accordingly, if you are a beneficial owner, it is particularly important that you provide your instructions for voting your shares on the election of directors, the vote to authorize our board of directors amend our certificate of incorporation effect a reverse stock split of our common stock at a ratio as determined by the board of directors, the vote to approve our 2020 Equity Incentive Plan, and the advisory vote to approve our executive compensation, to your broker, bank or other nominee holder of record.

Proposal 1 – Election of Directors

If a quorum is present, the affirmative “FOR” vote of a majority of the shares present, represented and entitled to vote on the proposal is required to elect each director nominee. You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to each director nominee. Broker non-votes and abstentions will be counted for purposes of determining whether there is a quorum. In addition, you may not cumulate your votes for the election of directors.

Our bylaws provide for a majority voting standard for the election of directors in uncontested elections. In order for a nominee to be elected in an uncontested election, the number of votes cast “FOR” the nominee’s election must exceed the number of votes cast “AGAINST” that nominee. Broker non-votes and abstentions will have no effect on the outcome of the election. This majority voting standard includes a director resignation policy in the event a nominee does not receive majority support of the votes cast.

In connection with our majority voting procedures, the board of directors nominates for election or re-election as director only those candidates who have tendered, in advance of such nomination, an irrevocable, conditional resignation that will be effective only upon both (i) the failure to receive the required vote at the next stockholders’ meeting at which they face re-election and (ii) the board of directors’ acceptance of such resignation. In an uncontested election, the board of directors, after taking into consideration the recommendation of the nominating and corporate governance committee, will determine whether or not to accept the pre-tendered resignation of any nominee for director who receives a greater number of votes “AGAINST” such nominee’s election than votes “FOR” such nominee. In the event of a contested election, the director nominees who receive the largest number of vote cast “FOR” their election will be elected as directors.

Proposal 2 – Vote to Authorize the Board of Directors, in its Discretion, to Amend Our Certificate of Incorporation to Effect a Reverse Stock Split of Our Common Stock at a Ratio as Determined by the Board of Directors

The affirmative “FOR” vote of two-thirds of the shares outstanding and entitled to vote on the proposal is required to authorize our board of directors, in its discretion, to amend to our certificate of incorporation to effect a reverse stock split of our common stock at a ratio as determined by the board of directors. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal.

2020 Proxy Statement	63

  QUESTIONS AND ANSWERS

Proposal 3 – Vote to Approve our 2020 Equity Incentive Plan

The affirmative “FOR” vote of a majority of the shares present, represented and entitled to vote on the proposal is required to approve, Proposal 3. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.

Proposal 4 – Advisory Vote on Executive Compensation

The affirmative “FOR” vote of a majority of the shares present, represented and entitled to vote on the proposal is required to approve, on an advisory basis, Proposal 4. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.

Proposal 5 – Ratification of Ernst & Young LLP

The affirmative “FOR” vote of a majority of the shares present, represented and entitled to vote on the proposal is required to ratify the selection by our audit committee of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal. Because broker discretionary voting is permitted on this proposal, brokers that do not receive voting instructions from stockholders may vote on this proposal in their discretion.

14. WHAT OTHER MATTERS CAN BE PRESENTED AT THE ANNUAL MEETING?

Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Gary B. Moore, Richard G. Walker and Patricia A. Elias, or any of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

If for any reason any of the nominees is not available as a candidate for director at the annual meeting, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the board of directors.

15. HOW ARE PROXIES SOLICITED AND WHAT IS THE COST?

We are soliciting proxies and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We may also reimburse brokerage firms, banks and other nominee holders of record for the cost of forwarding proxy materials to beneficial owners. In the past we have hired a third party to assist in solicitation of proxies, and we may elect to do so again this year on an as needed basis. If we do engage a third party, we will pay them a customary fee consistent with the amounts we have paid in prior years for services and for reimbursement of out-of-pocket expenses.

16. WHAT IF I ONLY RECEIVED ONE COPY OF THE PROXY MATERIALS, EVEN THOUGH MULTIPLE STOCKHOLDERS RESIDE AT MY ADDRESS?

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single copy of the notice of internet availability of proxy materials, our notice of annual meeting, proxy statement and annual report, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

Upon written or verbal request, we will deliver promptly a separate copy of the notice of internet availability of proxy materials and, if applicable, this proxy statement and annual report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy or if you no longer wish to participate in householding and would prefer to receive a separate notice of annual meeting, proxy statement and annual report, please direct your written request to: ServiceSource International, Inc., Attention: Investor Relations, 707 17th Street, 25th Floor, Denver, Colorado 80202, (770) 889-8500.

64	2020 Proxy Statement

  QUESTIONS AND ANSWERS

Stockholders who hold shares in street name should contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Board Communications, Stockholder Proposals and Company Documents

17. HOW DO I COMMUNICATE WITH THE BOARD?

Stockholders who wish to communicate with our board of directors are welcome to do so either:

•	in writing, at ServiceSource International, Inc., Attention: Corporate Secretary, 707 17th Street, 25th Floor, Denver, Colorado 80202; or

•	online at www.servicesource.com and clicking through “Company,” “Investor Relations,” “Corporate Governance” and “Contact the Board.”

Communications are distributed to our board of directors, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication.

18. HOW DO I SUBMIT A PROPOSAL FOR ACTION AT THE 2021 ANNUAL MEETING OF STOCKHOLDERS?

Stockholder Proposals

For Inclusion in Proxy Statement. Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our corporate secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2021 annual meeting of stockholders, our corporate secretary must receive the written proposal at our principal executive offices no later than December 2, 2020. However, if we hold our 2021 annual meeting of stockholders more than 30 days before or 60 days after the one-year anniversary date of the 2020 annual meeting, we will disclose the new deadline by which stockholders’ proposals must be received in our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Proposals should be addressed to: ServiceSource International, Inc. Attn: Corporate Secretary 707 17th Street, 25th Floor, Denver, Colorado 80202.

For Consideration at the Annual Meeting but Not Included in Proxy Statement. Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders, but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is:

•	specified in our proxy materials with respect to such meeting,

•	otherwise properly brought before the meeting by or at the direction of our board of directors, or

•

properly brought before the meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our corporate secretary, which notice must contain the information specified in our bylaws.

To be timely for our 2021 annual meeting of stockholders, our corporate secretary must receive the written notice at our principal executive offices:

•	not earlier than December 2, 2020, and

•	not later than January 1, 2021.

2020 Proxy Statement	65

  QUESTIONS AND ANSWERS

In the event that we hold our 2021 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary date of the 2020 annual meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of the following two dates:

•	the 90th day prior to such annual meeting, or

•	the 10th day following the day on which public announcement of the date of such meeting is first made.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.

Director Candidate Recommendations

You may recommend director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors, and should be directed to the corporate secretary of ServiceSource at 707 17th Street, 25th Floor, Denver, Colorado 80202.

Director Candidate Nominations

In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our corporate secretary in accordance with our bylaws, which, in general, require that the notice be received by our corporate secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in our proxy statement.

Availability of Bylaws

Our bylaws have been publicly filed with the SEC and can also be found on our website at www.servicesource.com in the Corporate Governance section of our investor relations webpage. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

19. WHEN WILL THE COMPANY ANNOUNCE THE VOTING RESULTS?

We will disclose voting results on a Current Report on Form 8-K filed with the SEC after the annual meeting.

66	2020 Proxy Statement

  OTHER MATTERS

OTHER MATTERS

We know of no other matters to be submitted at the 2020 annual meeting. If any other matters properly come before the 2020 annual meeting, it is the intention of the persons named in the proxy to vote the shares they represent as the board of directors may recommend. Discretionary authority with respect to such other matters is granted by a properly submitted proxy.

THE BOARD OF DIRECTORS

Denver, Colorado

April 1, 2020

2020 Proxy Statement	67

  APPENDIX A

APPENDIX A

PROPOSED AMENDMENT TO SERVICESOURCE INTERNATIONAL, INC.

CERTIFICATE OF INCORPORATION

The text of the proposed amendment to Section 1 of Article V of the Certificate of Incorporation, marked to show changes to the current Section 1 of Article V, is set forth as follows:

5.1 Authorized Capital Stock.

(a)    The total number of shares of all classes of capital stock which the corporation is authorized to issue is 1,020,000,000 shares, consisting of 1,000,000,000 shares of Common Stock, par value $0.0001 per share (the “Common Stock”), and 20,000,000 shares of Preferred Stock, par value $0.0001 per share (the “Preferred Stock”).

(b)    On [●] at [●] [●].m. (the “Effective Time”), each [●] ([●]) shares of the corporation’s Common Stock issued and outstanding or held in treasury (if any) immediately prior to the Effective Time shall be automatically reclassified as and combined, without further action, into one (1) validly issued, fully paid and nonassessable share of Common Stock, par value $0.0001 per share (the “Reverse Stock Split”), subject to the treatment of fractional share interests as described below. No fractional shares will be issued in connection with the Reverse Stock Split. Instead, the corporation will issue one full share of the post-Reverse Stock Split Common Stock to any stockholder who would have been entitled to receive a fractional share of Common Stock as a result of the Reverse Stock Split. Each holder of Common Stock will hold the same percentage of the outstanding Common Stock immediately following the Reverse Stock Split as that stockholder did immediately prior to the Reverse Stock Split, except for minor adjustments due to the additional net share fraction that will need to be issued as a result of the treatment of fractional shares. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional shares as described above.

A-1	2020 Proxy Statement

  APPENDIX B

APPENDIX B

SERVICESOURCE INTERNATIONAL, INC.

2020 EQUITY INCENTIVE PLAN

2020 Proxy Statement

  APPENDIX B

SERVICESOURCE INTERNATIONAL, INC.

2020 EQUITY INCENTIVE PLAN

2020 Proxy Statement

SERVICESOURCE INTERNATIONAL, INC.

2020 EQUITY INCENTIVE PLAN

Adopted by the Board on March 5, 2020

Approved by the Company’s stockholders on [●], 2020

1.	ESTABLISHMENT AND PURPOSE OF PLAN

ServiceSource International, Inc., a Delaware corporation (the “Company”), hereby establishes the ServiceSource International, Inc. 2020 Equity Incentive Plan (the “Plan”) as set forth in this document. The purpose of the Plan is to promote the success of the Company and to increase stockholder value by providing an additional means to attract, motivate, retain and reward selected employees, non-employee directors, and other eligible persons through the grant of equity and cash Awards that align the interests of Plan participants with the interests of the Company’s stockholders.

2.	DEFINITIONS

2.1 Defined Terms. As used in the Plan, the following capitalized terms shall have the meanings set forth below:

a.

“Administrator” shall mean the Board or one or more Committees appointed by the Board (or appointed by another Committee within that Committee’s delegated authority) to administer all or certain aspects of this Plan, as set forth in Section 3 hereof.

b.	“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

c.

“Award” shall mean any award granted under the Plan, including any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Stock Unit, cash Award, or Other Stock-Based Award.

d.

“Award Agreement” shall mean a written or electronic Award agreement between the Company and a Participant evidencing the grant of an Award under the Plan and containing the terms and conditions of such Award, as determined by the Administrator.

e.	“Board” shall mean the board of directors of the Company.

f.

“Cause” shall have the meaning ascribed to such term in any written agreement between the Participant and the Company or an Affiliate defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events, in each case as determined by the Administrator: (i) Participant’s gross negligence or willful misconduct in connection with the performance of his or her duties; (ii) Participant’s conviction of, or a plea of nolo contendere to, a felony or a crime involving fraud or dishonesty under the laws of the United States or any state thereof; (iii) Participant’s performance of any act of theft, embezzlement, fraud, malfeasance, dishonesty or misappropriation of the Company’s property, or (iv) Participant’s material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreement, if any, between the Participant and the Company. Any determination by the Administrator whether an event constituting Cause has occurred will be final, binding and conclusive. For purposes of this definition, the term “Company” shall be interpreted to include any Subsidiary, Affiliate or parent of the Company, as appropriate.

g.	“Change in Control” shall mean the occurrence of any of the following events:

1.

the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection 1., the acquisition of additional securities by any one Person, who is already considered to beneficially own more than fifty percent (50%) of the Outstanding Company Voting Securities, will not be considered a Change in Control; or

2.

a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

3.

A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company

If the occurrence of a Change in Control is a payment event for an Award that is “non-qualified deferred compensation” subject to Code Section 409A, then a Change in Control will be deemed to have occurred only if the transaction is also a “change in ownership or effective control of” the Company or a “change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5).

h.	“Code” shall mean the Internal Revenue Code of 1986, as amended.

i.

“Committee” shall mean the compensation committee of the Board, or such other Committee of the Board to which administration of the Plan, or a part of the Plan, has been duly delegated as permitted by applicable law and in accordance with the Plan.

j.

“Common Stock” shall mean the common stock of the Company, par value $0.0001 per share, and such other securities or property as may become the subject of Awards under this Plan pursuant to an adjustment made under Section 8.1.

k.	“Company” shall mean ServiceSource International, Inc., a Delaware corporation.

l.

“Disability” shall mean total and permanent disability as defined in Section 22(e)(3) of the Code; provided that, if the occurrence of a Disability is a payment event for an Award that is “non-qualified deferred compensation” subject to Code Section 409A, then a Disability will be deemed to have occurred only if the Participant’s condition also qualifies as a “disability” for purposes of Code Section 409A.

m.	“Effective Date” shall mean the date on which this Plan is approved by the stockholders of the Company.

n.

“Eligible Person” shall mean any person who is either: (a) an officer (whether or not a director) or employee of the Company or one of its Subsidiaries or (b) a non-employee director of the Company or one of its Subsidiaries.

o.	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

p.

“Fair Market Value” shall mean the fair market value of a share of Common Stock as of a particular date, determined as follows: (i) if the Common Stock is then listed on a national securities exchange of national market system, the closing sale price for such share of Common Stock for the last market trading day prior to the particular date for which Fair Market Value is being determined, as reported on the national securities exchange or national market system on which such stock is principally traded, or (ii) if the shares of Common Stock are not then listed on a national securities exchange or national market system, or the value of such shares is not otherwise determinable, such value as determined by the Committee in good faith in its sole discretion consistent with the requirements under Section 409A of the Code.

q.	“Incentive Stock Option” or “ISO” shall mean an Option that is intended to comply with the requirements of Section 422 of the Code.

r.	“Non-Qualified Stock Option” shall mean an Option that is not intended to comply with the requirements of Section 422 of the Code.

s.

“Option” shall mean a right to purchase a specified number of shares of Common Stock during a specified period at a fixed exercise price as determined by the Administrator, granted pursuant to Section 6.1.1.

t.	“Other-Stock Based Award” shall mean a stock-based Award issued pursuant to Section 6.1.7.

u.	“Participant” shall mean any Eligible Person that has been issued an Award under the Plan.

v.

“Performance Stock Unit” or “PSU” shall mean an Award evidencing the right to receive shares of Common Stock or equivalent value (as determined by the Administrator) based on the attainment of certain performance goals, issued pursuant to Section 6.1.5.

w.	“Plan” shall have the meaning set forth in Section 1 hereof.

x.	“Prior Plan” shall mean the ServiceSource International, Inc. 2011 Equity Incentive Plan, as amended.

y.	“Restricted Stock” shall mean shares of Common Stock that are subject to forfeiture and restrictions on transferability, issued pursuant to Section 6.1.3.

z.

“Restricted Stock Unit” or “RSU” shall mean a unit evidencing the right to receive one share of Common Stock or equivalent value (as determined by the Administrator) that is restricted or subject to forfeiture provisions, issued pursuant to Section 6.1.4.

aa.	“Section 409A” shall mean section 409A of the Code and related Treasury regulations and guidance promulgated thereunder.

bb.	“Securities Act” shall mean the Securities Act of 1933, as amended.

cc.	“Share Limit” shall have the number of shares available for issuance under the Plan as set forth in Section 4.1.

dd.	“Stock Appreciation Right” or “SAR” shall mean a right to receive the appreciation value on the shares of Common Stock subject to the Award, issued pursuant to Section 6.1.2.

ee.	“Subsidiary” shall mean any corporation (other than the Company) or other entity controlled by the Company directly or indirectly though one or more intermediaries.

2.2 Construction. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

3.	PLAN ADMINISTRATION

3.1 Plan Administrator. This Plan shall be administered by, and all Awards under this Plan shall be authorized by, the Administrator. Any Committee appointed by the Board to act as the Administrator shall be comprised solely of one or more directors or such other number of directors as may be required under applicable law and the rules of any applicable stock exchange. A Committee may delegate some or all of its authority to another Committee so constituted. The Board or a Committee comprised solely of directors may also delegate, to the extent permitted by applicable law and the rules of any applicable stock exchange, to one or more officers of the Company, its powers under this Plan (a) to determine the Eligible Persons who will receive grants of Awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such Awards. The Board may delegate different levels of authority to different Committees with administrative and grant authority under this Plan. Unless otherwise provided in the bylaws of the Company or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the affirmative vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute due authorization of an action by the acting Administrator.

Grants of Awards, and transactions in or involving Awards, intended to be exempt under Rule 16b-3 under the Exchange Act, must be duly and timely authorized by the Board or a Committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). Awards granted to non-employee directors shall not be subject to the discretion of any officer or employee of the Company and shall be administered exclusively by the Board or a Committee consisting solely of independent directors.

3.2 Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things deemed necessary or desirable in connection with the authorization of Awards and the administration of this Plan (in the case of a delegation to a Committee or one or more officers, within the authority delegated to that Committee or person(s)), including, without limitation, the authority to:

a.	determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive Awards under this Plan;

b.

grant Awards to Eligible Persons, determine the type of Awards to be granted, the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, establish the installments (if any) in which such Awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such Awards;

c.	approve the forms of Award Agreements (which need not be identical either as to type of Award or among Participants);

d.

construe and interpret this Plan and any Award Agreements defining the rights and obligations of the Company, its Subsidiaries, and Participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the Awards granted under this Plan;

e.	cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Awards, subject to any required consent under Section 10.5.5;

f.

extend the vesting or exercisability or extend the term of any or all outstanding Awards (in the case of Options or Stock Appreciation Rights, within the maximum ten (10)-year term of such Awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 10.5.5;

g.

adjust the number of shares of Common Stock subject to any Award, adjust the price of any or all outstanding Awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to compliance with applicable stock exchange requirements, Sections 4 and 10.5.5, and provided that in no case (except due to an adjustment contemplated by Section 8) shall the terms of any outstanding Awards be amended (by amendment, cancellation and regrant, or other means) to reduce the per share exercise or base price of any outstanding Option or Stock Appreciation Right or other Award granted under this Plan, or be exchanged for cash, other Award or Option or Stock Appreciation Right with an exercise price that is less than the per share exercise price of the original Option or Stock Appreciation Right, without stockholder approval, and further provided that any adjustment or change in terms made pursuant to this Section 3.2(g) shall be made in a manner that, in the good faith determination of the Administrator will not likely result in the imposition of additional taxes or interest under Section 409A;

h.

determine the date of grant of an Award, which may be a designated date after but not before the date of the Administrator’s action (unless otherwise designated by the Administrator, the date of grant of an Award shall be the date upon which the Administrator took the action granting an Award);

i.

determine whether, and the extent to which, adjustments are required pursuant to Section 8 hereof and authorize the termination, conversion, substitution, acceleration or succession of Awards upon the occurrence of an event of the type described in Section 8;

j.	acquire or settle rights under Awards in cash, stock of equivalent value, or other consideration, subject to the provision of the Plan; and

k.	determine the Fair Market Value of the Common Stock or Awards under this Plan from time to time and/or the manner in which such value will be determined.

Notwithstanding anything in this Section to the contrary, in no event shall the Administrator be authorized to accelerate the vesting of any Award under the Plan except upon the death or Disability of the Participant.

3.3 Binding Determinations. Any action taken by, or inaction of, the Company, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board, the Administrator, nor any Committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any Award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, legal fees) arising or resulting therefrom to the fullest extent permitted by law. The foregoing right of indemnification shall be in addition to any right of indemnification set forth in the Company’s certificate of incorporation and bylaws, as the same may be amended from time to time, or under any directors and officers liability insurance coverage or written indemnification agreement with the Company that may be in effect from time to time.

3.4 Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including professional advisors to the Company. The Administrator shall not be liable for any such action or determination taken or made or omitted in good faith based upon such advice.

3.5 Delegation of Non-Discretionary Functions. In addition to the ability to delegate certain grant authority to officers of the Company as set forth in Section 3.1, the Administrator may also delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or any of its Subsidiaries or to third parties.

4.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMIT

4.1 Shares of Common Stock Subject to the Plan; Share Limit. Subject to the adjustment as provided in Sections 8.1 and 10.9, the maximum number of shares of Common Stock available for issuance under the Plan will be equal to 6,200,000, all of which may be granted, in the sole discretion of the Administrator, as

Incentive Stock Options. Common Stock issued under the Plan shall be either authorized but unissued shares of Common Stock or, to the extent permitted, shares of Common Stock that have been reacquired by the Company or any Subsidiary.

4.2 Counting of Shares. The Administrator may adopt reasonable counting procedures to ensure appropriate counting and to avoid double counting (as, for example, in the case of tandem or substitute Awards) as it may deem necessary or desirable in its sole discretion. Shares shall be counted against those reserved to the extent shares have been delivered pursuant to an Award and are no longer subject to a substantial risk of forfeiture. Accordingly, to the extent that an Award under the Plan, in whole or in part, is canceled, expired, forfeited, settled in cash, or otherwise terminated without delivery of shares of Common Stock to the Participant, the shares of Common Stock retained by or returned to the Company will not be deemed to have been delivered under the Plan, as applicable, and will be deemed to remain or become available under this Plan. Notwithstanding the foregoing, shares of Common Stock that are withheld from such an Award or separately surrendered by the Participant in payment of the exercise price or taxes relating to such an Award, and the total number of shares subject to the exercised portion of a stock-settled SAR (regardless of the actual lesser of number shares delivered to the Participant), shall be deemed to have been issued hereunder and shall reduce the number of shares of Common Stock remaining available for issuance under the Plan.

4.3 Reservation of Shares; No Fractional Shares. The Company shall at all times reserve a number of shares of Common Stock sufficient to cover the Company’s obligations and contingent obligations to deliver shares with respect to Awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Company has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of Awards under this Plan.

5.	PARTICIPATION

The Administrator may grant Awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. The Administrator shall, in its sole and absolute discretion, select from among the Eligible Persons those individuals who shall receive Awards and become Participants under the Plan. There is no right of any Eligible Person to receive an Award under the Plan, and the Administrator has absolute discretion to treat Eligible Persons differently from one another under the Plan. Receipt of an Award by a Participant shall not create the right to receive future Awards under the Plan, but a Participant who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Administrator shall so determine.

6.	AWARDS

6.1 Type and Form of Awards. The Administrator shall determine the type or types of Award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Company or its Subsidiaries. The types of Awards that may be granted under this Plan are:

6.1.1 Stock Options.

a.

General Option Provisions. Options may only be granted to Eligible Persons for whom the Company would be deemed to be an “eligible issuer of service recipient stock,” as defined in Treasury Regulation 1.409A-1(b)(5)(iii)(E). An Option may be intended to be an Incentive Stock Option or a Non-Qualified Stock Option. The Award Agreement for an Option will indicate if the Option is intended to be an ISO or an Non-Qualified Stock Option. The maximum term of each Option (whether an ISO or a Non-Qualified Stock Option) shall be ten (10) years. The per share exercise price for each Option shall be not less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant of the Option. Each Option shall become exercisable at such times and under such conditions and shall be subject to such other terms as may be determined by the Administrator in its discretion. When an Option is exercised, the exercise price for the shares underlying such Option shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 6.4.

b.

Additional Rules Applicable to ISOs. Notwithstanding the general Option rules set forth in Section 6.1.1(a), the following rules shall apply to Options intended to qualify as ISOs. ISOs may only be granted to employees of the Company or its Subsidiaries (for this purpose, the term “subsidiary” is as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least fifty percent (50%) of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Company and ending with the subsidiary in question). To the extent that the aggregate Fair Market Value (determined at the time of grant of the applicable Option) of shares of Common Stock with respect to which ISOs first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Company or its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such Options shall be treated as Non-Qualified Stock Options. In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. An Award Agreement relating to ISOs may contain such other terms and conditions as from time to time are required in order for the Option to be considered an “incentive stock option,” as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the Option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, unless the exercise price of such option is at least one hundred and ten percent (110%) of the Fair Market Value of the stock subject to the Option and the term of such Option does not exceed five (5) years from the date such Option is granted.

6.1.2 Stock Appreciation Rights. A SAR is an Award that entitles the Participant to receive, upon exercise of the SAR, a payment in cash and/or Common Stock, or a combination of the two, equal to (or having a Fair Market Value equal to) the product of (x) number of SARs being exercised multiplied by (y) the excess of (i) the Fair Market Value of a share of Common Stock on the date the SAR is exercised, over (ii) the “base price” applicable to the SAR. SARs may only be granted to Eligible Persons for whom the Company would be deemed to be an “eligible issuer of service recipient stock,” as defined in Treasury Regulation 1.409A-1(b)(5)(iii)(E). The base price of the SAR shall be determined by the Administrator but shall be not less than the Fair Market Value of the Company’s Common Stock on the date of grant. The maximum term of a SAR shall be ten (10) years. SARs shall become exercisable at such times and under such conditions and shall be subject to such other terms as may be determined by the Administrator in its discretion consistent with the terms and conditions of the Plan.

6.1.3 Restricted Stock.

a.

General Restricted Stock Provisions. Restricted Stock is Common Stock subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Administrator may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Administrator may determine at the date of grant or thereafter. Except to the extent restricted under the terms of this Plan and the applicable Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder of the Company, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to the provisions of Section 6.1.3(c) and Section 6.8).

b.

Certificates for Shares. Shares of Restricted Stock granted under this Plan may be evidenced in such manner as the Administrator shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Administrator may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock. The Administrator may require that shares of Restricted Stock are held in escrow until all restrictions lapse.

c.

Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, any cash dividends paid on shares of Restricted Stock and any stock distributed in connection with a stock split or stock dividend, and any other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such dividend or distribution was made. In addition, and subject to applicable law, the Administrator may require or permit a Participant to elect that any cash dividends paid on Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under this Plan, subject to the same vesting schedule as the Restricted Stock to which the dividend relates.

6.1.4 Restricted Stock Units.

a.

Grant of Restricted Stock Units. An RSU represents the right to receive from the Company on the relevant scheduled vesting or payment date for such RSU, one share of Common Stock or, if specified in the applicable Award Agreement, the Fair Market Value of one share of Common Stock paid in cash. The vesting or payment of an Award of RSUs may be subject to the attainment of specified performance goals or targets, forfeitability provisions and such other terms and conditions as the Administrator may determine, subject to the provisions of this Plan.

b.

Dividend Equivalent Accounts. If (and only if) required by the applicable Award Agreement, prior to the expiration of the applicable vesting period of an RSU, the Administrator shall provide dividend equivalent rights with respect to RSUs, in which case the Company shall establish an account for the Participant and reflect in that account any securities, cash or other property comprising any dividend or property distribution with respect to the shares of Common Stock underlying each RSU. Each amount or other property credited to any such account shall be subject to the same vesting conditions as the RSU to which it relates. In addition, subject to applicable law, the Administrator may require or permit a Participant to elect that any such dividend equivalent amounts credited to the Participant’s account be automatically deemed reinvested in additional RSUs or applied to the purchase of additional Awards under the Plan, subject to the same vesting schedule as the RSUs to which the dividend equivalent amounts relate. The Participant shall be paid the amounts or other property credited to such dividend equivalent account at the same time as payment of the RSU.

c.

Rights as a Stockholder. Subject to the restrictions imposed under the terms and conditions of this Plan and the applicable Award Agreement, each Participant receiving RSUs shall have no rights as a stockholder of the Company with respect to such RSUs until such time as shares of Common Stock are issued to the Participant. In the event an RSU is settled in cash, the Participant receiving RSUs shall never receive stockholder rights with respect to such Award. No shares of Common Stock shall be issued at the time an RSU is granted, and the Company will not be required to set aside funds for the payment of any such Award.

6.1.5 Performance Stock Units.

a.

Grant of Performance Stock Units. A PSU is a performance-based Award that entitles the Participant to receive shares of Common Stock or, if specified in the Award Agreement, the Fair Market Value of such shares of Common Stock paid in cash, based on the attainment of one or more performance goals. Each Award of PSUs shall designate a target number of PSUs covered by the Award, with the actual number of shares of Common Stock earned (if any) to be based on a formula set forth in the Award Agreement related to the attainment of one or more performance goals set forth in the Award Agreement.

b.

Dividend Equivalent Accounts. If (and only if) required by the applicable Award Agreement, the Administrator shall pay dividend equivalent rights with respect to PSUs, in which case a Participant shall be entitled to a cash payment with respect to each PSU earned and payable in an amount based on the ordinary cash dividends that would have been payable to the Participant had the Participant been the owner of a number of actual shares of Common Stock equal to the number of PSUs earned, from the date of grant of the PSU Award through the date the PSU is paid. If so determined by the Administrator and set forth in the applicable Award Agreement, such cash amount may be credited with earnings or losses as if deemed reinvested in Common Stock or as if used to purchase additional Awards under the Plan. The amount payable shall be made in a single lump sum on the date on which payment is made in respect of the related PSUs.

c.

Rights as a Stockholder. Subject to the restrictions imposed under the terms and conditions of this Plan and the applicable Award Agreement, each Participant receiving PSUs shall have no rights as a stockholder of the Company with respect to such PSUs until such time as shares of Common Stock are issued to the Participant. In the event a PSU is settled in cash, the Participant receiving PSUs shall never receive stockholder rights with respect to such Award. No shares of Common Stock shall be issued at the time a PSU is granted, and the Company will not be required to set aside funds for the payment of any such Award.

6.1.6 Cash Awards. The Administrator may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant cash bonuses (including without limitation, discretionary Awards, Awards based on objective or subjective performance criteria, Awards subject to other vesting criteria or Awards granted consistent with Section 6.1.7 below). Cash Awards may be awarded in such amount and at such times during the term of the Plan as the Administrator shall determine.

6.1.7 Other Awards. The other types of Awards that may be granted under this Plan include: (a) stock bonuses or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock (subject to compliance with applicable laws), upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; or (b) any similar securities or rights with a value derived from the value of, or related to, the Common Stock and/or returns thereon.

6.2 Award Agreements. Each Award (other than cash Awards described in Section 6.1.6) shall be evidenced by a written or electronic Award Agreement in the form approved by the Administrator and, if required by the Administrator, executed or accepted by the recipient of the Award. The Administrator may authorize any officer of the Company (other than the particular Award recipient) to execute any or all Award Agreements on behalf of the Company (electronically or otherwise). The Award Agreement shall set forth the material terms and conditions of the Award as established by the Administrator consistent with the express limitations of this Plan.

6.3 Deferrals and Settlements. Except as otherwise set forth herein, payment of Awards may be in the form of cash, Common Stock, other Awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit Participants to elect to defer the issuance of shares of Common Stock or the settlement of Awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares. All mandatory or elective deferrals of the issuance of shares of Common Stock or the settlement of Awards in cash shall be structured in a manner that is intended to comply with, or be exempt from, the requirements of Section 409A of the Code.

6.4 Consideration for Common Stock or Awards. The purchase price for any Award granted under this Plan or the Common Stock to be delivered pursuant to an Award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator and subject to compliance with applicable laws, including, without limitation, one or a combination of the following methods:

(i)	services rendered by the recipient of such Award;

(ii)	cash, check payable to the order of the Company, or electronic funds transfer;

(iii)	notice and third-party payment in such manner as may be authorized by the Administrator;

(iv)	the delivery of previously owned shares of Common Stock that are fully vested and unencumbered;

(v)	by a reduction in the number of shares otherwise deliverable pursuant to the Award; or

(vi)

subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with an approved broker or dealer who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of Awards.

In the event that the Administrator allows a Participant to exercise an Award by delivering shares of Common Stock previously owned by such Participant and unless otherwise expressly provided by the Administrator, any shares delivered which were initially acquired by the Participant from the Company (upon exercise of an Option or otherwise) must have been owned by the Participant at least six (6) months as of the date of delivery (or such other period as may be required by the Administrator in order to avoid adverse accounting treatment). Shares of Common Stock used to satisfy the exercise price of an Option shall be valued at their Fair Market Value on the date of exercise. The Company will not be obligated to deliver any shares with respect to any Award unless and until it receives full payment of the exercise or purchase price therefor and any related withholding amounts under Section 9.1, and any other conditions to exercise or purchase, as established from time to time by the Administrator, have been satisfied. Unless otherwise expressly provided in the applicable Award Agreement, the Administrator may at any time eliminate or limit a Participant’s ability to pay the purchase or exercise price of any Award by any method other than cash payment to the Company.

6.5 Minimum Vesting Schedule. Except as provided below, all Awards granted under the Plan shall have a minimum one (1) year cliff vesting schedule meaning that no portion of any Award may be scheduled to vest prior to one (1) year after the date of grant of such Award. Notwithstanding the foregoing, up to five percent (5%) of the total number of shares of Common Stock authorized by the Board and the stockholders for issuance under the Plan may be granted pursuant to Awards not subject to the minimum vesting schedule described above. The Administrator may adopt reasonable counting procedures to determine whether the five percent (5%) limit in the preceding sentence has been attained.

6.6 Transfer Restrictions.

6.6.1 Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 6.6, by applicable law or by an Award Agreement, as the same may be amended, (a) all Awards are non-transferable by the Participant and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) Awards shall be exercised only by the Participant; and (c) amounts payable or shares issuable pursuant to any Award shall be delivered only to (or for the account of) the Participant.

6.6.2 Exceptions. The Administrator may permit Awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing (provided that any such transfers of ISOs shall be limited to the extent permitted under the federal tax laws governing ISOs). Any permitted transfer shall be subject to compliance with applicable federal and state securities laws.

6.6.3 Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 6.6.1 shall not apply to:

a.	transfers to the Company,

b.

the designation of a beneficiary to receive benefits in the event of the Participant’s death or, if the Participant has died, transfers to or exercise by the Participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

c.	subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator,

d.	subject to any applicable limitations on ISOs, if the Participant has suffered a Disability, permitted transfers or exercises on behalf of the Participant by his or her legal representative, or

e.

the authorization by the Administrator of “cashless exercise” procedures with approved brokers or dealers who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable laws and the express authorization of the Administrator.

6.7 International Awards. One or more Awards may be granted to Eligible Persons who provide services to the Company or one of its Subsidiaries outside of the United States. Any Awards granted to such persons may, if deemed necessary or advisable by the Administrator, be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

6.8 Dividend and Dividend Equivalents. Notwithstanding anything to the contrary herein, in no event may accrued dividends or dividend equivalents with respect to any Award issued under the Plan be paid prior to the vesting of the Award to which they relate.

7.	EFFECT OF TERMINATION OF SERVICE ON AWARDS

7.1 Termination of Employment.

7.1.1 Administrator Determination. The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each Award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of Award. If the Participant is not an employee of the Company or one of its Subsidiaries and provides other services to the Company or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the Award Agreement otherwise provides) of whether the Participant continues to render services to the Company or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

7.1.2 General. For any Award issued under the Plan, unless the Award Agreement provides otherwise, the portion of such Award that is unvested at the time that a Participant’s employment or service is terminated for any or no reason shall be forfeited and reacquired by the Company; provided however, that the Administrator may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that such forfeiture requirement shall be waived in whole or in part.

7.1.3 Stock Options and SARs. For Awards of Options or SARs, unless the Award Agreement provides otherwise, the exercise period of such Options or SARs shall expire:

a.

three (3) months after the last day that the Participant is employed by, or provides services to, the Company or its Subsidiaries (provided however, that in the event of the Participant’s death during this period, those persons entitled to exercise the Option or SAR pursuant to the laws of descent and distribution shall have one (1) year following the date of the Participant’s death within which to exercise such Option or SAR);

b.

twelve (12) months after the last day that the Participant is employed by, or provides services to, the Company or a Subsidiary in the case of a Participant whose termination of employment or service is due to death or Disability; and

c.	immediately upon a Participant’s termination for Cause.

The Administrator will, in its absolute discretion, determine the effect of all matters and questions relating to a termination of a Participant’s employment or service, including, but not limited to, the question of whether a leave of absence constitutes a termination of employment or service and whether a Participant’s termination is for Cause.

7.2 Events Not Deemed Terminations of Service. Unless the express policy of the Company or any of its Subsidiaries or the Administrator otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other paid leave of absence authorized by the Company or one of its Subsidiaries, or the Administrator. In the case of any employee of the Company or one of its Subsidiaries on an approved leave of absence, continued vesting of the Award while on leave from the employ of the Company or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an Award be exercised after the expiration of the term set forth in the Award Agreement.

7.3 Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any Subsidiaries is reduced (for example, and without limitation, if the Participant is an employee of the Company and the Participant has a change in status from full-time to part-time or takes an extended leave of absence) after the date of grant of any Award, the Administrator, in its sole discretion, may (a) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (b) in lieu of or in combination with such a reduction, extend the vesting schedule applicable to such Award (in accordance with Section 409A, as applicable). In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so amended.

7.4 Effect of Change of Subsidiary Status. For purposes of this Plan and any Award, if an entity ceases to be a Subsidiary of the Company, a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Company or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status.

8.	ADJUSTMENTS; ACCELERATION

8.1 Adjustments. Upon or in contemplation of (a) any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split, (b) any merger, arrangement, combination, consolidation, or other reorganization, (c) any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property), or (d) any exchange of Common Stock or other securities of the Company, or any similar unusual or extraordinary corporate event or transaction affecting the Common Stock, the Administrator shall in such manner, to such extent and at such time as it deems appropriate and equitable in the circumstances (but subject to compliance with applicable laws and stock exchange requirements) proportionately adjust any or all of (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of Awards (including the Share Limit and the limit on the number of ISOs issuable under the Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Awards, (3) the grant, purchase or exercise price (which term includes the base price of any SAR or similar right) of any or all outstanding Awards, and (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding Awards. Any adjustment made pursuant to this Section 8.1 shall be made in a manner that, in the good faith determination of the Administrator, will not likely result in the imposition of additional taxes or interest under Section 409A of the Code. With respect to any Award of an ISO, the Administrator may make an adjustment that causes the Option to cease to qualify as an ISO without the consent of the affected Participant. Any determinations made by the Administrator pursuant to this Section 8.1 shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of Common Stock of any class, or securities convertible into shares of Common Stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

8.2 Change in Control. In the event of a Change in Control, the Administrator shall provide for the assumption or substitution of all outstanding Awards by the surviving or acquiring company or parent thereof, in a manner designed to comply with Section 409A of the Code. All assumed or substituted time-vested Awards shall continue to vest in accordance with their original vesting terms; provided, however, that in the event the Participant is terminated without Cause within 12 months following the Change in Control, any then unvested portion of the Award shall vest in full. All assumed or substituted performance-vested Awards shall be measured on the date of the Change in Control to determine the portion thereof that is earned based on performance through the Change in Control, and the earned portion shall thereafter vest at the same time or times as the award was originally scheduled to vest, except that such vesting shall be based on the Participant’s continued service with the surviving or acquiring company or parent thereof; provided, however, that in the event the Participant is terminated without Cause within 12 months following the Change in Control, any then unvested portion of the Award shall vest in full. Notwithstanding the foregoing, in the event the surviving or acquiring company does not assume the outstanding Awards or substitute similar stock awards for those outstanding under the Plan as of the Change in Control, then (a) the vesting of all Awards shall be accelerated in full immediately prior to such Change in Control, with all performance goals or other vesting criteria applicable to any performance-based Awards deemed achieved based on performance measured through the date of the Change in Control, and (b) such outstanding Awards shall terminate and/or be payable in cash or property (determined by the Administrator in its sole discretion) upon the occurrence of the Change in Control in a manner designed to comply with Code Section 409A, and such payment may be subject to any escrow, earn-out or other contingent or deferred payment arrangement that is contemplated by the Change in Control. The Administrator shall have the authority to take additional actions it deems necessary or advisable in connection with the Change in Control transaction, and may take different actions with respect to different Participants under the Plan, different Awards under the Plan, and different portions of Awards granted under the Plan, in each case to the extent not inconsistent with the terms and conditions of this Section 8.2.

9.	TAX PROVISIONS

9.1 Tax Withholding. Upon any exercise, vesting, or payment of any Award, the Company or one of its Subsidiaries shall have the right at its option to:

a.

require the Participant (or the Participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Company or its Subsidiaries may be required to withhold with respect to such Award event or payment; or

b.

deduct from any amount otherwise payable in cash to the Participant (or the Participant’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Company or its Subsidiaries may be required to withhold with respect to such cash payment.

In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 10.1) grant (either at the time of the Award or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Company reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their Fair Market Value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the applicable withholding obligation on exercise, vesting or payment, not in excess of the maximum statutory rates in the Participant’s applicable jurisdictions.

9.2 Requirement of Notification of Code Section 83(b) Election. If any Participant shall make an election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provisions of the laws of a jurisdiction outside the United States, such Participant shall notify the Company of such election within ten (10) days after filing notice of the election with the Internal Revenue Service or other government authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

9.3 Requirement of Notification of Disqualifying Disposition. If any Participant shall make any disposition of shares of Common Stock delivered to the Participant pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

10.	OTHER PROVISIONS

10.1 Compliance with Laws. This Plan, the granting and vesting of Awards under this Plan, the offer, issuance and delivery of shares of Common Stock, the payment of money under this Plan or under Awards are subject to compliance with all applicable federal and state laws, rules and regulations and to such approvals by any applicable stock exchange listing, regulatory or governmental authority as may, in the opinion of the counsel for the Company, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Company or any of its Subsidiaries, provide such assurances and representations to the Company or any of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

10.2 Future Awards/Other Rights. No person shall have any claim or rights to be granted an Award (or additional Awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

10.3 No Employment/Service Contract. Nothing contained in this Plan or in any other documents under this Plan or in any Award Agreement shall confer upon any Eligible Person or other Participant any right to continue in the employ or other service of the Company or any of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at-will, nor shall interfere in any way with the right of the Company or its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without Cause. Nothing in this Section 10.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an Award Agreement.

10.4 Plan Not Funded. Awards payable under this Plan shall be payable in shares of Common Stock or from the general assets of the Company, and no special or separate reserve, fund or deposit shall be made to assure payment of such Awards. No Participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Company or any of its Subsidiaries by reason of any Award hereunder. Neither the provisions of this Plan or of any related documents, nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or any of its Subsidiaries and any Participant, beneficiary or other person. To the extent that a Participant, beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

10.5 Effective Date, Termination and Suspension, Amendments.

10.5.1 Effective Date and Termination. This Plan was approved by the Board and shall become effective upon approval by the stockholders of the Company. Unless earlier terminated by the Board, this Plan shall terminate at the close of business five (5) years after the date on which it was approved by the Board. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional Awards may be granted under this Plan, but previously granted Awards (and the authority of the Administrator with respect thereto, including the authority to amend such Awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

10.5.2 Amendment; Termination. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Awards may be granted during any period that the Board suspends this Plan.

10.5.3 Stockholder Approval. To the extent then required by applicable law or any applicable stock exchange rule or required to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, this Plan and any amendment to this Plan shall be subject to approval by the stockholders of the Company.

10.5.4 Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator may by agreement or resolution waive conditions of or limitations on Awards to Participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a Participant, and (subject to the requirements of Sections 3.2 and 10.5.5) may make other changes to the terms and conditions of Awards. Any amendment or other action that would constitute a repricing of an Award is subject to the limitations and stockholder approval requirements set forth in Section 3.2(g).

10.5.5 Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or change of or affecting any outstanding Award shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Company under any Award granted under this Plan. Changes, settlements and other actions contemplated by Section 8 shall not be deemed to constitute changes or amendments for purposes of this Section 10.5.5.

10.6 Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator or this Plan, a Participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the Participant. Except as expressly provided herein, no adjustment will be made for dividends or other rights as a stockholder of the Company for which a record date is prior to such date of delivery.

10.7 Governing Law; Severability; Construction.

10.7.1 Choice of Law. This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware.

10.7.2 Severability. If a court of competent jurisdiction holds any provision of this Plan invalid and unenforceable, the remaining provisions of this Plan shall continue in effect and the Plan shall be construed and enforced without regard to the illegal or invalid provision.

10.7.3 Plan Construction.

a.

Rule 16b-3. It is the intent of the Company that the Awards and transactions permitted by the Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the Award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Company shall have no liability to any Participant for Section 16 consequences of Awards or events under Awards if an Award or event does not so qualify.

b.

Compliance with Section 409A of the Code. The Board intends that, except as may be otherwise determined by the Administrator, any Awards under the Plan will be either exempt from, or satisfy the requirements of, Section 409A to avoid the imposition of any taxes, including additional income or penalty taxes, thereunder. If the Administrator determines that an Award, Award Agreement, acceleration, adjustment to the terms of an Award, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant’s Award to violate Section 409A, unless the Administrator expressly determines otherwise, such Award, Award Agreement, payment, acceleration, adjustment, distribution, deferral election, transaction or other action or arrangement shall not be undertaken and the related provisions of the Plan and/or Award Agreement will be deemed modified or, if necessary, rescinded in order to comply with the requirements of Section 409A to the extent determined by the Administrator without the consent of or notice to the Participant. Notwithstanding the foregoing, neither the Company nor the Administrator shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A.

c.

No Guarantee of Favorable Tax Treatment. Although the Company intends that Awards under the Plan will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. The Company shall not be liable to any Participant for any tax, interest or penalties the Participant might owe as a result of the grant, holding, vesting, exercise or payment of any Award under the Plan.

10.8 Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, stock appreciation right, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Company or one of its Subsidiaries, in connection with a distribution, arrangement, business combination, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The Awards so granted need not comply with other specific terms of this Plan, provided the Awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any Awards that are granted by, or become obligations of, the Company, as a result of the assumption by the Company of, or in substitution for, outstanding Awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Company or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan, except as may otherwise be provided by the Administrator at the time of such assumption or substitution or as may be required to comply with the requirements of any applicable stock exchange.

10.9 Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant Awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

10.10 No Corporate Action Restriction. The existence of this Plan, the Award Agreements and the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Company to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company or any Subsidiary, (b) any merger, arrangement, business combination, amalgamation, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Company or any Subsidiary, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Company or any Subsidiary, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No Participant, beneficiary or any other person shall have any claim under any Award or Award Agreement against any member of the Board or the Administrator, or the Company or any employees, officers or agents of the Company or any Subsidiary, as a result of any such action.

10.11 Other Company Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to this Plan shall not be deemed a part of a Participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing, or except as otherwise specifically set forth in the terms and conditions of such other employee welfare or benefit plan or arrangement. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, Awards or commitments under any other plans or arrangements of the Company or its Subsidiaries.

10.12 Restrictive Covenants; Cause Forfeiture; Clawback Policy.

10.12.1 Restrictive Covenants. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Participant on account of actions taken by the Participant in violation or breach of or in conflict with any non-competition agreement, any agreement prohibiting solicitation of employees of the Company or any Affiliate thereof or any confidentiality obligation or post-employment cooperation agreement with respect to the Company or any Affiliate, to the extent specified in such Award Agreement applicable to the Participant.

10.12.2 Annulment upon Termination for Cause. The Administrator may annul an Award if the Participant is an employee of the Company or an Affiliate thereof and is terminated for Cause.

10.12.3 Awards Subject to Clawback. Notwithstanding any other provision of this Plan to the contrary, any Award granted or amount payable or paid under this Plan shall be subject to the terms of any compensation recoupment policy then applicable, if any, of the Company, to the extent the policy applies to such Award or amount. By accepting an Award or the payment of any amount under the Plan, each Participant agrees and consents to the Company’s application, implementation and enforcement of (a) any such policy and (b) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, and expressly agrees that the Company may take such actions as are permitted under the policy or applicable law without further consent or action being required by such Participant. To the extent that the terms of this Plan and the policy or applicable law conflict, then the terms of the policy or applicable law shall prevail.

10.13 Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

As adopted by the Board of Directors of ServiceSource International, Inc. on March 5, 2020.

ANNUAL MeeTINg OF SeRVICeSOURCe INTeRNATIONAL, INC. Date: May 14, 2020 Time: 3:00 p.m. (Mountain Time) Place: Annual Meeting to be held live via the internet – please visit www.proxydocs.com/SREV for more details. TO ATTEND the Annual Meeting, please visit www.proxydocs.com/SREV for virtual meeting registration details. The control number located in the shaded gray box will be required to register. Please make your marks like this: Use dark black pencil or pen only Board of Directors Recommends a Vote FOR each director nominee in proposal 1 and FOR proposals 2, 3, 4 and 5. 1: Election of Directors Directors Recommend For Against Abstain For 01 Andrew M. Baker For 02 John R. Ferron For 03 John R. Harris For 04 John A. Meyer For 05 Gary B. Moore For 06 Jane Okun Bomba For 07 Robin L. Smith For 08 Richard G. Walker 2: Vote to authorize the Company’s board of For directors, in its discretion, to amend our Certificate of Incorporation to effect a reversestock split in a ratio of not less than one-forfive and not more than one-for-ten. 3: Vote to approve the Company’s 2020 EquityFor Incentive Plan. 4: Advisory vote on compensation of named For executive officers for the year ended December 31, 2019. 5: Ratification of the selection of Ernst & For Young LLP as the Company’s Independent Registered Public Accounting Firm for thefiscal year ending December 31, 2020. Authorized Signatures—This section must be completed for your Instructions to be executed. Please Sign Here Please Date Above Please Sign Here Please Date Above Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign.Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. Please separate carefully at the perforation and return just this portion in the envelope provided. Annual Meeting of ServiceSource International, Inc. to be held on Thursday, May 14, 2020 for Holders as of March 19, 2020 This proxy is being solicited on behalf of the Board of Directors VOTE BY: INTeRNeT TeLePHONe Call Go To 866-284-4915 www.proxypush.com/SReV • Use any touch-tone telephone. • Cast your vote online. OR • Have your Proxy Card/Voting Instruction Form ready. • Have your Proxy Card/Voting • Follow the simple recorded instructions. Instruction Form ready. MAIL • View meeting documents. OR • Mark, sign and date your Proxy Card/Voting Instruction Form. • Detach your Proxy Card/Voting Instruction Form. • Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided. The undersigned hereby appoints Gary B. Moore, Richard G. Walker, and Patricia A. Elias, and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of ServiceSource International, Inc. that the undersigned is entitled to vote at said meeting and any postponement or adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any postponement or adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR ALL LISTED NOMINEES, FOR THE APPROVAL TO AUTHORIZE OUR BOARD OF DIRECTORS, IN ITS DISCRETION, TO AMEND OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT, FOR THE APPROVAL OF THE COMPANY’S 2020 EQUITY INCENTIVE PLAN, FOR THE ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS FOR THE YEAR ENDED DECEMBER 31, 2019, AND FOR THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2020, AND IN THE DISCRETION OF THE NAMED PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING. All votes must be received by the close of polls during the annual meeting, on May 14, 2020. PROXY TABULATOR FOR SeRVICeSOURCe INTeRNATIONAL, INC. C/O MeDIANT COMMUNICATIONS P.O. BOX 8016 CARY, NC 27512-9903 EVENT # CLIENT # OFFICE #

Please separate carefully at the perforation and return just this portion in the envelope provided. Proxy — ServiceSource International, Inc. Annual Meeting of Stockholders May 14, 2020, 3:00 p.m. (Mountain Daylight Time) This Proxy is Solicited on Behalf of the Board of Directors The undersigned appoints Gary B. Moore, Richard G. Walker, and Patricia A. Elias (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of ServiceSource International, Inc. a Delaware corporation (“the Company”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company on Thursday, May 14, 2020 at 3:00 p.m. (Mountain Daylight Time) and all postponements or adjournments thereof. The purpose of the Annual Meeting is to take action on the following: 1. Election of Directors; 2. Vote to authorize the Company’s board of directors, in its discretion, to amend our Certificate of Incorporation to effect a reverse stock split in a ratio of not less than one-for-five and not more than one-for-ten. 3. Vote to approve the Company’s 2020 Equity Incentive Plan. 4. Advisory vote on compensation of named executive officers for the year ended December 31, 2019; and 5. Ratification of the selection of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2020. The directors nominated for re-election are: Andrew M. Baker, John R. Ferron, John R. Harris, John A. Meyer, Gary B. Moore, Jane Okun Bomba, Robin L. Smith, and Richard G. Walker. The Board of Directors of the Company recommends a vote “FOR” all nominees for director in proposal 1 and “FOR” proposals 2, 3, 4, and 5. This proxy, when properly executed, will be voted in the manner directed. If no direction is made, this proxy will be voted “FOR” all nominees for director in proposal 1 and “FOR” proposals 2, 3, 4, and 5. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (See ReVeRSe SIDe) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation.The Named Proxies cannot vote your shares unless you sign and return this card. To attend the virtual annual meeting and vote your shares, please mark this box.